                                                FILED PURSUANT TO RULE 424(b)(1)
                                                      REGISTRATION NO. 333-90987



PROSPECTUS



                                1,260,000 SHARES
                 $13.00 PER SHARE INITIAL PUBLIC OFFERING PRICE


                                  ECHAPMAN.COM
                                  COMMON STOCK

                                     [LOGO]


    This is our initial public offering, and no public market currently exists for our common stock.


    Our common stock has been approved for listing on the Nasdaq National Market under the symbol "ECMN." We expect that trading in our common stock will commence upon the closing of the offering.


                                                            OFFERING INFORMATION
                                                           -----------------------
                                                           PER SHARE      TOTAL
                                                           ---------   -----------
Initial public offering price............................   $13.00     $16,380,000
Underwriting discounts/commissions.......................   $ 0.91     $ 1,146,600
                                                            ------     -----------
Net offering proceeds to EChapman.com, Inc. .............   $12.09     $15,233,400



    We are selling the shares of our common stock to the underwriters on a firm commitment basis. EChapman.com and Nathan A. Chapman, Jr. have granted the underwriters a 30-day option to purchase up to an additional 189,000 shares of EChapman.com common stock on the same terms and conditions as set forth in this prospectus, solely to cover over-allotments.

                             ---------------------

                 INVESTMENT IN OUR COMMON STOCK INVOLVES RISK.
       SEE "RISK FACTORS" SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
                             ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------

                                THE CHAPMAN CO.


                                 June 15, 2000

                               PROSPECTUS SUMMARY

    WE URGE YOU TO READ THIS ENTIRE PROSPECTUS, INCLUDING THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS, INCLUDING THE RELATED NOTES, FOLLOWING THIS SUMMARY. UNLESS WE INDICATE OTHERWISE, THE TERMS "WE," "US," "ECHAPMAN.COM" OR "ECHAPMAN" REFER TO ECHAPMAN.COM, INC. AFTER THE MERGERS OF CHAPMAN
HOLDINGS, INC., CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND CHAPMAN INSURANCE HOLDINGS, INC. INTO THREE WHOLLY-OWNED SUBSIDIARIES OF ECHAPMAN.COM. UNLESS WE INDICATE OTHERWISE, "COMMON STOCK" REFERS TO THE COMMON STOCK OF
ECHAPMAN.COM, INC. UNLESS WE INDICATE OTHERWISE, ALL INFORMATION IN THIS PROSPECTUS (1) GIVES EFFECT TO THE CLOSING OF THE MERGERS; (2) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; AND (3) ASSUMES NO EXERCISE OF OPTIONS UNDER OUR 1999 OMNIBUS STOCK PLAN.

                       THE ECHAPMAN.COM BUSINESS STRATEGY

    EChapman.com is a newly formed corporation designed to bring together the financial services capabilities of The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency while taking advantage of the unique opportunities presented by the growth of the Internet.

    The Chapman Co. is a full-service securities brokerage and investment banking company that engages in corporate and government finance, retail and institutional brokerage, research and market-making activities and trading. Chapman Capital Management is a registered investment adviser that acts as financial adviser to separate accounts, a group trust and a family of mutual funds. The Chapman Insurance Agency is a privately held insurance agency with limited operations to date.

    Our web site will seek to be a leading interactive online community offering both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women market segments. We refer to these groups collectively as the Domestic Emerging Markets, or DEM, community.

    We are currently working internally and with third party service providers to design and develop our web site. We intend to launch the online trading portion of the EChapman.com web site within two months of the closing of this offering, and we anticipate that the layout, content and functionality of the lifestyle, educational and cultural portions of our web site should be substantially complete within six months following the closing of this offering.

                                  THE MERGERS

    On November 15, 1999, EChapman.com entered into separate merger agreements with Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings. The merger agreements provide that each of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings will merge into separate wholly-owned subsidiaries of EChapman.com. Upon the closing of the mergers, EChapman.com will indirectly control:

    - The Chapman Co.

    - Chapman Capital Management, Inc.

    - The Chapman Insurance Agency Incorporated

    On April 20, 2000, the stockholders of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings approved the mergers. The mergers will close concurrently with the closing of this offering. The closing of this offering is contingent upon the closing of these mergers, and the mergers of Chapman Holdings and Chapman Capital Management Holdings are contingent upon each other and the completion of this offering.

                                  THE OFFERING


Common Stock Offered:                       1,260,000 shares

Common Stock Outstanding
    Prior to the offering:                  1 share

    After the offering and the mergers:     14,454,845 shares

Nasdaq National Market Symbol:              "ECMN"

Use of Proceeds:                            - Complete the design and development of the
                                              EChapman.com web site

                                            - Promote the EChapman.com brand and the DEM
                                              and DEM Multi-Manager strategies

                                            - Provide capital to The Chapman Co. in
                                              connection with trading for its own account
                                              and for use in underwriting activities

                                            - Further explore the establishment of an
                                            Internet-based DEM-oriented bank.

                                            - Fund working capital and for general
                                            corporate purposes, which may include
                                              financing future acquisitions and capital
                                              expenditures


    There is currently no public market for our common stock. Our common stock has been approved for listing on the Nasdaq National Market, and we expect that trading in our common stock will commence upon the closing of the mergers and the offering. However, a market may not develop for our common stock, and we may not continue to meet the other requirements of quotation.

                      CONSOLIDATED SUMMARY FINANCIAL DATA

    The summary of financial information for the years ended December 31, 1998 and 1999 is derived from the financial statements for each of EChapman.com, Chapman Holdings and Chapman Capital Management Holdings for the years ended December 31, 1998 and 1999, which have been audited. The summary of financial information for the three months ended March 31, 1999 and 2000 is derived from the respective unaudited financial statements of EChapman.com, Chapman Holdings and Chapman Capital Management Holdings.

    The summary unaudited pro forma statement of operations data gives effect to the mergers as if they had occurred as of January 1, 1999. The unaudited pro forma balance sheet data gives effect to the mergers as if they had occurred as of March 31, 2000. The pro forma as adjusted statement of operations data gives effect to the mergers and this offering as if they had occurred as of January 1, 1999. The unaudited pro forma as adjusted balance sheet data gives effect to the mergers and this offering as if they had occurred as of March 31, 2000.

    The summary unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would actually have been had the transactions described occurred on the dates indicated or to project our results of operations or financial condition for any future period or date. This information should be read in conjunction with such financial statements, including the related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selected Historical and Pro Forma Financial Data."

                                                      HISTORICAL                                         PRO FORMA
                           -----------------------------------------------------------------   -----------------------------
                                  YEAR ENDED                        YEAR ENDED                          YEAR ENDED
                              DECEMBER 31, 1998                 DECEMBER 31, 1999                    DECEMBER 31, 1999
                           ------------------------   --------------------------------------   -----------------------------
                                                                                                        (UNAUDITED)
                                          CHAPMAN                   CHAPMAN
                                          CAPITAL                   CAPITAL                                     ECHAPMAN.COM
                             CHAPMAN     MANAGEMENT    CHAPMAN     MANAGEMENT                  ECHAPMAN.COM      PRO FORMA
                            HOLDINGS      HOLDINGS     HOLDINGS     HOLDINGS    ECHAPMAN.COM    PRO FORMA       AS ADJUSTED
                           -----------   ----------   ----------   ----------   ------------   ------------     ------------
STATEMENT OF OPERATIONS
  DATA:

Total revenue............  $ 3,420,000   $3,218,000   $7,374,000   $4,622,000    $      --     $10,546,000      $10,546,000
Loss before income tax
  benefit................   (1,242,000)   (151,000)     (543,000)   (853,000)     (281,000)     (4,626,000)      (4,626,000)
Net loss.................  $  (872,000)   (106,000)   $ (442,000)  $(853,000)    $(281,000)    $(4,525,000)(1)  $(4,525,000)(1)
                           ===========   ==========   ==========   ==========    =========     ===========      ===========
Basic and dilutive loss
  per share..............  $     (0.31)  $   (0.04)   $    (0.15)  $   (0.25)           --     $     (0.34)     $     (0.30)
                           ===========   ==========   ==========   ==========    =========     ===========      ===========
Weighted average shares
  outstanding............    2,793,000   2,811,000     2,954,000   3,351,000            --      13,195,000       14,895,000
                           ===========   ==========   ==========   ==========    =========     ===========      ===========

------------------------------

(1) Reflects elimination of gain of $1,458,000 for the year ended December 31, 1999 on the proprietary stock of Chapman Capital Management Holdings stock held by The Chapman Co. which is treated like treasury stock in consolidation and reflects amortization of goodwill resulting from the mergers because of the step up in basis (see page 18 and accompanying footnotes), of $1,224,000 ($24,488,000 over 20 years) for the year ended December 31, 1999.

                                                        HISTORICAL                                        PRO FORMA
                             ----------------------------------------------------------------   -----------------------------
                               THREE MONTHS ENDED                THREE MONTHS ENDED                  THREE MONTHS ENDED
                                 MARCH 31, 1999                    MARCH 31, 2000                      MARCH 31, 2000
                             -----------------------   --------------------------------------   -----------------------------
                                   (UNAUDITED)                      (UNAUDITED)                          (UNAUDITED)
                                           CHAPMAN                   CHAPMAN
                                           CAPITAL                   CAPITAL                                     ECHAPMAN.COM
                              CHAPMAN     MANAGEMENT    CHAPMAN     MANAGEMENT                  ECHAPMAN.COM      PRO FORMA
                              HOLDINGS     HOLDINGS     HOLDINGS     HOLDINGS    ECHAPMAN.COM    PRO FORMA       AS ADJUSTED
                             ----------   ----------   ----------   ----------   ------------   ------------     ------------
  STATEMENT OF OPERATIONS
    DATA:

  Total revenue............  $1,572,000   $1,022,000   $1,346,000   $1,373,000    $      --     $ 2,649,000      $ 2,649,000
  Income (loss) before
    income tax.............    (184,000)     85,000      (461,000)     51,000       (32,000)       (830,000)        (830,000)
  Net income (loss)........  $ (123,000)  $  55,000    $ (461,000)  $  51,000     $ (32,000)    $  (830,000)(1)  $  (830,000)(1)
                             ==========   ==========   ==========   ==========    =========     ===========      ===========
  Basic and dilutive
    earnings (loss) per
    share..................  $    (0.04)  $    0.02    $    (0.16)  $    0.02            --     $     (0.06)     $     (0.06)
                             ==========   ==========   ==========   ==========    =========     ===========      ===========
  Shares used in computing
    basic earnings per
    share..................   2,954,000   3,351,000     2,954,000   3,351,000            --      13,195,000       14,895,000
                             ==========   ==========   ==========   ==========    =========     ===========      ===========
  Shares used in computing
    dilutive earnings per
    share..................   2,954,000   3,351,000     2,954,000   3,361,000            --      13,195,000       14,895,000
                             ==========   ==========   ==========   ==========    =========     ===========      ===========

------------------------------

(1) Reflects elimination of gain of $84,000 for the three months ended March 31, 2000 on the proprietary stock activity of Chapman Capital Management Holdings stock held by The Chapman Co. which is treated like treasury stock in consolidation and reflects amortization of goodwill, resulting from the mergers because of the step up in basis (see page 19 and accompanying footnotes), of $306,000 ($24,488,000 over 20 years) for the three months ended March 31, 2000.


                                             HISTORICAL                             PRO FORMA
                               ---------------------------------------   -------------------------------
                                        AS OF MARCH 31, 2000                  AS OF MARCH 31, 2000
                               ---------------------------------------   -------------------------------
                                             (UNAUDITED)                           (UNAUDITED)
                                                             CHAPMAN
                                                             CAPITAL                        ECHAPMAN.COM
                                               CHAPMAN     MANAGEMENT    ECHAPMAN.COM        PRO FORMA
                               ECHAPMAN.COM    HOLDINGS     HOLDINGS      PRO FORMA         AS ADJUSTED
                               ------------   ----------   -----------   ------------       ------------
BALANCE SHEET DATA:

Cash, cash equivalents &
  marketable securities......   $       --    $1,197,000   $2,822,000    $ 3,894,000        $16,627,000
Total assets.................    2,097,000     7,955,000    4,838,000     36,754,000         47,390,000
Total debt...................           --     1,632,000      150,000      1,782,000          1,782,000
Total stockholders' (deficit)
  equity.....................     (313,000)    5,466,000    4,290,000     31,473,000(1)      44,206,000(1)


--------------------------

(1) Total stockholders' equity excludes 136,510 shares issuable upon exercise of options that were outstanding as of March 31, 2000 and the underwriters' over-allotment option.

                                  RISK FACTORS

    WE BELIEVE THAT THE RISKS DESCRIBED BELOW ARE THE MOST SIGNIFICANT FACTORS THAT MAKE AN INVESTMENT IN ECHAPMAN.COM SPECULATIVE AND RISKY. THESE RISKS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. IN ADDITION, ANY OF THESE ADVERSE EFFECTS COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE, AND YOU MAY CORRESPONDINGLY LOSE ALL OR SOME PORTION OF YOUR INVESTMENT IN US.

                       RISKS ASSOCIATED WITH ECHAPMAN.COM

WE ARE A NEW COMPANY WITH MINIMAL OPERATIONS TO DATE, AND WE HAVE NOT FORMALLY LAUNCHED OUR WEB SITE; IF WE EXPERIENCE A DELAY IN COMPLETING AND LAUNCHING OUR WEB SITE, OUR EARNINGS WILL SUFFER.

    EChapman.com was formed in 1999 and has had minimal operations to date, which have consisted solely of expenses incurred in developing our business plan. Although we have launched a prototype of our web site, we are still in the process of designing and developing our actual web site, and we have not made final decisions with respect to a web design firm, web development firm, a hosting services provider or other necessary Internet vendors. If we experience a delay in identifying and retaining qualified vendors for the completion and launch of our web site, our ability to successfully implement our business strategy will be adversely affected. In addition, since we are dependent upon outside vendors for these services, our estimated time frames will depend upon their availability.

BECAUSE WE HAVE NO INTERNET-RELATED OPERATING HISTORY, WE DO NOT KNOW IF OUR EXPANSION INTO THIS AREA WILL BE PROFITABLE.

    Although we have a history with respect to the securities brokerage, investment banking and investment advisory businesses, we have no Internet-based operating history from which you can evaluate our combined business plan and prospects.

    As a new entrant to the Internet business, we face risks and uncertainties relating to our ability to implement successfully the Internet component of our business strategy, including:

    - Successful design, development and launch of the EChapman.com web site

    - Creation of public awareness of the EChapman.com brand and web site

    - Successful expansion of our financial services businesses on the Internet

    If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially adversely affected.

WE CURRENTLY HAVE NO AGREEMENTS WITH ADVERTISERS, STRATEGIC PARTNERS OR CONTENT PROVIDERS, AND IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN THESE RELATIONSHIPS, OUR EARNINGS WILL SUFFER.

    Although we intend to pursue advertising relationships and strategic alliances with third parties and enter into agreements with content providers, we have not entered into negotiations with any companies. We do not know that we will be able to establish or maintain these relationships. If we cannot establish and maintain these relationships, our earnings will be adversely affected.

WE HAVE A HISTORY OF OPERATING LOSSES, AND WE EXPECT TO CONTINUE TO INCUR SIGNIFICANT LOSSES FOR THE FORESEEABLE FUTURE.

    On a pro forma basis, after giving effect to the mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings into our wholly-owned subsidiaries, we had a net loss of $4,525,000 for the year ended December 31, 1999 and a net loss of $830,000 for the three months ended March 31, 2000. Following the offering and the closing of the mergers, we expect to continue to increase our operating expenses significantly, expand our marketing and staff and continue to develop and expand our web site and our online information and services. These expenses will be significant and generally will precede revenues, and if they are not followed by increased revenues, our business, results of operations and financial condition will be materially and adversely affected.

BECAUSE OF OUR LIMITED EXPERIENCE WITH BUILDING THE ECHAPMAN.COM BRAND, WE MIGHT NOT EFFECTIVELY UTILIZE RESOURCES NEEDED TO BUILD OUR BRAND, WHICH COULD NEGATIVELY IMPACT OUR REVENUE AND OUR ABILITY TO ATTRACT USERS, ADVERTISERS AND STRATEGIC PARTNERS.

    We believe that establishing and maintaining our brand is critical to our success and that the importance of brand recognition will increase due to the growing number of web sites, particularly those targeted to discrete segments of the DEM community. We intend to build our brand through advertising targeted to segments of the DEM community and the DEM community as a whole, including print, broadcast placements, public relations campaigns and the development of strategic relationships with other companies which target segments of the DEM community or, conversely, which desire access to the DEM community. We have minimal practical experience with building our brand through these channels or in establishing strategic relationships. If our efforts to build our brand through these channels do not generate a corresponding increase in revenue, our financial results could be adversely affected. Successful promotion and marketing of our brand will also depend on providing up-to-date interesting and compelling content, community, commerce and personalized services. If our brand building strategy is unsuccessful, we may never recover these expenses, we may be unable to increase our future revenues, and our business would be materially and adversely affected. We intend to use a significant portion of the proceeds of this offering for promotion of our web site.

NATHAN A. CHAPMAN, JR. HAS BEEN AN INSTRUMENTAL FORCE IN THE GROWTH OF CHAPMAN HOLDINGS, CHAPMAN CAPITAL MANAGEMENT HOLDINGS AND IN THE CREATION OF THE DEM STRATEGY, AND THE LOSS OF MR. CHAPMAN'S SERVICES WOULD DEPRIVE US OF MR. CHAPMAN'S KNOWLEDGE OF AND SKILL IN THE FINANCIAL SERVICES AND DEM MARKETS, WHICH WOULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND GROWTH PROSPECTS.

    For the foreseeable future, we intend to place substantial reliance upon the personal efforts and abilities of Nathan A. Chapman, Jr., president of EChapman.com. Mr. Chapman has provided the strategic vision for and has played a key role in executing the business plans of Chapman Holdings, Chapman Capital Management Holdings and the DEM strategy in the past. Therefore, the loss of the services of Mr. Chapman would have a material adverse effect on our business, operations, revenue and business prospects because of our reliance on his strategic vision and his experience in the financial services and DEM markets. We do not have an employment agreement with Mr. Chapman. The Chapman Co. currently maintains "key man" life insurance coverage in the amount of $7,000,000 on Mr. Chapman.

USE OF THE DEM STRATEGY ON THE INTERNET IS NEW AND UNTESTED, AND IF WE ARE UNABLE TO ATTRACT MEMBERS OF THE DEM COMMUNITY TO OUR WEB SITE, OUR FUTURE PROFITABILITY WILL BE MATERIALLY AND ADVERSELY AFFECTED.

    We plan to use the DEM strategy in our Internet business to focus on attracting African-Americans, Asian-Americans, Hispanic-Americans and women to our web site. The success of our business will depend on our ability to attract members of the DEM community to our web site; however, we do not know that these individuals will use our web site or that the expansion of the DEM strategy on the Internet will be profitable because of the existing and increasing competition for Internet-based business and the relatively limited market represented by members of the DEM community compared to the market for Internet users as a whole.

YOU WILL EXPERIENCE AN IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF YOUR INVESTMENT.


    The sale of the offering amount involves immediate and substantial dilution of $11.66 per share, or 89.7%, as of March 31, 2000 to investors because the pro forma as adjusted net tangible book value per share of common stock after completion of this offering and the mergers will be substantially less than the per-share offering price, at a $13 per share offering price.


OUR MANAGEMENT HAS BROAD DISCRETION IN USING THE PROCEEDS OF THIS OFFERING, AND WE DO NOT KNOW THAT WE WILL EFFECTIVELY UTILIZE THE PROCEEDS.

    We intend to use a portion of the net proceeds from this offering to complete the development of the EChapman.com web site and to promote the EChapman.com brand and our DEM and DEM Multi-Manager strategies. We also intend to use a portion of the net proceeds to provide The Chapman Co. with capital for its underwriting activities and trading for its own account. We have not allocated the remainder of our proceeds for specific purposes, and our management will have significant flexibility in applying the balance of the net proceeds of the offering. You will not have the opportunity, as part of your investment decision, to assess whether management is using the proceeds appropriately.

THERE IS NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK, AND IF A PUBLIC MARKET FOR OUR SECURITIES DOES NOT DEVELOP OR IS NOT SUSTAINED, OUR STOCK PRICE COULD BE ADVERSELY AFFECTED.

    Prior to this offering, our common stock has not been publicly traded, and we do not know that an active public market for our common stock will develop or, if developed, that it will continue after the offering. Because we lack an operating history and because the Internet industry is relatively new and rapidly evolving, it is difficult to predict the extent to which investor interest in our common stock will lead to a trading market or how liquid that market might become. You may be unable to resell your shares at or above the initial offering price.

                  RISKS RELATED TO ECOMMERCE AND THE INTERNET

WE FACE INTENSE COMPETITION, AND IF WE DO NOT RESPOND TO THIS COMPETITION EFFECTIVELY, WE MAY NOT BE ABLE TO RETAIN AND ATTRACT USERS, ADVERTISERS AND STRATEGIC PARTNERS, WHICH COULD REDUCE OUR REVENUE AND HARM OUR FINANCIAL RESULTS.

    The number of web sites competing for the attention and spending of users and advertisers has greatly increased, and we expect it to continue to increase. The market for Internet content sites is rapidly evolving and financial, technical and legal barriers to entry are low, enabling newcomers to launch competitive sites at relatively low costs.

    We will compete for users, advertisers and strategic partners with the following types of companies:

    - Online services or web sites targeted at the various segments of the DEM community, such as msbet.com, netnoir.com, quepasa.com, ivillage.com, women.com and womancentral.com

    - Web search and retrieval and other online service companies, commonly referred to as portals

    - Publishers and distributors of traditional media, such as television, radio and print

    - Online and traditional brokerages and investment banks

    If we do not respond to this competition effectively, we may not be able to attract users, advertisers and strategic partners, which would reduce our revenue and harm our financial results. In addition, increased competition could also result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business.

FAILURES OF OUR NETWORK INFRASTRUCTURE COULD RESULT IN UNANTICIPATED EXPENSES AND PREVENT OUR USERS FROM EFFECTIVELY UTILIZING OUR SERVICES, WHICH COULD NEGATIVELY IMPACT OUR ABILITY TO ATTRACT AND RETAIN USERS AND ADVERTISERS AND OTHER STRATEGIC PARTNERS.

    Our ability to successfully create an interactive online community and to deliver our financial services online depends in large part on the capacity, reliability and security of our network hardware, software and telecommunications infrastructure. Failures of our network infrastructure could result in unanticipated expenses to address these failures and could prevent our users from effectively utilizing our services, which could prevent us from retaining and attracting users, advertisers and other strategic partners. In addition, if we were to experience a network failure, we could be subject to regulatory sanctions in connection with our online brokerage services.

    Our system is susceptible to natural and man-made disasters, including fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect the operation of our web site. Our insurance policies may not compensate us for any losses that may occur due to any failures or interruptions in our systems. We do not presently have any secondary "off-site" systems or a formal disaster recovery plan. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation, damage our brand name and harm our revenues.

    In addition, our users will depend on Internet service providers, online service providers and other web site operators for access to our web site. Due to the rapid growth of the Internet, many of these service providers have experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These problems could also harm our business by preventing users from effectively utilizing our services.

       RISKS RELATED TO OUR SECURITIES BROKERAGE, INVESTMENT BANKING AND
                         INVESTMENT ADVISORY BUSINESSES

THE CHAPMAN CO. IS PARTICULARLY SUSCEPTIBLE TO LOSSES WHILE TRADING FOR ITS OWN ACCOUNT DUE TO ITS LARGE INVENTORY OF ECHAPMAN.COM COMMON STOCK.

    As a result of the mergers, The Chapman Co.'s inventory of Chapman Holdings common stock and Chapman Capital Management Holdings common stock will convert into shares of EChapman.com common stock. EChapman.com common stock has been approved for listing on the Nasdaq National Market. As a newly-listed Nasdaq National Market security, EChapman.com common stock may have less liquidity and higher spreads between bid and ask prices than other securities listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market. Accordingly, The Chapman Co. is subject to liquidity risk with respect to this security and may take longer to liquidate its inventory of these securities than it would for investments in more liquid securities. Liquidity risk is the risk that this security may be difficult or impossible to sell at the time and for the price that The Chapman Co. deems appropriate. Further, liquidity risk implies that any effort on the part of The Chapman Co. to liquidate its portfolio in a short period of time may adversely affect the price of the EChapman.com common stock.

OUR INVESTMENT ADVISORY SUBSIDIARY IS DEPENDENT ON A FEW MAJOR INVESTMENT MANAGEMENT CLIENTS, AND IF ANY OF THESE CLIENTS TERMINATED THEIR ADVISORY ARRANGEMENTS WITH US, OUR ADVISORY FEE REVENUE WOULD BE MATERIALLY HARMED.

    All of Chapman Capital Management's agreements with its advisory clients are terminable by the client upon short notice (typically 30-60 days prior written notice). For the three months ended March 31, 2000, eight clients, including all three of those invested in DEM-MET Trust and The Chapman U.S. Treasury Money Fund, represented approximately 79.3% of Chapman Capital Management's total revenue. For the three months ended March 31, 2000, DEM-MET Trust, with $347.3 million in assets under management as of March 31, 2000, represented approximately 51.2% of Chapman Capital Management's total revenue. Because of the concentration of our assets under management with a limited number of customers, our assets under management at any time can fluctuate. If the DEM-MET Trust or any of our key investment management clients terminate their advisory arrangements with us or make substantial withdrawals of their assets under management, our advisory fee revenue would be materially and adversely affected.

              WARNING AS TO OUR USE OF FORWARD-LOOKING STATEMENTS

    This prospectus contains certain forward-looking statements concerning EChapman.com. These forward-looking statements are based on the beliefs of our management, as well as on assumptions made by and information currently available to us at the time such statements are made. In particular, because we are a new company, the discussion of our proposed business strategy, expansion plans and plan of operation are not based on historical facts but are forward looking statements based upon numerous assumptions about future conditions, which may ultimately prove to be inaccurate. When we use words such as "anticipate," "believe," "estimate," "intend" and similar expressions in this prospectus, we intend to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below, the matters set forth or incorporated in this prospectus generally and economic and business factors, some of which are beyond our control. In analyzing an investment in our common stock, you should carefully consider, along with other matters referred to in this prospectus, the risk factors detailed in this Risk Factors section and throughout this prospectus.

                                USE OF PROCEEDS


    Assuming the sale of 1,260,000 shares of common stock at an initial public offering price of $13 per share and after deducting underwriting discounts, commissions and estimated offering expenses of this offering, we expect to receive net proceeds of approximately $12.7 million.


    We intend to use the net proceeds from this offering to:


- Complete the design and development of the
  EChapman.com web site                                   $ 2,850,000
- Promote the EChapman.com brand and continue to promote
  the DEM and DEM Multi-Manager strategies                  4,750,000
- Provide capital to Chapman On-Line for on-line trading    1,900,000
- Provide capital to The Chapman Co. in connection with
  trading for its own account and for use in
  underwriting activities                                   1,900,000
- Further explore the establishment of an Internet-based
  DEM-oriented bank                                           200,000
- Pay consideration to stockholders in Chapman Insurance
  Holdings merger                                             125,000
- Fund working capital and for general corporate
  purposes                                                  1,000,000
                                                          -----------
                                                          $12,725,000
                                                          ===========


    In connection with our ability to provide capital to our investment banking subsidiary, it may be difficult, if not impossible, for the subsidiary to repay this capital because of the restrictions imposed by the net capital requirements discussed under "Business--Government Regulation."

    Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

    Our use of the net proceeds of this offering is based upon current plans and certain assumptions regarding industry and general economic conditions and our future revenue and expenditures. As these factors change, we may find it necessary or advisable to use portions for other purposes. As a result of these changes, we may be required to seek additional financing. We can give no assurance that additional financing will be available to us on acceptable terms, or at all. Any failure to obtain additional financing, if required, could have an adverse effect on us, including possibly requiring us to curtail our operations.

                                    DILUTION

    The difference between the initial offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to purchasers of our common stock in this offering. Pro forma net tangible book value per share is determined by dividing our pro forma net tangible book value, which consists of total tangible assets less total liabilities, by the number of outstanding shares of our common stock.


    As of March 31, 2000, the pro forma net tangible book value per share, after giving effect to the mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings was $6,680,000 or $0.51 per share of common stock. Our pro forma as adjusted net tangible book value after the adjustments listed and this offering of 1,260,000 shares of common stock at an offering price of $13 per share would have been $19,413,000 or $1.34 per share of common stock. At an offering price of $13.00 per share, this represents an immediate dilution of $11.66 per share to the purchasers of our common stock in this offering. As of March 31, 2000, there were also outstanding options to purchase an additional 136,510 shares of common stock. To the extent these options are exercised, there will be further dilution to new investors in the pro forma net tangible book value of their shares.


    The following table illustrates the per share dilution effect as of March 31, 2000:


                                                                      PER SHARE
                                                                      ---------
Initial public offering price...............................           $13.00
  Pro forma net tangible book value before this offering and after the mergers.......................................  $0.51
  Increase in pro forma net tangible book value per share
    attributable to this offering...........................    .83
                                                              -----
  Pro forma as adjusted net tangible book value after this
    offering and the mergers................................             1.34
                                                                       ------
Pro forma as adjusted dilution of net tangible book value to
  new investors in this offering............................           $11.66
                                                                       ======



    The following table summarizes on a pro forma basis as of March 31, 2000, the number and percentage of shares of common stock, the amount and percentage of consideration paid and the average price per share paid by existing stockholders and by the purchasers of our common stock in this offering, at an offering price of $13 per share:



                                                   SHARES PURCHASED       TOTAL CONSIDERATION      AVERAGE
                                                 ---------------------   ----------------------   PRICE PER
                                                   NUMBER     PERCENT      AMOUNT      PERCENT      SHARE
                                                 ----------   --------   -----------   --------   ---------
Existing Stockholders..........................  13,194,845     91.3%    $13,150,000     44.5%      $1.00
New Investors..................................   1,260,000      8.7      16,380,000     55.5       13.00
                                                 ----------    -----     -----------    -----
Total..........................................  14,454,845    100.0%    $29,530,000    100.0%       2.04
                                                 ==========    =====     ===========    =====


    The existing stockholders consist of the stockholders of Chapman Holdings and Chapman Capital Management Holdings who will receive shares of common stock in the mergers. The number of shares purchased excludes the underwriters' over-allotment option and 136,510 shares issuable upon the exercise of options outstanding as of March 31, 2000.

                                 CAPITALIZATION

    The following table sets forth the capitalization of EChapman.com as of March 31, 2000:

    - On a pro forma basis to reflect the closing of the mergers with Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings


    - On a pro forma, as adjusted basis, to reflect the closing of the mergers and the receipt by EChapman.com of the estimated net proceeds from the sale of 1,260,000 shares of common stock at an offering price of $13 per share.



                                                                                     PRO FORMA
                                                           ACTUAL      PRO FORMA    AS ADJUSTED
                                                          ---------   -----------   -----------
Cash and cash equivalents...............................  $      --   $ 3,248,000   $15,981,000
                                                          =========   ===========   ===========
Debt....................................................  $      --   $ 1,782,000   $ 1,782,000
                                                          ---------   -----------   -----------
Common stock--$0.001 par value; 50,000,000 shares
  authorized, 1, 13,194,845 and 14,454,845 shares issued
  and outstanding, respectively(1)......................         --        13,000        14,000
Additional paid-in capital..............................         --    33,168,000    45,900,000
Accumulated deficit.....................................   (313,000)     (313,000)     (313,000)
Proprietary stock of EChapman.com held by subsidiary, at
  cost..................................................         --    (1,518,000)   (1,518,000)
Cumulative realized gain on trading proprietary stock of
  EChapman.com held by subsidiary.......................         --        72,000        72,000
Accumulated comprehensive income adjustment.............         --        51,000        51,000
                                                          ---------   -----------   -----------
Total stockholders' (deficit) equity....................   (313,000)   31,473,000    44,206,000
                                                          ---------   -----------   -----------
Total capitalization....................................  $(313,000)  $33,255,000   $45,988,000
                                                          =========   ===========   ===========


(1) Shares outstanding exclude shares issuable upon exercise of options that were outstanding as of March 31, 2000 and the underwriters' over-allotment option.

                                DIVIDEND POLICY

    We have never declared or paid cash or other dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors. Any payments depend upon our earnings, if any, our financial condition, and other relevant factors. We intend to retain any earnings in the foreseeable future to fund our growth strategies. Our ability to pay dividends in the future also may be restricted by regulatory limitations. The ability of our brokerage subsidiary, The Chapman Co., to pay dividends may be limited due to its obligation imposed by the SEC and the NASD to satisfy net capital requirements.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The unaudited pro forma balance sheet and statements of operations are based on available information and certain assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The unaudited pro forma statements of operations are provided for informational purposes only and do not purport to present the results of operations of EChapman.com had the assumed transactions occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the historical financial statements of EChapman.com, Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings including the related notes, which are included elsewhere in this prospectus.


    The unaudited pro forma financial data gives effect to the Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings mergers as if they occurred at January 1, 1999 for operating results and as of March 31, 2000 for balance sheet data. The unaudited pro forma as adjusted financial data gives effect to the mergers and the sale of 1,260,000 shares of common stock at an offering price of $13 per share less underwriting discounts, commissions and offering costs.

                                                  AS OF MARCH 31, 2000 (UNAUDITED)
                          --------------------------------------------------------------------------------
                                                               CHAPMAN
                                                               CAPITAL          CHAPMAN
                                              CHAPMAN         MANAGEMENT       INSURANCE
                             ECHAPMAN         HOLDINGS         HOLDINGS         HOLDINGS       PRO FORMA
                          HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   ADJUSTMENTS
                          --------------   --------------   --------------   --------------   ------------
PRO FORMA BALANCE SHEET:
Assets
  Cash, cash equivalents
    and marketable
    securities..........    $       --       $1,197,000       $2,822,000        $      --     $  (125,000)(b)
  Cash deposits with
    clearing
    organization........            --        2,697,000               --               --              --
  Securities owned......            --        2,034,000               --               --      (2,034,000)(c)
  Management fees
    receivable..........            --               --          651,000               --              --
  Receivables from
    brokers and
    dealers.............            --          374,000               --               --              --
  Other receivables.....            --          463,000          579,000               --        (465,000)(d)
  Advances to officer/
    employee............            --          713,000          377,000               --              --
  Prepaids and other
    assets..............     2,097,000          385,000          196,000               --              --
  Intangibles...........            --           92,000          213,000               --      24,488,000 (e)
                            ----------       ----------       ----------        ---------     ------------
  Total assets..........    $2,097,000       $7,955,000       $4,838,000        $      --     $21,864,000
                            ==========       ==========       ==========        =========     ============
Liabilities
  Accounts payable and
    accrued expenses....    $1,547,000       $  833,000       $  398,000        $ 299,000     $  (152,000)(d)
  Margin loan payable...            --        1,632,000               --               --              --
  Other liabilities.....       863,000           24,000          150,000               --        (313,000)(d)
                            ----------       ----------       ----------        ---------     ------------
  Total liabilities.....     2,410,000        2,489,000          548,000          299,000        (465,000)
Stockholders' Equity
  Common stock..........            --            3,000            3,000            2,000           5,000 (f)
  Additional paid-in
    capital.............            --        7,903,000        5,239,000               --      20,026,000 (f)
  Accumulated deficit...      (313,000)      (1,486,000)      (1,003,000)        (301,000)      2,790,000 (g)
  Proprietary stock, at
    cost................            --         (807,000)              --               --        (711,000)(h)
  Cumulative realized
    (loss) gain on
    proprietary stock...            --         (147,000)              --               --         219,000 (h)
  Accumulated
    comprehensive income
    adjustment..........            --               --           51,000               --              --
                            ----------       ----------       ----------        ---------     ------------
  Total stockholders'
    (deficit) equity....      (313,000)       5,466,000        4,290,000         (299,000)     22,329,000
                            ----------       ----------       ----------        ---------     ------------
  Total liabilities and
    stockholders'
    equity..............    $2,097,000       $7,955,000       $4,838,000        $      --     $21,864,000
                            ==========       ==========       ==========        =========     ============

                             AS OF MARCH 31, 2000 (UNAUDITED)
                          ---------------------------------------

                                         OFFERING      PRO FORMA
                           PRO FORMA    ADJUSTMENTS   AS ADJUSTED
                          -----------   -----------   -----------
PRO FORMA BALANCE SHEET:
Assets
  Cash, cash equivalents
    and marketable
    securities..........  $ 3,894,000   $12,733,000 (i) $16,627,000
  Cash deposits with
    clearing
    organization........    2,697,000           --      2,697,000
  Securities owned......           --           --             --
  Management fees
    receivable..........      651,000           --        651,000
  Receivables from
    brokers and
    dealers.............      374,000           --        374,000
  Other receivables.....      577,000           --        577,000
  Advances to officer/
    employee............    1,090,000           --      1,090,000
  Prepaids and other
    assets..............    2,678,000   (2,097,000)(j)     581,000
  Intangibles...........   24,793,000           --     24,793,000
                          -----------   -----------   -----------
  Total assets..........  $36,754,000   $10,636,000   $47,390,000
                          ===========   ===========   ===========
Liabilities
  Accounts payable and
    accrued expenses....  $ 2,925,000   $(1,547,000)(j) $ 1,378,000
  Margin loan payable...    1,632,000           --      1,632,000
  Other liabilities.....      724,000     (550,000)(j)     174,000
                          -----------   -----------   -----------
  Total liabilities.....    5,281,000   (2,097,000)     3,184,000
Stockholders' Equity
  Common stock..........       13,000        1,000 (i)      14,000
  Additional paid-in
    capital.............   33,168,000   12,732,000 (i)  45,900,000
  Accumulated deficit...     (313,000)          --       (313,000)
  Proprietary stock, at
    cost................   (1,518,000)          --     (1,518,000)
  Cumulative realized
    (loss) gain on
    proprietary stock...       72,000           --         72,000
  Accumulated
    comprehensive income
    adjustment..........       51,000           --         51,000
                          -----------   -----------   -----------
  Total stockholders'
    (deficit) equity....   31,473,000   12,733,000     44,206,000
                          -----------   -----------   -----------
  Total liabilities and
    stockholders'
    equity..............  $36,754,000   $10,636,000   $47,390,000
                          ===========   ===========   ===========


------------------------------
(a) See the financial statements included elsewhere in this prospectus.

(b) To reflect the $125,000 that will be paid to the stockholders of Chapman Insurance Holdings in the purchase of all of the stock of Chapman Insurance Holdings.

(c) To eliminate the proprietary stock of Chapman Capital Management held by Chapman Co. to account for it like treasury stock on a consolidated basis.

(d) To eliminate intercompany receivable and payable.


(e) To reflect the step up of the assets from the acquisitions of Chapman Holdings and Chapman Insurance Holdings. As Chapman Capital Management Holdings has the same majority owner as Chapman Holdings, the market value (at an IPO price of $13 per share) in excess of Chapman Holdings' net book value for the percentage of Chapman Holdings shares held by owners of Chapman Holdings other than the majority owner was stepped up. The portion of Chapman Holdings' net book value representing the shares of the same majority owner is recorded at historical net book value.



Chapman Holdings' market value at the $13 per share IPO
  price times the 5,709,204 (post split) shares (2,953,622
  shares @ a 1.93295 conversion ratio)......................             $74,220,000
Less Chapman Holdings' book value as of March 31, 2000......               5,466,000
                                                                         -----------
Excess market value.........................................              68,754,000
Percentage of stock held by non-controlling owners..........                      35%
                                                                         -----------
Step up adjustment for Chapman Holdings.....................              24,064,000
Goodwill from Chapman Insurance Holdings acquisition:
  Negative book value.......................................  $299,000
  Purchase price............................................   125,000
                                                              --------
                                                                             424,000
                                                                         -----------
Total goodwill..............................................             $24,488,000
                                                                         ===========


(f) To reflect the following changes to additional paid-in capital:

Eliminate accumulated deficit of Chapman Holdings...........  $(1,486,000)
Eliminate accumulated deficit of Chapman Capital Management
  Holdings..................................................   (1,003,000)
Eliminate accumulated deficit of Chapman Insurance
  Holdings..................................................     (301,000)
Total Goodwill Step-up......................................   24,488,000
Additional shares of common stock to reflect exchange of
  Chapman Holdings and Chapman Capital Management Holdings
  common shares for EChapman.com common shares..............       (5,000)
Eliminate effect of cash to be paid to the stockholders of
  Chapman Insurance Holdings included in goodwill...........     (125,000)
Eliminate the gain from proprietary stock of Chapman Capital
  Management held by Chapman Co. in consolidation...........   (1,542,000)
                                                              -----------
Total pro forma adjustment..................................  $20,026,000
                                                              ===========

(g) To eliminate the accumulated deficit of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings.

(h) To reflect cost of and realized gain on proprietary stock for Chapman Capital Management Holdings held by Chapman Co. which is treated like treasury stock in consolidation.


(i) To reflect net proceeds from issuance of 1,260,000 shares of common stock at an offering price of $13 per share less underwriting discounts and commissions and offering costs.


(j) To record the offering cost incurred by EChapman.com against the net offering proceeds and reduce the liability.

                                                             FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                                                            (UNAUDITED)
                                   ----------------------------------------------------------------------------------------------
                                                                        CHAPMAN
                                                                        CAPITAL          CHAPMAN
                                                       CHAPMAN         MANAGEMENT       INSURANCE
                                      ECHAPMAN         HOLDINGS         HOLDINGS         HOLDINGS       PRO FORMA    PRO FORMA AS
                                   HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   ADJUSTMENTS     ADJUSTED
                                   --------------   --------------   --------------   --------------   -----------   ------------
PRO FORMA STATEMENT OF
  OPERATIONS:
REVENUE
  Commissions....................     $     --        $  935,000       $       --       $   14,000     $       --     $  949,000
  Underwriting and management
    fees.........................           --           212,000               --               --             --        212,000
  Investment management fees.....           --                --        1,337,000               --             --      1,337,000
  Interest, dividends and other
    income.......................           --            62,000           36,000               --                        98,000
  Gains on trading...............           --           137,000               --               --        (84,000)(b)      53,000
                                      --------        ----------       ----------       ----------     ----------     ----------
    Total revenue................           --         1,346,000        1,373,000           14,000        (84,000)     2,649,000
                                      --------        ----------       ----------       ----------     ----------     ----------
EXPENSE
  Compensation and benefits......       31,000           920,000          360,000            5,000             --      1,316,000
  Floor brokerage and clearing
    fees.........................           --           181,000               --               --             --        181,000
  Management fees................           --                --          418,000               --             --        418,000
  Other expenses.................        1,000           706,000          544,000            7,000        306,000(c)   1,564,000
                                      --------        ----------       ----------       ----------     ----------     ----------
    Total expense................       32,000         1,807,000        1,322,000           12,000        306,000      3,479,000
                                      --------        ----------       ----------       ----------     ----------     ----------
(Loss) income before income tax
  benefit........................      (32,000)         (461,000)          51,000            2,000       (390,000)      (830,000)
Income tax benefit...............           --                --               --               --             --             --
                                      --------        ----------       ----------       ----------     ----------     ----------
  Net (loss) income..............     $(32,000)       $ (461,000)      $   51,000       $    2,000     $ (390,000)    $ (830,000)
                                      ========        ==========       ==========       ==========     ==========     ==========
Basic and dilutive (loss) income
  per share......................     $     --        $     (.16)      $      .02       $       --     $       --     $     (.06)(d)
                                      ========        ==========       ==========       ==========     ==========     ==========
Shares used to compute basic
  (loss) income per share........           --         2,954,000        3,351,000               --             --     14,895,000(d)
                                      ========        ==========       ==========       ==========     ==========     ==========
Shares used to compute dilutive
  (loss) income per share........           --         2,954,000        3,361,000               --             --     14,895,000(d)
                                      ========        ==========       ==========       ==========     ==========     ==========

------------------------------
(a) See the unaudited Financial Statements included elsewhere in this prospectus.

(b) To eliminate the gain on proprietary stock of Chapman Capital Management held by Chapman Co. to account for it like treasury stock on a consolidated basis.

(c) To reflect amortization of the goodwill, resulting from the mergers because of the step up in basis (see page 18 and accompanying footnotes), of $306,000 for the period ($24,488,000 over 20 years).

(d) The pro forma, basic and diluted loss per share and weighted average shares outstanding would be $(.06) and 13,195,000, respectively.

                                                        FOR THE YEAR ENDED DECEMBER 31, 1999
                           -----------------------------------------------------------------------------------------------
                                                                CHAPMAN
                                                                CAPITAL          CHAPMAN
                                               CHAPMAN         MANAGEMENT       INSURANCE
                              ECHAPMAN         HOLDINGS         HOLDINGS         HOLDINGS       PRO FORMA    PRO FORMA AS
                           HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   HISTORICAL (A)   ADJUSTMENTS     ADJUSTED
                           --------------   --------------   --------------   --------------   -----------   -------------
PRO FORMA STATEMENT OF
OPERATIONS:
REVENUE
  Commissions............    $       --       $4,190,000       $       --        $  45,000     $       --    $  4,235,000
  Underwriting and
    management fees......            --        1,168,000               --               --             --       1,168,000
  Investment management
    fees.................            --               --        4,282,000               --             --       4,282,000
  Interest, dividends and
    other income.........            --          399,000          340,000               --        (37,000)(b)      702,000
  Gains on trading.......            --        1,617,000               --               --     (1,458,000)(c)      159,000
                             ----------       ----------       ----------        ---------     -----------   ------------
      Total revenue......            --        7,374,000        4,622,000           45,000     (1,495,000)     10,546,000
                             ----------       ----------       ----------        ---------     -----------   ------------

EXPENSE
  Compensation and
    benefits.............        62,000        3,567,000        1,211,000           16,000             --       4,856,000
  Floor brokerage and
    clearing fees........            --          702,000               --               --             --         702,000
  Management fees........            --               --        1,524,000               --             --       1,524,000
  Other expenses.........       219,000        3,648,000        2,740,000          296,000      1,187,000(d)    8,090,000
                             ----------       ----------       ----------        ---------     -----------   ------------
      Total expense......       281,000        7,917,000        5,475,000          312,000      1,187,000      15,172,000
                             ----------       ----------       ----------        ---------     -----------   ------------
  Loss before income tax
    benefit..............      (281,000)        (543,000)        (853,000)        (267,000)    (2,682,000)     (4,626,000)
  INCOME TAX BENEFIT.....            --         (101,000)              --               --             --        (101,000)
                             ----------       ----------       ----------        ---------     -----------   ------------
  Net loss...............    $ (281,000)      $ (442,000)      $ (853,000)       $(267,000)    $(2,682,000)  $ (4,525,000)
                             ==========       ==========       ==========        =========     ===========   ============
  Basic and diluted loss
    per share............    $ (281,000)      $    (0.15)      $    (0.25)       $      --     $       --    $      (0.30)(e)
                             ==========       ==========       ==========        =========     ===========   ============
  Weighted average shares
    outstanding..........            --        2,954,000        3,351,000               --             --      14,895,000(e)
                             ==========       ==========       ==========        =========     ===========   ============

------------------------------

(a) See the financial statements included elsewhere in this prospectus.

(b) To eliminate interest on intercompany loan.

(c) To eliminate the gain on the proprietary stock activity of Chapman Capital Management Holdings stock held by Chapman Co. which is treated like treasury stock in consolidation.

(d) To reflect amortization of the goodwill, resulting from the mergers because of the step up in basis (see page 19 and accompanying footnotes), of $1,224,000 for the period ($24,488,000 over 20 years), and to eliminate the intercompany interest expense of $37,000.

(e) The pro forma, basic, and diluted loss per share and the weighted average shares outstanding would be $(0.34) and 13,195,000, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE COMBINED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF eCHAPMAN.COM SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES AS WELL AS OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                         COMBINED RESULTS OF OPERATIONS

    The following table and discussion of the combined results of operations gives effect to the combination of Chapman Holdings and Chapman Capital Management Holdings for the periods presented. This information does not include the results of operations of Chapman Insurance Holdings because it has not had significant operations to date. This information also does not include the results of operations for EChapman.com because (1) EChapman.com was not incorporated until May 14, 1999; and (2) its operations since May 1999 have consisted of approximately $313,000 in expenses, which were for salaries and other costs related to starting the company and developing its operating plan and web site.

    The combined results of operations and the discussion thereof were derived from Chapman Holdings' and Chapman Capital Management Holdings' historical financial statements, which are included elsewhere in this prospectus. We are presenting the combined historical results of operations of Chapman Holdings and Chapman Capital Management Holdings because we believe it is a better presentation than discussing each company separately. We are providing this combined presentation for informational purposes only. The combined presentation does not purport to present the results of operations of EChapman.com had the mergers occurred on or as of the dates indicated.

    The combined presentation excludes the pro forma adjustments relating to the creation of approximately $24.5 million in goodwill, which will be amortized over its estimated life of 20 years. This goodwill amortization will result in a charge against earnings of $1.2 million per year on a pre-tax basis.

    The following table reflects items in the combined statements of operations for Chapman Holdings and Chapman Capital Management Holdings as dollar amounts and as a percentage of total revenue.

                                                                            YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------------------------
                                                                      1998                           1999
                                                           ---------------------------   ----------------------------
                                                                        PERCENTAGE OF                  PERCENTAGE OF
                                                            AMOUNTS     TOTAL REVENUE      AMOUNTS     TOTAL REVENUE
                                                           ----------   --------------   -----------   --------------
REVENUE:
  Commissions............................................  $2,414,000         36.6%      $ 4,190,000         39.9%
  Underwriting and management fees.......................     700,000         10.6         1,168,000         11.1
  Investment management fees.............................   3,136,000         47.6         4,282,000         40.8
  Interest and dividends.................................     502,000          7.6           702,000          6.7
  (Loss) gain on trading.................................    (159,000)        (2.4)          159,000          1.5
                                                           ----------       ------       -----------       ------
    Total revenue........................................   6,593,000        100.0%       10,501,000        100.0%
                                                           ----------       ======       -----------       ======

EXPENSE:
  Compensation and benefits..............................   3,043,000         46.2%        4,778,000         45.5%
  Floor brokerage and clearing fees......................     431,000          6.5           702,000          6.7
  Management fees........................................   1,178,000         17.9         1,524,000         14.5
  Other expense..........................................   3,353,000         50.8         6,345,000         60.3
                                                           ----------       ------       -----------       ------
    Total expense........................................   8,005,000        121.4        13,349,000        127.0
                                                           ----------       ------       -----------       ------
  Loss before income tax benefit.........................  (1,412,000)       (21.4)       (2,848,000)       (27.0)

INCOME TAX BENEFIT.......................................    (450,000)        (6.8)         (101,000)        (0.9)
                                                           ----------       ------       -----------       ------
  Net Loss...............................................  $ (962,000)       (14.6)%     $(2,747,000)       (26.1)%
                                                           ==========       ======       ===========       ======

                                                                          THREE MONTHS ENDED MARCH 31,
                                                           ----------------------------------------------------------
                                                                      1999                           2000
                                                           ---------------------------   ----------------------------
                                                                                  (UNAUDITED)
                                                                        PERCENTAGE OF                  PERCENTAGE OF
                                                            AMOUNTS     TOTAL REVENUE      AMOUNTS     TOTAL REVENUE
                                                           ----------   --------------   -----------   --------------
REVENUE:
  Commissions............................................  $1,163,000         47.4%      $   935,000         35.5%
  Underwriting and management fees.......................     112,000          4.6           212,000          8.1
  Investment management fee..............................     979,000         39.9         1,337,000         50.7
  Interest, dividends and other income...................     138,000          5.6            98,000          3.7
  Gain on trading........................................      61,000          2.5            53,000          2.0
                                                           ----------       ------       -----------       ------
    Total revenue........................................   2,453,000        100.0%        2,635,000        100.0%
                                                           ----------       ======       -----------       ======

EXPENSE:
  Compensation and benefits..............................     975,000         39.7%        1,280,000         48.6%
  Floor brokerage and clearing fees......................     186,000          7.6           181,000          6.8
  Management fees........................................     351,000         14.3           418,000         15.9
  Other expenses.........................................   1,175,000         47.9         1,250,000         47.4
                                                           ----------       ------       -----------       ------
    Total expenses.......................................   2,687,000        109.5         3,129,000        118.7

  Loss before income tax benefit.........................    (234,000)        (9.5)         (494,000)       (18.7)
INCOME TAX BENEFIT.......................................     (31,000)        (1.2)               --           --
                                                           ----------       ------       -----------       ------
  Net Loss...............................................  $ (203,000)        (8.3)%     $  (494,000)       (18.7)%
                                                           ==========       ======       ===========       ======

THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999

    Total revenue increased by $182,000, or 7.4%, to $2,635,000 for the three months ended March 31, 2000 from $2,453,000 for the prior comparable period. The increase in revenue was primarily related to an increase in investment management fees offset by a decrease in commission revenue.

    Commission revenue decreased by $228,000, or 19.6%, to $935,000 for the three months ended March 31, 2000 from $1,163,000 for the prior comparable period. The decrease was primarily due to a decline in revenues from municipal participations that decreased $401,000, or 83.7%, to $78,000 for the three months ended March 31, 2000 from $479,000 for the prior comparable period. The Chapman Co. participated in 7 municipal deals during the three months ended March 31, 2000 compared to 11 municipal deals in the prior comparable period. This decline in municipal participations can be attributed to an increase in higher average interest rates. Commission revenue from the sale of retail equities increased $51,000, or 21.6%, to $287,000 for the three months ended March 31, 2000 from $236,000 for the prior comparable period. Commission revenue on sale of institutional securities increased $103,000, or 27.7%, to $475,000 for the three months ended March 31, 2000 from $372,000 for the prior comparable period.

    Underwriting and management fee revenue increased $100,000, or 89.3%, to $212,000 for the three months ended March 31, 2000 from $112,000 for the prior comparable period. Underwriting revenue increased by $117,000, or 260.0%, for the three months ended March 31, 2000. This increase in underwriting revenue, and the related increase in underwriting and management revenue, are primarily attributable to The Chapman Co.'s participation in four underwritings during the quarter ended March 31, 2000 compared to none during the prior comparable period. Management fee revenue decreased by $17,000, or 25.0%, for the three months ended March 31, 2000.

    Investment management fees revenue increased by $358,000, or 36.6%, to $1,337,000 for the three months ended March 31, 2000 from $979,000 for the prior comparable period. This increase was primarily due to a net increase of $201.2 million, or 31.6%, in assets under management to $838.3 million as of March 31, 2000, from $637.1 million as of March 31, 1999.

    Interest and dividend revenue decreased by $40,000, or 29.0%, to $98,000 for the three months ended March 31, 2000 from $138,000 for the prior comparable period. This decrease is due to lower cash balances associated with the use of net proceeds from Chapman Capital Management's offering of common stock for our business expansion strategy.

    The gain on trading decreased by $8,000, or 13.1%, to a gain of $53,000 for the three months ended March 31, 2000 compared to a gain on trading of $61,000 in the prior comparable period. This decrease is due primarily to the change in activity and market value of The Chapman Co.'s market-making securities.

    Total expense increased by $442,000, or 16.4%, to $3,129,000 for the three months ended March 31, 2000 from $2,687,000 for the prior comparable period. Expenses increased in all areas due to expanded operations and marketing efforts, the opening of new offices in selected markets, and development of new mutual funds.

    Compensation and benefits increased by $305,000, or 31.3%, to $1,280,000 for the three months ended March 31, 2000 from $975,000 for the prior comparable period. As a percentage of revenue, these expenses increased to 48.6% in the three months ended March 31, 2000 from 39.7% in the prior comparable period. Compensation expense includes salaries and sales commissions paid to brokers, which varies in relation to changes in commission revenue. The increase in compensation and benefits is primarily attributable to the addition of 20 salaried employees since the prior comparable period.

    Management fees, which consist primarily of Chapman Capital Management's payments to sub-advisors in connection with its multi-manager investment product, the DEM-MET Trust, increased by $67,000, or 19.1%, to $418,000 for the three months ended March 31, 2000 from $351,000 for the prior comparable period. This increase in management fee expense largely reflects an increase in assets under management of the DEM-MET Trust of $68.4 million, or 24.5%, to $347.3 million as of March 31, 2000 from $278.9 million as of March 31, 1999, offset by a reduction in fees due to two fewer sub-advisors working for the DEM-MET Trust. As a percentage of total revenue, this expense increased to 15.9% for the three months ending March 31, 2000 from 14.3% for the prior comparable period.

    Other expense increased by $75,000, or 6.4%, to $1,250,000 for the three months ended March 31, 2000 from $1,175,000 for the prior comparable period. The increase was primarily due to increased printing expenses, communication expense, telephone costs, and conference and seminar costs. The increase in these costs is due to our growth and expansion efforts.

    Income tax benefit decreased by $31,000 to a tax benefit of $0 for the three months ended March 31, 2000 from a tax benefit of $31,000 for the prior comparable period. The tax benefit decreased due to the valuation reserve established for Chapman Holdings on its deferred tax asset.

    The net loss increased by $291,000, or 143.3%, to $494,000 in the three months ended March 31, 2000 from $203,000 in the prior comparable period. This change was a result of the items discussed above.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

    Total revenue increased by $3,908,000, or 59.3%, to $10,501,000 for 1999 from $6,593,000 for 1998. The increase in revenue was primarily related to an increase in commission revenue and investment management fees. In addition, the gain on trading increased by $318,000, or 200.0%, to a gain of $159,000 for 1999 compared to a loss on trading of $159,000 in 1998.

    Commission revenue increased by $1,776,000, or 73.6%, to $4,190,000 for 1999 from $2,414,000 for 1998. Commission revenue from the sale of equities increased $907,000, or 55.6%, to $2,538,000 for the year ended December 31, 1999 from
$1,631,000 for the prior comparable period. Commission revenue on fixed income securities increased $537,000, or 443.8%, to $658,000 for the year ended December 31, 1999 from $121,000 for the prior comparable period. This increase in fixed securities income can be attributed to favorable interest rates throughout the year. The overall increase in commission revenue was also due to targeted growth in revenues from municipal syndications which increased $200,000, or 27.0%, to $942,000 for the year ended December 31, 1999 from $742,000 for the prior comparable period. The Chapman Co. participated in 48 municipal syndications during the year ended December 31, 1999 compared to 40 in the prior comparable period. The Chapman Co. was also senior manager of seven municipal transactions in 1999 compared to four in 1998.

    Underwriting and management fees increased by $468,000, or 66.9%, to $1,168,000 for 1999 from $700,000 for 1998. The net increase for the year ended December 31, 1999 is due to an increase in management fees of $598,000 and a decrease in syndication fees of $130,000. The increase in management fees is attributable to increased staffing within the public finance sector of the business.

    Investment management fees revenue increased by $1,146,000, or 36.5%, to $4,282,000 for 1999 from $3,136,000 for 1998. This increase was primarily due to a net increase of $180,001,000, or 30.4%, in assets under management to $771,386,000 at the end of 1999, up from $591,385,000 at the end of 1998. The increase in assets under management was due to investment performance and the net changes in client decisions regarding the placement of their funds for investment.

    Interest and dividend revenue increased by $200,000, or 39.8%, to $702,000 for 1999 from $502,000 for 1998. This increase is due to higher cash balances associated with the net proceeds from Chapman Capital Management's offering of common stock.

    The gain on trading increased by $318,000, or 200.0%, to a gain of $159,000 for 1999 compared to a loss on trading of $159,000 in 1998. This is primarily due to a increase in the market value of Chapman Co.'s market making securities inventory during the year.

    Total expense increased by $5,344,000, or 66.8%, to $13,349,000 for 1999 from $8,005,000 for 1998. Expenses increased in all areas due to expanded operations and marketing efforts, the opening of new offices in selected markets, and development of new mutual funds.

    Compensation and benefits increased by $1,735,000, or 57.0%, to $4,778,000 for 1999 from $3,043,000 for 1998. As a percentage of revenue, these expenses decreased to 45.5% in 1999 from 46.2% in 1998. Compensation expense includes salaries and sales commissions paid to brokers, which varies in relation to changes in commission revenue. The increase in compensation and benefits is primarily attributable to the increase in commissions paid to brokers due to increased retail and municipal sales volume. We added 18 salaried employees during the year. In addition, there was a full year of salary for two senior positions at Chapman Capital Management that were added during the fourth quarter of 1998.

    Floor brokerage and clearing fees increased by $271,000, or 62.9%, to $702,000 for 1999 from $431,000 for 1998. This increase is mainly due to an increase in the number of broker's and related transaction volume offset by a slight decline in the average cost per transaction as a result of changing clearing firms in June of 1999.

    Management fee expense, which consists primarily of Chapman Capital Management's payments to sub-advisors in connection with the DEM-MET Trust, increased by $346,000, or 29.4%, to $1,524,000 for 1999 from $1,178,000 for
1998. The increase in such fees reflects an increase in assets under management of $180,001,000, or 30.4%, to a total of $771,386,000 as of December 31, 1999 from $591,385,000 as of December 31, 1998. Management fee expense as a percentage of revenue decreased to 14.5% of total revenue for 1999 as compared to 17.9% of total revenue for 1998.

    Other expense increased by $2,992,000, or 89.2%, to $6,345,000 for 1999 from $3,353,000 for 1998. The increase was primarily due to increased travel and development costs of $339,000, occupancy and equipment expense related to the opening of new offices of $179,000, printing expenses of $159,000, communication expense of $96,000, telephone costs of $84,000, and conference and seminar costs of $92,000. The increase in these costs is due to our growth and expansion efforts. The expansion strategy and being a public company have required us to increase our use of professional services, which has resulted in an increase in legal and consulting fees of $701,000, and increased marketing and advertising of $475,000. The increase in legal fees is also due to legal expenses of $161,000 for developing and registering four new DEM strategy mutual funds for which we will not be reimbursed. The increase in other expense is also due to paying approximately $251,000 of expenses for the mutual funds, which relate primarily to expenses in excess of expense limitation agreements that we have with the mutual funds. As the size of these mutual funds grow, the amount that we cannot be reimbursed for will decrease.

    Income tax benefit decreased by $349,000, or 77.6%, to a tax benefit of $101,000 for 1999 from a tax benefit of $450,000 for 1998. The tax benefit decreased due to the valuation reserve established for Chapman Holdings and Chapman Capital Management on its 1999 deferred tax asset.

    The net loss increased by $1,785,000, or 185.6%, to $2,747,000 in 1999 from
$962,000 in 1998. This change was a result of the items discussed above.

                    COMBINED LIQUIDITY AND CAPITAL RESOURCES

    Our assets are reasonably liquid with a substantial majority consisting of cash and cash equivalents, investment securities, and receivables from clients, all of which fluctuate depending upon the levels of customer business and trading activity. Receivables from clients turn over rapidly. Both our total assets as well as the individual components as a percentage of total assets may vary significantly from period to period because of changes relating to customer demand, economic and market conditions, and proprietary trading strategies. Our combined total assets as of March 31, 2000 were $10,759,000.

    The Chapman Co. is subject to the net capital rules of the NASD. As such, The Chapman Co. is subject to certain restrictions on the use of capital and its related liquidity. The net capital position of The Chapman Co. as of March 31, 2000 was $1,835,000, which was $1,585,000 in excess of its minimum NASD net capital requirement. The net capital position of Chapman On-Line as of March 31, 2000 was $420,000, which was $320,000 an excess of its minimum NASD net capital requirement.

    Our combined cash and cash equivalents were $3,373,000 as of March 31, 2000.

    Cash flows used in operating activities decreased by $61,000, or 15.8%, to $326,000 for the three months ended March 31, 2000 from $387,000 for the prior comparable period. This decrease was due to a change in operating assets and liabilities.

    Cash flows used in investing activities decreased by $191,000, or 86.4%, to $30,000 for the three months ended March 31, 2000 from $221,000 for the prior comparable period. This decrease was primarily due to fewer purchases of investments and office equipment during the three months ended March 31, 2000.

    Cash flows from financing activities increased by $94,000, or 117.5%, to $14,000 provided by financing activities for the three months ended March 31, 2000 compared to $80,000 used in financing activities for the prior comparable period. This increase is due to the net proceeds from sales of treasury stock.

    As of March 31, 2000, we had outstanding unsecured loans to Mr. Chapman in the amount of $1,069,893, including accrued interest.

    Our overall capital and funding needs are continually reviewed to ensure that our capital base can support the estimated needs of our business. These reviews take into account business needs as well as our regulatory capital requirements.

                                  THE MERGERS

    On November 15, 1999, EChapman.com entered into merger agreements with each of Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc. and Chapman Insurance Holdings, Inc. These merger agreements provide that Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings will merge with three separate wholly-owned subsidiaries of EChapman.com, which were formed solely for the purpose of effecting these mergers. The merger subsidiaries will be the surviving entities in these mergers, and upon the closing of the mergers, each of Chapman Holdings, Chapman Capital Management Holdings, and Chapman Insurance Holdings will be wholly-owned subsidiaries of EChapman.com. In addition, we will have three indirect subsidiaries:

    - The Chapman Co.

    - Chapman Capital Management, Inc.

    - The Chapman Insurance Agency Incorporated

    In the mergers:

    - Stockholders of Chapman Holdings will receive 1.93295 shares of EChapman.com stock for each share of Chapman Holdings common stock;

    - Stockholders of Chapman Capital Management Holdings will receive 2.23363 shares of EChapman.com stock for each share of Chapman Capital Management Holdings common stock; and

    - Stockholders of Chapman Insurance Holdings will receive $0.06284 in cash for each share of Chapman Insurance Holdings common stock

    As a result, EChapman.com will issue an aggregate of 13,194,844 shares of common stock in the mergers of Chapman Holdings and Chapman Capital Management Holdings. EChapman.com will use approximately $125,000 of the net proceeds of this offering to pay the consideration in the Chapman Insurance Holdings merger.

    Since 1998, both of Chapman Holdings common stock and Chapman Capital Management Holdings common stock have been traded in the over-the-counter market, and prices for their common stock are quoted on the Nasdaq SmallCap Market under the symbols CMAN and CMGT, respectively. Chapman Insurance Holdings' common stock is not publicly-traded. The following table sets forth the high and low selling prices of each of Chapman Holdings' and Chapman Capital Management Holdings' common stock as reported by the Nasdaq SmallCap Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                 PRICE RANGE OF
                                  COMMON STOCK

                                                                                                              CHAPMAN CAPITAL
                                                                               CHAPMAN                          MANAGEMENT
                                                                              HOLDINGS                           HOLDINGS
                                                                               (CMAN)                             (CMGT)
                                                              -----------------------------------------   -----------------------
                                                                     HIGH                   LOW              HIGH         LOW
                                                              -------------------   -------------------   ----------   ----------
1998
  1(st) Quarter(1)..........................................          10 5/8                 9            N/A          N/A
  2(nd) Quarter.............................................          11                    10            N/A          N/A
  3(rd) Quarter(2)..........................................          10 1/4                 9 1/2          8            7
  4(th) Quarter.............................................           9 3/4                 4 1/2          8 3/8        7 1/16
1999
  1(st) Quarter.............................................           7                     5              8 1/4        7 1/4
  2(nd) Quarter.............................................           6 3/4                 5 11/16        8 3/8        7 1/4
  3(rd) Quarter.............................................           6 9/16                5 5/8          7 3/4        7
  4(th) Quarter.............................................          19 1/2                 2             20            1 7/8
2000
  1(st) Quarter.............................................          14 1/2                10 1/2         16 1/2       11 3/8
  2(nd) Quarter(3)..........................................          16 7/8                 6 1/4         18 3/4        7 7/8

--------------------------

(1) With respect to Chapman Holdings, from February 27, 1998.

(2) With respect to Chapman Capital Management Holdings, from August 14, 1998.


(3) Through June 13, 2000


    On November 15, 1999, the last full trading day preceding public announcement of the offering and the mergers, there were approximately 28 record holders of Chapman Holdings' common stock and 23 record holders of Chapman Capital Management Holdings' common stock. As of November 15, 1999, Chapman Holdings had 2,953,622 outstanding shares of common stock, and Chapman Capital Management Holdings had 3,351,334 outstanding shares of common stock. On the day before the announcement of the offering, the combined market capitalization of Chapman Holdings and Chapman Capital Management Holdings was $32,632,388. Accordingly, the stockholders of Chapman Holdings and Chapman Capital Management Holdings are expected to receive a substantial premium for their shares in the mergers.

    On April 20, 2000, the stockholders of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings approved the mergers. The mergers will close concurrently with the closing of this offering. The closing of this offering is contingent upon the closing of the mergers.


    Upon closing of the mergers, Nathan A. Chapman, Jr. will be the majority stockholder of EChapman.com with 65.0%, or 64.0% if the underwriter exercises the over-allotment option in full, of the beneficial ownership of the outstanding common stock of EChapman.com. Accordingly, Mr. Chapman will have control over all fundamental matters affecting EChapman.com, such as the election of directors, mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. Mr. Chapman's votes with respect to these matters may be adverse to your interests. In addition, this concentration of ownership may also have the effect of delaying or preventing a change in control, which could have an adverse effect on our stock price.

                                    BUSINESS

                                    GENERAL

    EChapman.com, Inc. is a newly-formed Maryland corporation. We were incorporated in Maryland on May 14, 1999, and we have had minimal operations to date, which have consisted solely of expenses incurred in connection with the development of our business plan. We estimate that we have incurred approximately $313,000 of expenses since our inception. In addition, since our inception, we have incurred costs in connection with our initial public offering of approximately $2.1 million, which is being capitalized. Upon closing of the pending mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings, we will have three indirect operating subsidiaries:

    - The Chapman Co., which was incorporated in Maryland in 1986

    - Chapman Capital Management, Inc., which was incorporated in the District of Columbia in 1987

    - The Chapman Insurance Agency Incorporated, which was incorporated in Maryland in 1987

    Chapman Holdings was incorporated in Maryland on December 12, 1997 and has been publicly traded company since February 1998.

    Chapman Capital Management Holdings was incorporated in Maryland on January 8, 1998 and has been publicly traded since August 1998.

    Chapman Insurance Holdings was incorporated in Maryland on January 8, 1998. The operating subsidiary of Chapman Insurance Holdings sells annuity products. Neither Chapman Insurance Holdings nor The Chapman Insurance Agency has had significant operations to date.

    Following the completion of the mergers, we will act as the holding company for Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings and their respective operating subsidiaries. In addition, EChapman.com will be the entity responsible for the coordination and implementation of the Internet strategy described below.

    Prior to February 27, 1998, both Chapman Capital Management and Chapman Insurance Agency were subsidiaries of The Chapman Co. The Chapman Co. spun-off its subsidiaries in 1998 in order to facilitate the initial public offering of Chapman Holdings. Because our operating subsidiaries were previously part of one integrated company, we do not expect the integration of the operations of our securities brokerage and investment banking, investment advisory and insurance subsidiaries to pose a material hurdle to our combined operations and the implementation of our Internet strategy. By combining our operations in this manner, Nathan A. Chapman, Jr., who is currently acting as our president and chief executive officer and the president and chief executive officer of each of the merging companies, will be able to devote substantially all of his time and effort to the combined company and to pursuing the EChapman.com business strategy.

                           THE ECHAPMAN.COM STRATEGY

OVERVIEW

    EChapman.com is a newly formed corporation designed to bring together the financial services capabilities of The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency while taking advantage of the unique opportunities presented by the growth of the Internet. Our web site, the EChapman.com network, which is currently under development, will seek to be an interactive online community offering both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to members of the DEM community. We believe that our creation of and leadership position in employing the DEM concept will allow us to successfully combine online financial services with an online portal.

    We are also in the exploratory stages of establishing an Internet bank servicing the DEM community, an undertaking which we believe would round out our financial product lines and make EChapman.com a complete, one-stop financial services company. The establishment of a bank involves a lengthy application process and requires regulatory approval. These plans are in the preliminary stages, and we cannot assure you that these plans will come to fruition or represent a significant source of revenue.

    We are currently working internally and with third party service providers to design and develop our web site, a prototype of which was launched in November 1999 under the domain name "EChapman.com." We intend to continue use this address once the formal site is up and running. We intend to launch the online trading portion of the EChapman.com web site within two months following the closing of this offering. Although we expect to add content and functionality on a continuous basis, we anticipate that the layout, content and functionality of the lifestyle, educational and cultural portions of our web site should be substantially complete within six months following the closing of this offering.

BACKGROUND

NATHAN A. CHAPMAN, JR.

    A key part of our strategy will be our financial services component. We intend to draw upon Nathan A. Chapman, Jr.'s prominence and experience in the financial services industry and the operating histories of The Chapman Co. and Chapman Capital Management. Mr. Chapman, our founder, president and chairman, is president and chairman of the first and currently the only African-American controlled publicly traded investment bank, The Chapman Co., and the president and chairman of the first and currently the only African-American controlled publicly

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
traded investment management company, Chapman Capital Management. The Chapman Co. is a full service securities brokerage and investment banking company that engages in corporate and government finance, retail and institutional brokerage, research and marketing-making activities and trading. Chapman Capital Management is a registered investment adviser that at March 31, 2000, had over $838 million in assets under management. As of May 12, 2000, its assets under management were approximately $763.3 million. Chapman Capital Management acts as financial adviser to separate accounts, a group trust and a family of mutual funds. The Chapman Insurance Agency is a privately held insurance agency with limited operations to date.

DOMESTIC EMERGING MARKETS STRATEGY

    In the mid-1990s, Mr. Chapman pioneered an investment management strategy that consists of managing portfolios invested in securities of companies controlled by members of the DEM community. We refer to U.S. companies which are controlled by members of the DEM community as DEM companies. In order for a specific company to be controlled by a member of the DEM community, at least 10% of the company's outstanding voting securities must be beneficially owned by members of one or more of the segments of the DEM community and at least one of the company's top three executive officers (chairman, chief executive officer or president) must be a member of one or more of the segments of the DEM community.

    Chapman Capital Management was the first investment management firm to establish the DEM strategy as an investment option when it launched DEM, Inc., a closed end investment management company, in 1995. A mutual fund managed by Chapman Capital Management using the DEM strategy is included as an investment option in certain retirement plans administered by Aetna Retirement Services and Nationwide Retirement Solutions. Chapman Capital Management further extends the DEM strategy by actively recruiting investment managers which meet the DEM profile to manage investment portfolios that may or may not be invested in DEM companies. We call this strategy the DEM Multi-Manager strategy. Since launching the DEM strategy, Chapman Capital Management has increased assets managed under the DEM and DEM Multi-Manager strategies to over $694 million as of March 31, 2000.

    The Chapman Co. uses the DEM strategy in its brokerage and investment banking business by participating in syndicates for underwritings of DEM companies, publishing research on DEM companies, making markets in the stocks of DEM companies and acting as distributor for the mutual funds that Chapman Capital Management manages according to the DEM strategy. In addition, The Chapman Co. seeks to act as lead underwriter for DEM companies.

ECHAPMAN.COM

    We believe an online network designed to appeal to African-Americans, Asian-Americans, Hispanic-Americans and women, as well as the DEM community as a

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whole, will allow us to leverage the DEM concept and promote brand differentiation for our financial and other services. In addition, we believe that the Internet will provide us with cost-efficient access to new markets for our financial services.

    EChapman.com will seek to attract the members of the DEM community to our web site by providing lifestyle, educational and cultural, as well as financial services, information with the goal of becoming a dynamic online community, known as EChapman.com. We currently intend that this material will initially be organized around four channels on our web site.

    The CHAPMAN NETWORK will cover a variety of topics and features, including:

    - Lifestyle pages providing content about travel, finance, fashion, food, sports, entertainment, health & wellness, and family and parenting issues and featuring presentations by personalities and celebrities appealing to the various segments of the DEM community

    - Music/Video pages allowing visitors to participate in online chats with artists and personalities, listen to music, preview videos and make purchases online at the CHAPMAN MARKETPLACE

    - Kids and Teens pages offering chat rooms and programming about school safety, money, contests, quizzes, puzzles, sports

    - Chapman Kids Club enabling kids and teens to open virtual stock accounts and view real time stock information about companies that appeal to youth

    - International, domestic and business news

    - Sports, weather and local news

    CHAPMAN TRADING will offer:

    - Online brokerage services

    - A variety of mutual fund choices, including our proprietary funds: the DEM Equity Fund, the DEM Index Fund and the Chapman US Treasury Fund, as well as any future mutual fund offerings

    - Insurance products, such as variable annuities, variable life and term life products, on an agency basis, subject to regulatory approval

    - Research reports

    - Online access to corporate and public finance products

    - Toll-free call center for personalized assistance

    CHAPMAN EDUCATION will focus on financial education by providing:

    - Interactive seminars addressing a wide range of topics, ranging from how to make a budget to investment strategies

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
    - Interviews with business people, particularly those who are prominent in the DEM community

    - DEM Index performance information

    - Financial tools, such as mortgage and loan calculators and tips on how to conduct investment research

    CHAPMAN MARKETPLACE will offer for sale:

    - Chapman-branded apparel and accessories

    - Other products, including many of special interest to the DEM community such as videos, music and books featuring DEM personalities and apparel

    - Links with other Internet merchants which desire access to the DEM community or segments of it

SOURCES OF ONLINE REVENUE

    EChapman.com will seek to derive revenue from its online business in the following ways:

    - Online brokerage commissions, including commissions from our proprietary and other mutual fund sales

    - Investment management fees from increasing assets under management through online sales of our proprietary mutual funds

    - Advertising revenues from sales of banner ads and links to web sites seeking to reach the DEM community or segments of it

    - Sharing with ecommerce partners in sales generated by visitors coming from our web site

    - Possible online sales of annuity and insurance products created through alliances with companies such as The Manufacturers Life Insurance Company of North America

    - Sales of products through the CHAPMAN MARKETPLACE channel

    - Potential interest and fee income generated from the contemplated Internet bank

BRAND AWARENESS

    EChapman.com will seek to establish brand awareness through:

    - Conventional off-line advertising and promotion, such as print media, radio and television, event sponsorship, conferences and seminars specifically targeted at the DEM community and its various segments

    - Distribution of DEM products through third parties, such as Aetna Retirement Services and Nationwide Retirement Solutions

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
    - Online advertising and marketing strategies, including:

       - One-to-one banner exchanges

       - Basic text links

       - Content sponsorship

       - E-mail promotions

       - Registration with search engines and directories

       - Registration of alternative domain names, such as chapmanonline.com, africanamericanstocks.com, asianamericanstocks.com, hispanicamericanstocks.com and womenstocks.com, which will lead users to the EChapman.com web site

OFFLINE STRATEGY

    We intend to grow the financial services products and services we have offered through our traditional channels of distribution and believe these businesses will complement our online strategy. In particular, we will continue to pursue and expand:

    - Corporate finance transactions involving DEM companies, including underwriting syndicate participations and manager roles in these transactions

    - Government finance transactions, including seeking larger positions and manager roles in these transactions by establishing a presence in the states with major issuers of negotiated tax-exempt bonds

    - Retail brokerage services targeting the DEM community

    - Market-making activities focused on securities of DEM companies, as well as other companies

    - Proprietary trading for our own account

    - Investment management services such as advisory services for institutional separate accounts and our proprietary mutual funds

    - Distribution of our proprietary mutual funds and mutual funds managed by others through alliances with strategic partners, such as Aetna Retirement Services

    - Management of assets according to the DEM and DEM Multi-Manager strategies

    - Sales of annuity and other insurance products on an agency basis for insurance underwriters, such as The Manufacturers Life Insurance Company of North America

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
                                  THE INTERNET

GROWTH OF THE INTERNET

    GENERAL

    The Internet has become a significant global medium for obtaining news and information, communicating and conducting commerce. Both the number of Internet users and the amount of time they spend online are growing. According to Jupiter Communications, an independent market research firm specializing in online research and analysis, in a presentation given in 1999, approximately one-third of all homes in the United States now have access to the Internet, and this percentage is expected to increase to more than two-thirds by 2003. We believe that this growth is the result of a number of factors, including:

    - A growing number of computers in the home and workplace

    - Improvements in network infrastructure

    - More convenient, faster and less expensive Internet access

    - Advances in computer and modem technology

    - An increased public awareness of the benefits of using the Internet

    - Development of "user friendly" interfaces

    ECOMMERCE

    The interactive nature of the Internet as well as the growing online community have also resulted in dramatic growth in the amount of Ecommerce that is being transacted on the Internet. As reported by NETWORK WORLD FUSION in September 1999, an analyst from International Data Corporation, an independent market research firm, reported during a conference on the Internet economy that online purchases, which were $50 billion in 1998, are expected to grow to $1.3 trillion by 2003. We believe that growth in ecommerce can be attributed to a number of factors, including:

    - Consumer confidence in Internet technology and security

    - Improved ease of use

    - Validation of ecommerce resulting from the participation of nationally recognized companies

    ONLINE BROKERAGE

    The online brokerage industry is also experiencing rapid growth. In a report dated July 1999, Jupiter Communications forecasts that the total number of online trading households is expected to grow from 4.3 million in 1998 to more than 20.3 million in 2003. In another report dated July 1999, Jupiter Communications also estimates that assets under management in online trading accounts will increase

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
sevenfold from $415 billion at the end of 1998 to more than $3 trillion by 2003. We believe that this anticipated growth is largely due to:

    - Growing consumer acceptance of the Internet as a convenient, secure and reliable method of conducting retail financial transactions

    - An increasing desire on the part of investors to take greater personal control of their financial future

    - Lowering of commission prices for online brokerage transactions

    - An increasing amount of high-quality investment research and information available on the Internet to assist investors in making their trading decisions

    - Extensive media attention focused on the online brokerage industry

    - Increasing interest by retail investors in purchasing individual stocks

    - A favorable investing environment

    MARKETING AND ADVERTISING OPPORTUNITIES

    A growing number of advertisers and businesses are capitalizing on the Internet's interactive nature to market their products to highly targeted audiences. The Internet offers these advertisers a flexible way to target their message and measure their results. Internet advertisers can tailor their messages to specific groups of consumers and can change advertisement content frequently in response to market factors, current events and consumer feedback. Moreover, advertisers can more accurately track the effectiveness of their advertising messages based on the rate that consumers directly respond to advertisements through keystrokes or "click throughs" that their advertisements receive.

    Leading content providers can develop a loyal following of repeat users who register with their sites by providing personal information and preferences. Registration can benefit both the user and the site. Registered users are often eligible for additional services from a site, such as customization options or access to premium content. As a content provider learns more about its users as they register and spend more time online, it can tailor content to meet their needs and preferences. This user information also provides advertisers and merchants with more focused demographic information, which can then be used to maximize marketing opportunities.

    However, if any of the content that we create and deliver to our users or any content that is accessible from our web site to other web sites contains errors, third parties could make claims against us for defamation, negligence, patent, copyright or trademark infringement, trade secret misappropriation, personal injury or other legal theories relating to the information we publish on our web site. These types of claims have been brought, sometimes successfully, against companies offering online services, as well as other print publications, in the past. We could also be subjected to claims based upon the content that is accessible from our web sites through links with other web sites or through content and materials that may be posted by members in chat

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
rooms or on bulletin boards. Our insurance may not cover claims of these types or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could result in significant costs and expenses and damage our reputation.

    Future demand and market acceptance for Internet advertising remains uncertain. There are currently no uniform standards for the measurement of the effectiveness of Internet advertising, and the industry may need to develop standard measurements to support and promote Internet advertising as a significant advertising medium. If such standards do not develop, existing advertisers may not continue their levels of Internet advertising. Furthermore, advertisers that have traditionally relied upon other advertising media may be reluctant to advertise on the Internet. Our business would be adversely affected if the market for Internet advertising fails to continue to develop or develops more slowly than expected.

    Different pricing models are used to sell advertising on the Internet. It is difficult to predict which, if any, will emerge as the industry standard. This makes it difficult to predict our future advertising rates and revenues. Our advertising revenues could be adversely affected if we are unable to adapt to new forms of Internet advertising. Moreover, software programs that limit or prevent advertising from being delivered to an Internet user's computer are available. Widespread adoption of this software could adversely affect the commercial viability of Internet advertising.

    In addition, if the security of our web site is compromised, the information we gather from our users, including credit card information, may be accessed by unauthorized users accessing our systems remotely. In such an event, current and potential users may be reluctant to use our services or provide us with the personal information we need to adequately develop and maintain individual user profiles. This could prevent us from attracting and retaining the advertisers and other strategic partners we require to achieve and sustain revenue growth. In addition, as a result of these security and privacy concerns, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by security breaches, and we may be subject to legal claims of users if unauthorized third parties gain access to our system and alter, destroy or misappropriate our user's personal information. Also, any public perception that we engaged in the unauthorized release of user information, whether or not correct, would adversely affect our ability to attract and retain users. In addition, the FTC and state agencies have been investigating the use by Internet companies of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

    Our ability to fully capitalize on the growth opportunities presented by the Internet depends primarily on the continued growth of the Internet. Our business would be adversely affected if Internet usage does not continue to grow, particularly

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
usage by members of the DEM community. A number of factors unique to the Internet may inhibit usage, including:

    - Inadequate network infrastructure

    - Security and privacy concerns

    - Inconsistent quality of service

    - Lack of cost-effective, high speed service

    - Failure of the Internet as a viable commercial marketplace.

    On the other hand, if Internet usage grows too quickly, the infrastructure may not be able to support the demands placed on it, and its performance and reliability may decline. In addition, in the past, web sites have experienced interruptions in service as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays occur frequently in the future, Internet usage, as well as usage of our web site, could grow more slowly or decline.

    Because the Internet is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards, to achieve our goals, we need to integrate effectively the various software programs and tools required to enhance and improve our product offerings and manage our business. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features and reliability of our services. We may experience difficulties that delay or prevent the successful marketing of new products and services. In addition, any enhancements must meet the requirements of our users and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our service or infrastructure to adapt to these changes.

    In addition, we are and expect to continue to be dependent on various third parties for software, systems and related services. For example, we expect to rely on third party service providers for the design and development of our web site web hosting and technical support, and on a licensed software package to track demographic information of users of our web site. We have not yet selected these vendors. Some of the third parties that provide software and services to us may have a limited operating history, may have relatively immature technology and may themselves be dependent on other service providers. As a result, our ability to deliver various services to our users may be adversely affected by the failure of these third parties to provide reliable software, systems and related services to us. This failure could harm our business.

THE DEM COMMUNITY ON THE INTERNET

    According to the Population Estimates Program, Population Division, of the United States Census Bureau, Data Sheets published by the Population Reference Bureau, racial and ethnic minorities account for approximately 25% of the adult U.S. population as of October 31, 1999. This figure is expected to increase to approximately 33% by the year 2015. However, based on population estimates and trends derived from the Population Estimates Program released on September 1, 1999, it appears that racial and ethnic minorities account for a relatively smaller percentage of the total U.S. online population than of the U.S. population as a whole. For example, African-Americans, who account for 12.79% of the U.S. population, represent 7.82% of the total estimated U.S. online population of 92 million. Asian-Americans, who represent 4.00% of the U.S. population, represent 2.85% of the total U.S. online population, and Hispanic-Americans, who make up 11.44% of the U.S. population, account for 1.64% of the U.S. online population. These Data Sheets estimate that women, who comprise 51.13% of the U.S. population, account for approximately 46% of the U.S. online population.

    Because the core of our business strategy is the expansion of the DEM strategy onto the Internet, our future success will depend on our ability to attract members of the DEM community to our web site. Although this particular population segment is more limited in terms of number and percentage of Internet users than the overall U.S. population, we believe that the potential growth in Internet usage by members of the DEM community represents an opportunity for EChapman.com. However, if the DEM community does not follow the general trend toward increased Internet usage or if we are unable to attract these potential users to our web site, our business, results of operations and financial condition would be materially and adversely affected.

                         ECHAPMAN.COM PLAN OF OPERATION

    Our ability to implement our business strategy depends primarily upon the successful and timely completion and launch of our web site. Although we launched a prototype web site in November 1999, we are currently developing the formal site, and we expect that we will be able to offer the online brokerage and certain other features of the CHAPMAN TRADING channel of the Web site within approximately two months after the closing of this offering. We have not identified a developer for our formal web site at this point because we intend to use a portion of the proceeds of this offering to retain a developer and to pay for the design and development of the web site.

    We intend to operate CHAPMAN TRADING through Chapman On-Line, Inc., a subsidiary of The Chapman Co., under the terms of a separate clearing agreement between Chapman On-Line and the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation. Chapman On-Line has not yet commenced operations. Chapman On-Line is separately licensed as a broker-dealer with the SEC and in 48 states, Puerto Rico and the District of Columbia, has applications for registration pending in 2 states, and is a member firm of the NASD.

    Simultaneously with the development of the financial services component of our web site, we will also be designing and developing the other features of the EChapman.com web site. In this regard, we intend to establish relationships with

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
content providers and third parties who wish to advertise on our site. We also intend to develop strategic relationships with other companies which desire to market their products and services to the DEM community. Although our web site design and development, as well as promotion of the EChapman.com brand, will be an ongoing process, we estimate that the portal component of the EChapman.com web site will be substantially completed and ready for visitors within six months after the closing of this offering.

    These time frames are based upon our management's research of the online industry as well as discussions with web site design and development firms. Although we have engaged a web site design and development firm in connection with the development of our prototype web site, we are only in the preliminary stages of negotiations with respect to the design, development and hosting of our formal web site and have not finalized any agreements with respect to those services. Our ability to retain a qualified web site design, development firm and hosting services are essential to our ability to implement our plan of operation.

    We expect to incur significant expenses in two main areas:

    - Promotion of the EChapman.com web site and the EChapman.com brand

    - Web site design and development

    During our first 12 months of operations, the expenses we expect to incur in connection with our web site include:

    - Development of our portal content, including news, weather and sports feeds from third-party providers and the production costs associated with streaming video presentations for the CHAPMAN EDUCATION and CHAPMAN NETWORK channels

    - Marketing and promoting the EChapman.com Web site and brand

    - Testing the site once the initial framework is completed

    - Further design, development and testing of our online financial services offerings

    - General software and hardware expenses associated with the operation of the site

    - Web hosting and related expenses


    We currently estimate that during the next twelve months, the cost of web site design and development will be at least $2.9 million and that our marketing and advertising expenditures will total approximately $4.8 million. Of the $2.9 million we currently anticipate spending on web site design and development, we presently expect that approximately $1.7 million will be capitalized. Because we are a new entrant to the Internet market, these expenditures may be significantly higher than we anticipate.


    Marketing and promotional activities will include targeted advertising of EChapman.com online, including placement of banner ads and links to the

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
EChapman.com Web site on other Web sites, and through traditional print, radio and television advertising. We will also incur expenses in establishing strategic relationships with other companies.

    As our online trading capabilities develop, and as we move toward the completion of the EChapman.com portal, we expect to increase significantly the size of our workforce in response to the anticipated growth of our online business and the continued expansion of our traditional lines of business. We expect to hire approximately 115 employees for our Web site, including an information technology professional, a sales manager, sales personnel and administrative staff in connection with the online community component of the Web site and call center personnel and licensed brokers for our financial services component of the Web site.

    We also anticipate increasing the number of employees in our traditional brokerage, investment banking and investment advisory businesses by adding a total of approximately 10 employees to these areas. These increases represent almost a 200% increase in our current staffing levels, and we expect commensurate increases in our compensation and benefits expenses for the first 12 months of operations, as well as increases in our occupancy and equipment expenses in order to accommodate these additional employees.

    Currently, we believe that the net proceeds of this offering will be sufficient for the funding of our business for at least the first 12 months of our operations. However, to the extent that our management deems it necessary to the implementation of our business strategy, we may require additional financing beyond the proceeds of this offering. We have made no arrangements for additional financing, and in the event that we require additional financing, we may not be able to obtain it on favorable terms, if at all.

                      OUR INVESTMENT PRODUCTS AND SERVICES

    We intend to continue to offer the products and services that The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency currently offer through their traditional channels of distribution, while at the same time expanding our distribution focus to the Internet in order to gain access to a much larger audience.

SECURITIES BROKERAGE AND INVESTMENT BANKING SERVICES

    Our securities brokerage and investment banking subsidiary, The Chapman Co., intends to use the DEM strategy in its business by marketing financial services, primarily investment banking services, to DEM companies. We have identified almost 200 DEM companies with which we seek to establish a relationship. Our target client with respect to our brokerage and investment banking services are small capitalization companies traded in the over-the-counter market and privately-held companies undertaking an initial public offering.

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
    BROKERAGE SERVICES

    The Chapman Co. is registered as a broker-dealer with the SEC and in 50 states, the District of Columbia, and Puerto Rico and is a member firm of the NASD. The Chapman Co. provides brokerage services to institutional and retail clients.

    The Chapman Co. charges commissions to these clients for executing buy and sell orders for securities on national and regional exchanges and in the over-the-counter market. The Chapman Co.'s primary source of revenue for its brokerage business has historically been commissions generated from institutional brokerage. The Chapman Co.'s institutional clients include investment managers, corporate retirement plans and municipal retirement plan sponsors. The Chapman Co. maintains floor broker relationships on the New York, American and Chicago Stock Exchanges and executes buy and sell orders in the over-the-counter markets. Approximately 44%, 44% and 63% of The Chapman Co.'s revenue during the years ended December 31, 1999 and 1998 and for the three months ended March 31, 2000, respectively, were derived from its brokerage business.

    The Chapman Co. clears all transactions for its brokerage customers on a fully-disclosed basis with its clearing agent, which carries and clears all customer securities accounts. In the future, the clearing agent may lend funds to our brokerage customers through the use of margin credit. These loans will be made to customers on a secured basis, with the clearing agent maintaining collateral in the form of salable securities, cash or cash equivalents. Under the terms of our agreement with the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, we would be obligated to indemnify the clearing agent for any resulting losses.

    The Chapman Co. also participates in fixed income secondary market trading in government securities primarily for fixed income investment managers, municipal treasurers and other investment professionals. This business is done on a competitive basis where The Chapman Co. acts as a broker. Approximately 25%, 17% and 12% of The Chapman Co.'s revenue during the years ended December 31, 1999 and 1998 and for the three months ended March 31, 2000, respectively, were derived from secondary market trading.

    The Chapman Co. is approved to be a registered market-maker for the securities of up to five companies at any time, including Chapman Holdings and Chapman Capital Management Holdings. Of the number of trades of The Chapman Co. as a registered market-maker during 1999, approximately 29.5% were in Chapman Capital Management Holdings, 27.5% were in Broadvision, Inc., approximately 17.2% were in Popular, Inc., approximately 14.1% were in Gemstar International Group LTD, approximately 9.5% were in Chapman Holdings, and approximately 4.1% were in Autodesk, Inc. Of the number of trades of the Chapman Co. as a registered market-maker during the first quarter of 2000, approximately 25.4% were in Chapman Holdings and approximately 74.5% were in Chapman Capital Management Holdings.

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
    The Chapman Co.'s trading activities involve the purchase, sale or short sale of securities as a principal, and, accordingly, involve risks of a change in market price of these securities and of a decrease in the liquidity of markets, which can limit our ability to sell securities purchased or to purchase securities sold in such transactions. The stock of Chapman Holdings held by The Chapman Co. in its market making inventory is recorded in the equity section of our balance sheet at cost like treasury stock. The Chapman Co. experienced a loss on trading of $264,000 for the year ended December 31, 1998, a gain on trading of $1,617,000 for the year ended December 31, 1999 and a gain on trading of $137,000 for the three months ended March 31, 2000. Of the 1998 loss, $105,000 is attributable to an unrealized loss of value on The Chapman Co.'s market-making inventory of Chapman Capital Management Holdings stock. The 1999 gain is primarily attributable to the $1,290,000 unrealized gain and a $168,000 realized gain on the value of The Chapman Co.'s market-making inventory of Chapman Capital Management Holdings stock. The March 2000 gain is primarily attributable to a $33,000 unrealized gain and a $51,000 realized gain on the value of The Chapman Co.'s market-making inventory of Chapman Capital Management Holdings stock. As of December 31, 1998 and 1999, The Chapman Co.'s inventory of market-making securities was $1,500,000 and $2,084,000, respectively, which consisted of Chapman Capital Management Holdings' stock. As of March 31, 2000, The Chapman Co.'s inventory of market-making securities was $2,034,000, which consisted of Chapman Capital Management Holdings stock.

    CORPORATE FINANCE

    To date, The Chapman Co.'s corporate finance activities have been limited primarily to participation in syndicates. The Chapman Co. has been a member of more than 190 underwriting syndicates for corporate issues, substantially all of which were equity offerings. During the years ended December 31, 1999 and 1998 and the three months ended March 31, 2000, approximately 6%, 16% and 13%, respectively, of The Chapman Co.'s revenue was derived from corporate finance transactions. In 1998, approximately 50% of The Chapman Co.'s corporate finance revenue was derived from the sale of the stock of Chapman Capital Management Holdings, for whom The Chapman Co. acted as sole underwriter.

    In the future, The Chapman Co. plans to seek to manage or co-manage an increasing number of the underwritings in which The Chapman Co. participates. Our ability to extend the DEM strategy to corporate underwritings depends on our ability to identify potential clients fitting the DEM company profile and convincing such potential clients that The Chapman Co. is the right investment banking firm for their needs. We have not conducted any independent research to test the marketability of the DEM strategy, nor have we engaged in any significant marketing of the strategy. Therefore, while we believe that the concept is viable, the level of market acceptance is largely unknown. In addition to this DEM corporate finance strategy, The Chapman Co. is aggressively seeking larger allocations in corporate underwriting syndicates managed by other investment banking firms.

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
    GOVERNMENT FINANCE

    The Chapman Co. participates in the tax-exempt public finance market and has managed, primarily as co-manager, more than 300 transactions in 22 states and the District of Columbia, including approximately 88 transactions in the past two years. More than half of the total dollar amount of these transactions has been with jurisdictions located in Alabama, California, Pennsylvania and Tennessee.

    During the years ended December 31, 1999 and 1998, approximately 18% and 14%, respectively, of The Chapman Co.'s revenue was derived from management fees, financial advisory fees and selling concessions in public finance transactions. For the three months ended March 31, 2000, less than 1% of The Chapman Co's revenue was derived from those sources. The Chapman Co. currently employs six investment bankers whose primary responsibility is the development of its public finance business.

    The Chapman Co. is seeking larger positions in state and local public finance transactions. We expect that the availability of the net proceeds from this offering should enhance our ability to undertake larger participations, and we believe that The Chapman Co. will be in a better position to seek manager roles in these transactions, entitling it to receive management fees in addition to selling concessions. We intend to expand The Chapman Co.'s presence in states with major issuers of negotiated tax-exempt bonds and by seeking more assignments as manager of such transactions. We also intend to expand The Chapman Co.'s participation in agency debt transactions as a member of selling groups in direct offerings and syndicates, as well as aggressively seeking management roles in these offerings.

    RESEARCH

    The Chapman Co. currently employs four research analysts and provides research primarily on selected DEM companies. We intend to increase substantially the number of DEM companies covered by The Chapman Co.'s research. We believe that initially this expansion will not require increases in our current staffing levels. Over the last 18 months, we have added three analysts to our research department, and these analysts are working to build their list of covered companies. We believe that these efforts will allow us to increase the number of DEM companies covered by our research from 20 to 40 by the end of 2000 without hiring additional research personnel. However, we are also contemplating hiring of up to three additional analysts over the next 12 months as part of the overall EChapman.com plan of operation, and we believe that this will allow us to further augment our research efforts and allow us to provide research coverage of additional DEM companies.

    The Chapman Co. has also created the DEM Index, which tracks the performance of the stocks of certain companies meeting the DEM profile. We believe that inclusion of a DEM company in the DEM Index offers certain advantages such as facilitating identification by fund managers and other institutions seeking to invest in minority or women controlled businesses. The Chapman Co. will seek to earn fees

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from subscriptions to the DEM Index and the sale of limited information regarding the companies included in the DEM Index.

INVESTMENT ADVISORY SERVICES

    Our investment advisory subsidiary, Chapman Capital Management, currently manages three mutual funds: the DEM Equity Fund, the DEM Index Fund and The Chapman U.S. Treasury Money Fund, each a portfolio of The Chapman Funds, Inc., a diversified, open-end management investment company registered under the Investment Company Act of 1940. Chapman Capital Management has formed and manages one private investment trust, the DEM-MET Trust. Chapman Capital Management also advises corporate, institutional and individual investors on a separate account basis. In addition, Chapman Capital Management is in the process of establishing two new mutual funds which will use the DEM Multi-Manager strategy.

    As of March 31, 2000, Chapman Capital Management's total assets under management attributable to mutual funds were approximately 8.7% of its total assets under management.

    DEM EQUITY FUND is a non-diversified portfolio of The Chapman Funds, Inc. The principal investment objective of the DEM Equity Fund is aggressive long-term growth through investment in equity securities of companies meeting the DEM profile. As of March 31, 2000, the DEM Equity Fund had approximately $31.2 million in assets. The DEM Equity Fund commenced operations in April 1998.

    DEM INDEX FUND is also a non-diversified portfolio of The Chapman
Funds, Inc. The DEM Index Fund seeks to match, as closely as possible, the DEM Index, an index composed of 100 stocks from the universe of publicly-traded companies which meet the DEM profile. As of March 31, 2000, the DEM Index Fund had approximately $264,000 in assets. The DEM Index Fund commenced operations in March 1999.

    THE CHAPMAN U.S. TREASURY MONEY FUND, also a portfolio of The Chapman Funds, Inc., invests solely in short-term direct obligations of the U.S. Government and repurchase agreements collateralized fully by direct obligations of the U.S. Government. This fund is intended primarily for state and local governments and their authorities and agencies. As of March 31, 2000, The Chapman U.S. Treasury Money Fund had $41.6 million in assets. The Chapman U.S. Treasury Money Fund began operations in June 1989.

    THE DEM MULTI-MANAGER FUNDS AND THE DEM MULTI-MANAGER STRATEGY. Chapman Capital Management has registered but has not yet begun to sell the DEM Multi-Manager Bond Fund and the DEM Multi-Manager Equity Fund. The amendment to The Chapman Funds registration statement registering, the DEM Multi-Manager Equity Fund became effective on December 14, 1998 by virtue of Rule 485(a)(2) under the Securities Act. Similarly, the amendment to The Chapman Fund registration statement registering the DEM Multi-Manager Bond Fund became effective on September 28, 1999.

    The Chapman Funds filed its annual update to its registration statement with respect to these funds on December 30, 1999. This registration statement became effective on February 28, 2000 under Rule 485(a)(i) under the Securities Act. We have delayed sales of these funds until there is a greater public awareness of the DEM Multi-Manager Strategy, and we anticipate that the launch of our web site will help to provide this promotion; however, at present we cannot provide a realistic estimate of when we expect to begin to market and sell these two funds.

    The DEM Multi-Manager Bond Fund will seek to earn high current income with the potential for capital appreciation through investment in fixed income securities of companies identified by multiple sub-advisers. The DEM Multi-Manager Equity Fund will seek aggressive long-term growth through capital appreciation by investment in equity securities of companies identified by multiple sub-advisers.

    In managing the DEM Multi-Manager funds, Chapman Capital Management will seek to enhance performance and reduce market risk of each fund by allocating each fund's assets among multiple sub-advisers. The sub-advisers may have, but are not necessarily required to have, dissimilar investment styles and security selection disciplines. Chapman Capital Management will monitor the performance of both the total fund portfolio and the portion of the total fund portfolio allocated to each sub-adviser and will reallocate fund assets among individual sub-advisers, or recommend to the board of directors of The Chapman Funds that the fund employ or terminate particular sub-advisers, to the extent Chapman Capital Management deems appropriate to achieve the overall investment objectives of the particular fund. Chapman Capital Management may recommend reallocations if, in Chapman Capital Management's opinion, a sub-adviser's allocation becomes overweighted as a result of extended appreciation and in order that undervalued securities and management styles receive additional allocations.

    Other circumstances under which Chapman Capital Management might reallocate a fund's assets among a fund's sub-adviser include poor performance of the assets under the management of a sub-adviser, concerns about the manner in which a sub-adviser is conducting its business or a change in a sub-adviser's portfolio management team. Chapman Capital Management also uses this multi-manager management style in the DEM-MET Trust, which is discussed below.

    When selecting sub-advisers for the Multi-Manager funds, Chapman Capital Management intends to actively recruit sub-advisers which meet the DEM profile; however, Chapman Capital Management does not intend to discriminate on the basis of race, gender or national origin in the selection of sub-advisers.

    We refer to this strategy as the DEM Multi-Manager strategy. The DEM Multi-Manager strategy is in the early stages of implementation. We have not conducted any marketing surveys to test its marketability, and we have not conducted any significant marketing of these strategies. Therefore, the viability of the DEM Multi-Manager strategy and its potential level of market acceptance is largely unknown. However, we intend to use a portion of the net proceeds of this offering to promote this strategy.

    DEM-MET TRUST was organized in 1996 under New York law. The DEM-MET Trust is intended to qualify as a tax-exempt pooled trust for qualified employee benefit plans and certain governmental plans. The DEM-MET Trust was the first product introduced by Chapman Capital Management that employs the DEM Multi-Manager strategy. In managing the DEM-MET Trust, Chapman Capital Management actively recruits money managers which meet the DEM profile to manage a portion of the assets of the trust. These money managers invest their allocated assets in the securities of domestic and foreign issuers which may consist of common stock, or other types of equity investments, or temporary money market funds chosen by Chapman Capital Management. Chapman Capital Management acts as investment advisor to the DEM-MET Trust and in such capacity is responsible for selecting and monitoring the sub-advisors.

    As of March 31, 2000, Chapman Capital Management had sub-advisory relationships with 13 investment advisors. When selecting sub-advisers for the DEM-MET Trust, Chapman Capital Management actively recruits sub-advisers which meet the DEM profile; however, Chapman Capital Management does not intend to discriminate on the basis of race, gender or national origin in the selection of sub-advisers.

    Chapman Capital Management evaluates such sub-advisors monthly and reallocates assets among existing sub-advisors and new sub-advisors as necessary. The DEM-MET Trust was created in December 1996 under an agreement between Chapman Capital Management and Bankers Trust Company, as custodial trustee.

    In June 1999, one of the four participants in the DEM-MET Trust withdrew the entire amount of its investment in the trust, totaling approximately $13.7 million, or 2.1%, of the total assets under management.

    As of March 31, 2000, the DEM-MET Trust had approximately $347.3 million in assets, representing 41.4% of Chapman Capital Management's total assets under management.

    DEM, INC. In June 1998, the board of directors of DEM, Inc., a closed end investment company managed by Chapman Capital Management, determined that the continued operation of the company was not in the best interests of the company's stockholders considering all relevant factors including, that the company's shares had been trading at a discount from their net asset value for approximately six months and that since inception, the company's expense ratio had continuously been above the average expense ratio of small capitalization growth funds as reported by Morningstar. The board of directors concluded
(1) that the discount on the company's shares could be attributed primarily to the small size of the fund and its relatively high expense ratio; and (2) that because investors could purchase shares of DEM, Inc. in the secondary market below the shares' net asset value and because the Investment Company Act of 1940 generally prohibits investment companies from offering shares below their net asset value, there was no feasible way in which to successfully increase the size of the fund in order to reduce the expense ratio and reduce or eliminate the discount at which the company's shares were then trading.

    The stockholders of DEM, Inc. approved the liquidation and dissolution of the company on September 1, 1998, at which time the officers of the company began liquidating its assets in order to distribute the net proceeds to the stockholders. The Chapman Co. incurred a loss on trading of DEM, Inc. stock of $159,000 in connection with stock of DEM, Inc. held in market-making inventory at the time of the liquidation.

    SEPARATE ACCOUNTS. Chapman Capital Management also provides investment advisory services to separate accounts under individual investment advisory agreements. Chapman Capital Management manages equity and debt portfolios with varied investment objectives including long term capital appreciation and current income. As of March 31, 2000, approximately 75.4% of the separate accounts under management incorporate the DEM strategy as an investment objective. Chapman Capital Management will continue to attempt to differentiate itself from other investment managers by providing the DEM strategy as an investment objective.

    As of March 31, 2000, Chapman Capital Management managed approximately $417.9 million in assets for separate accounts, of which approximately $315.2 million was invested under the DEM Strategy.

    MARKETING AND CUSTOMER SERVICE

    Chapman Capital Management's marketing strategy is to provide a single source for investing in DEM companies while achieving a competitive rate of return. Chapman Capital Management aggressively markets to large corporations, government entities and other institutions seeking investment in DEM companies.

    Chapman Capital Management targets its marketing efforts to the various types of customers that use its investment advisory and asset management services. Chapman Capital Management's separate accounts are typically large institutional investors. Chapman Capital Management markets to these accounts through customer support activities and personal sales efforts by officers of Chapman Capital Management. This strategy has also been utilized with the DEM-MET Trust due to the small number of large investors that have invested in the trust.

    Chapman Capital Management's proprietary investment products are distributed by The Chapman Co. To date, Chapman Capital Management's investment product marketing activities have been providing "wholesale" marketing assistance to support The Chapman Co.'s direct retail selling efforts. Chapman Capital Management intends to offer its proprietary investment funds to banks, insurance companies, providers of 401(k) deferred compensation plans and other institutions for resale to their customers. Chapman Capital Management will provide support to The Chapman Co. in marketing to institutional resellers and to the institutional resellers' own retail sales forces. Chapman Capital Management may also undertake some limited advertising of its proprietary investment products.

    In addition to separate accounts and proprietary investment products, Chapman Capital Management will seek to enter into agreements with other investment advisors whereby Chapman Capital Management will seek to act as a sub-advisor with respect to their investment products. Chapman Capital Management will seek to provide wholesale marketing assistance to the distributors of such third-party investment products to ensure that such products are effectively marketed by the third-party distributors to the DEM community.

    RESEARCH

    As of March 31, 2000, Chapman Capital Management employed four portfolio managers. Chapman Capital Management intends to hire additional portfolio managers to support its existing investment advisory and management services and to facilitate the introduction and maintenance of new investment products.

    Chapman Capital Management currently employs a buy-side analyst to assist the portfolio managers in investment research, monitoring of investment opportunities and the development and maintenance of Chapman Capital Management's proprietary DEM valuation and screening model. Chapman Capital Management also utilizes the research services of The Chapman Co. for coverage on certain companies meeting the DEM profile. Chapman Capital Management intends to expand its research staff by hiring additional buy-side analysts.

    DEPENDENCE ON KEY INVESTMENT MANAGEMENT CLIENTS

    At March 31, 2000, there were three participants in the DEM-MET Trust. The $347.3 million in assets in the DEM-MET Trust represented 41.4% of Chapman Capital Management's assets under management as of March 31, 2000. In addition, for the year ending December 31, 1999 and the three months ended March 31, 2000, the DEM-MET Trust accounted for approximately 50.4% and 51.2%, respectively, of Chapman Capital Management Holdings' revenue. If the participants of the trust terminate their agreements with the DEM-MET Trust or make substantial withdrawals of their assets, our advisory fee revenue would be materially and adversely affected.

ANNUITY PRODUCTS

    Our insurance subsidiary, The Chapman Insurance Agency, sells annuity products on an agency basis for insurance underwriters such as The Manufacturers Life Insurance Company of North America; however, Chapman Insurance Agency has not had significant operations to date. Chapman Insurance Agency currently offers only variable annuities. Variable annuities are long-term savings vehicles which contain two accounts, a separate and a fixed account. The fixed account usually offers various fixed allocations which are credited with fixed rates of interest for the guaranteed periods selected by the policyholder. Policyholders will be able to choose among several available separate account fund options offered by Chapman Capital Management or other investment managers with whom we may ally our operations and transfer monies between the various annuity options on a tax-deferred basis.

    The Chapman Insurance Agency sells products on an agency basis only, meaning that it sells insurance products underwritten by other insurance companies. The Chapman Insurance Agency does not underwrite annuities on its own. Annuity products currently enjoy an advantage over certain other retirement savings products because the payment of federal income taxes on interest credited to annuity policies is deferred during the accumulation period. We believe that the individual annuity business is a growing segment of the savings and retirement market.

    Following the closing of the merger of Chapman Insurance Holdings, we intend to continue to offer annuity products on an agency basis through Chapman Insurance Agency. We also expect to expand our insurance operation to include sales of annuity products through our web site. Our implementation of this Internet strategy will, however, require us to register as an insurance agent in all states in which we propose to sell insurance over the Internet. Because Chapman Insurance Agency is currently registered as an agent only in Maryland, we anticipate that obtaining the necessary regulatory approvals to sell insurance in the remaining 49 states will be a lengthy and costly process. However, because we have not begun this process, we cannot estimate the exact amount of time or the cost which we may incur in pursuing this online insurance strategy.

                             GOVERNMENT REGULATION

ECOMMERCE AND THE INTERNET

    There are currently a limited number of federal or state laws or regulations that specifically regulate communications or commerce on the Internet. However, federal and state governments are increasingly asserting an intent to more actively regulate the Internet. These efforts include attempts to apply existing laws of general applicability to the Internet, including actions involving:

    - User privacy, including sending of unsolicited email or "spamming"

    - Consumer protection to ensure quality products and services and fair dealing

    - Media regulation, such as libel and obscenity

    In addition, federal and state legislatures and administrative agencies are beginning to consider or adopt a variety of Internet-specific statutes and regulations. In 1998, Congress passed the Children's On-Line Privacy Protection Act of 1998, which strictly limits the collection of "personal information" by Web sites of information of children under the age of 13 by requiring, among other things, prior parental consent.

    The National Conference of Commissioners of the Uniform State Laws has recently recommended two new laws for adoption by the states. The first, the Uniform Electronic Transaction Act, seeks to recognize the scope and enforceability of electronic contracts and agreements generally. Separately, the Uniform Computer Information Transaction Act seeks to impose a general contract law framework for electronic transactions. We expect that states may adopt either or both of these uniform acts in the near future and, a consequence may be additional requirements and liability for Internet-based businesses. Additional legislation could be introduced if self-regulatory efforts by online businesses are deemed ineffective.

    Several states have adopted or are considering adoption of statutes that address "spamming" practices on the Internet.

    Moreover, it may take years to determine the extent to which existing laws relating to issues such as copyright, trademark, trade secrets and other intellectual property law; libel and defamation; and privacy are applicable to the Internet. These current, new and subsequent laws and regulations could adversely affect our business.

    Securities trading and investment advisory services are activities that have drawn particularly intensive scrutiny from regulatory agencies when conducted over the Internet. The recent substantial increase in securities trading over the Internet has created a renewed attention to and concern over the integrity of brokerage firms. As a result, there may be a substantial growth in the volume of regulations and enforcement actions with respect to online brokerage and financial services companies. That growth is expected to be somewhat chaotic and inconsistent since it is expected that a number of government agencies, including foreign government agencies, will attempt to assert jurisdiction over online trading and financial services concerns.

SECURITIES BROKERAGE AND INVESTMENT BANKING SERVICES

    The securities business is subject to extensive and frequently changing federal and state laws and substantial regulation under such laws by the SEC and various state agencies and self-regulatory organizations, such as the NASD.

    The Chapman Co. and Chapman On-Line are each registered as broker-dealers with the SEC and are member firms of the NASD. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, which has been designated by the SEC as The Chapman Co.'s primary regulator. The NASD adopts rules, which are subject to approval by the SEC, that govern its members and conducts periodic examinations of member firms' operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. The Chapman Co. is registered as a broker-dealer in 50 states and the District of Columbia and Puerto Rico. Chapman On-Line is registered as a broker-dealer in 48 states, the District of Columbia and Puerto Rico, has applications for registration pending in 2 states and is a member firm of the NASD.

    Broker-dealers are subject to regulations which cover all aspects of the securities business, including:

    - Sales methods and supervision

    - Trading practices among broker-dealers

    - Use and safekeeping of customers' funds and securities

    - Record keeping

    - Conduct of directors, officers, and employees.

    The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the integrity of the securities markets. Additional legislation, changes in rules promulgated by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers.

    The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fines, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees.

    The Chapman Co.'s mutual fund distribution business is subject to extensive regulation as to its duties, affiliations, conduct and limitations on fees under the Securities Exchange Act of 1934, the Investment Company Act of 1940, and the regulations of the NASD. The NASD has prescribed rules with respect to maximum commissions, charges and fees related to investment in any mutual fund registered under the 1940 Act.

    As a registered broker-dealers and member firms of the NASD, The Chapman Co. and Chapman On-Line are subject to the net capital rule of the SEC. The net capital rule, which specifies minimum net capital requirements for registered brokers and dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. Net capital is essentially defined as net worth, which consists of assets minus liabilities, plus qualifying subordinated borrowings and less certain mandatory deductions that result from excluding assets not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition.

    The Chapman Co. has elected to compute its net capital under the standard aggregate indebtedness method permitted by the net capital rule, which requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed a 15-to-1 ratio. As of March 31, 2000, The Chapman Co. had net capital of $1,835,000 and a net capital requirement of $250,000. The Chapman Co.'s ratio of aggregate indebtedness to net capital was .4 to 1, which is slightly less than the ratio of 0.5 to 1 at December 31, 1999. As Chapman On-Line was not yet active, it had a net capital requirement of $100,000 and net capital of $420,000 as of March 31, 2000, and it had no aggregate indebtedness as of March 31, 2000.

    Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NASD, the SEC and other regulatory bodies and ultimately may require its liquidation. In 1995 and 1998, The Chapman Co. and Mr. Chapman entered into consent agreements with the NASD regarding alleged violations of the net capital rules in late 1993 and early 1994 and early 1996, respectively. The 1998 consent agreement also addressed alleged violations of Rule 144 under the Securities Act with respect to the alleged 1996 net capital violation.

    The Chapman Co. and Mr. Chapman were censured and jointly fined $30,000, and Mr. Chapman was suspended from association with The Chapman Co. for 10 days under the 1995 consent agreement. Under the 1998 consent agreement, The Chapman Co. was censured and fined $7,500, and Mr. Chapman was censured, fined $7,500 and required to requalify by examination as a financial and operations principal. Mr. Chapman has not requalified as a financial and operations principal; however, we do not believe that this will adversely affect our business because other officers of The Chapman Co. are serving as the firm's Financial and Operations Principals. The Chapman Co. has exceeded all net capital requirements since the alleged violations in 1996.

    The net capital rule also prohibits payments of dividends, redemption of stock and the prepayment or payment in respect of principal of subordinated indebtedness if net capital, after giving effect to the payment, redemption or repayment, would be less than a specified percentage (currently 120%) of the minimum net capital requirement. Compliance with the net capital rule could limit those operations of The Chapman Co. that require the intensive use of capital, such as underwriting and trading activities, and also could restrict EChapman.com's ability to withdraw capital from The Chapman Co., which in turn, could limit our ability to invest in our operations, pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock. As Chapman On-Line will be primarily involved in brokerage activities it is not currently anticipated that its activities will require intensive use of capital.

INVESTMENT ADVISORY SERVICES

    Chapman Capital Management's business is subject to various federal and state laws and regulations. These laws and regulations are primarily intended to protect investment advisory clients and stockholders of registered investment companies. Under these laws and regulations, agencies that regulate investment advisors have broad administrative powers, including the power to limit, restrict, or prohibit an advisor from carrying on its business in the event that it fails to comply with applicable laws and regulations. Possible sanctions that may be imposed include:

    - Suspension of individual employees,

    - Limitations on engaging in certain lines of business for specified periods of time

    - Revocation of investment advisor and other registrations

    - Censures

    - Fines

    Chapman Capital Management is registered with the SEC under the Investment Advisers Act of 1940 and is subject to examination by the SEC. Under
Section 206 of the Advisers Act, it is unlawful for any investment advisor to:

    - Employ any device, scheme, or artifice to defraud any client or prospective client

    - Engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client

    - Engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative. The Advisers Act imposes numerous other obligations on registered investment advisors including:

    - Fiduciary duties

    - Recordkeeping requirements

    - Operational requirements

    - Disclosure obligations

    The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act, ranging from censure to termination of an investment adviser's registration. The failure of the Company to comply with the requirements of the SEC could have a material adverse effect on EChapman.com.

    An investment advisor to a registered investment company, its principals, and its employees may also be subject to proceedings initiated by the SEC to impose remedial sanctions for violation of any provision of the federal securities laws and the regulations adopted thereunder, and the SEC may prohibit an investment advisor to an investment company from continuing to act in its capacity as an investment advisor to an investment company. Stockholders of registered investment companies or the SEC may also bring an action against the officers, directors, and investment advisor for breach of fiduciary duty in establishing the compensation paid to the investment advisor.

    The mutual funds managed by Chapman Capital Management are registered with the SEC under the Investment Company Act, and the sale of shares in these fund has been registered under the Securities Act. Investment companies such as The Chapman Funds, Inc. and any future registered investment companies established and/or advised by Chapman Capital Management, are subject to considerable substantive regulation. Such companies must comply with periodic reporting requirements. Proxy solicitations are subject to the general proxy rules as well as to special proxy rules applicable only to investment companies. Shares of open-end investment companies, such as the DEM Equity Fund, the DEM Index Fund and The Chapman U.S. Treasury Money Fund, can only be offered at a uniform public offering price based on the current net asset value per share plus the sales load.

    No more than 60% of the directors of registered investment companies can be interested persons, defined to include, among others, persons affiliated with the management company or underwriter, and a majority of the directors must not be affiliated with the underwriter. In the case of investment companies, such as The Chapman Funds, which have adopted 12b-1 plans for their portfolios in order to permit these portfolios to pay for distribution expenses, the rules under the Investment Company Act require that no more than 50% of the fund's directors can be interested persons.

    The advisory agreement must have initially been approved by a majority of the outstanding shares and, after two years, must be annually approved, either by the board or by a majority of the outstanding voting shares. The advisory agreement must be subject to termination upon 60 days notice by the board or by a majority of the outstanding voting shares.

    The underwriting agreement must be annually approved by the board or by a vote of a majority of the outstanding voting shares, and must provide for automatic termination in the event of an assignment. We do not believe that the merger of Chapman Holdings will result in an assignment and automatic termination of The Chapman Co.'s underwriting agreements with The Chapman Funds, because we do not believe that the merger constitutes a change of control for purposes of the Investment Company Act. With limited exceptions, transactions between the investment company and an affiliate can be entered into only if approved by the SEC, after notice and opportunity for hearing, as fair and equitable.

    Chapman Capital Management derives a large portion of its revenues from its investment company management agreements. Under the Advisers Act, the Company's investment management agreements terminate automatically if assigned without the client's consent. Under the Investment Company Act, advisory agreements with registered investment companies such as the mutual funds managed by Chapman Capital Management terminate automatically upon assignment. The term "assignment" is broadly defined and includes direct assignments as well as assignments that may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling interest in Chapman Capital Management. We do not believe that the merger of Chapman Capital Management Holdings will result in an assignment and automatic termination of Chapman Capital Management's advisory agreements, because we do not believe that the merger constitutes a change of control for purposes of the Investment Company Act.

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
INTERNET BANKING

    Our plans for establishing an Internet bank are still at a very preliminary stage. At this point in our exploratory process, we have not yet decided whether to proceed with owning and operating an Internet bank, nor have we determined, among other things, which type of depository institution might offer the most flexibility, or whether to charter a new institution or acquire an existing institution. If we acquire a financial institution, we will be would be limited by federal banking law, and particularly by the recently-enacted Gramm-Leach-Bliley Act to activities that are financial in nature.

    A company that owns or controls a bank or thrift may not engage in commercial activities, including retail or manufacturing activities. EChapman.com's current activities in providing securities brokerage, investment banking, investment advisory and annuity activities appear to be permissible financial activities for a financial holding company that owns a bank or thrift under the provisions of the recently-enacted Gramm-Leach-Bliley Act. However, the acquisition of a bank or thrift could have the effect of curtailing EChapman.com's future business opportunities, including those non-financial commercial activities conducted via the Internet.

    The banking regulators have not yet issued regulations or otherwise interpreted the Gramm-Leach-Bliley Act; therefore, it is unclear what range of Internet activities will be viewed as permissible because they are deemed financial in nature or incidental to financial activities. Therefore, we must also evaluate whether the establishment of an Internet Bank would prohibit or seriously limit our expansion into the offering of non-financial products and services to the DEM community.

    If we do enter the banking business, the chartering and ownership of a bank or thrift involve certain additional costs and risks. The acquisition of a bank or thrift, particularly a bank or thrift proposing to engage in extensive Internet activities, involves a lengthy and costly application process which involves preparation of a detailed business plan, development of extensive policies and procedures, and integration of a comprehensive back office structure with systems to conduct the business, keep the records, and ensure regulatory compliance of the institution.

    The application process also provides an opportunity for public comment on the application, which could further delay the processing of an application. Further, the banking agency reviews a plan to meet the needs of the community to be served by the proposed bank or thrift and particularly low- and moderate-income areas. The banking agency reviewing the proposed acquisition of a bank or thrift could also impose additional conditions on the financial institution and its proposed integration with the other financial services subsidiaries of EChapman.com.

    By owning a bank or thrift, EChapman.com would become a regulated holding company of a financial institution. Not only the financial institution, but EChapman.com itself, as the parent company, is likely to be required to meet certain capital requirements and to subject itself to the regulatory requirements and supervision of a federal and/or state banking agency. The bank or thrift would be subject to extensive regulation, including regulations of its activities and investments, its capitalization, its risk management policies and procedures and its relationships with affiliated companies.

    The need to address extensive regulatory conditions as well as the comprehensive banking regulations could extend the period to integrate fully any Internet bank with our existing range of financial products and thus could delay the synergies we would hope to realize in acquiring a financial institution. Therefore, we cannot assure you that we will implement our plans to establishing an Internet bank or that, if established, this bank would represent a significant source of revenue.

                                  COMPETITION

    The number of web sites competing for the attention and spending of members, users and advertisers has increased, and we expect it to continue to increase. On the Internet, we will compete for users, investors and advertisers with the following types of companies:

    - Online services or Web sites targeted at discrete segments of the DEM community, such as msbet.com, netnoir.com, quepasa.com, ivillage.com, Women.com and womancentral.com

    - Web search and retrieval and other online service companies, commonly referred to as portals, such as Excite, Inc., Infoseek Corporation, Lycos, Inc. and Yahoo! Inc.

    - Publishers and distributors of traditional media, such as television, radio and print

    - Online brokerages and investment banks, such as Ameritrade, DLJdirect, eSchwab, E*Trade and Wit Capital

    - Traditional brokerages and investment banks

    Many of these competitors are larger national firms with access to greater financial, technical, marketing, personnel and other resources. Increased competition from these firms, as well as emerging Internet companies, could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business. We believe that our experience with implementing and using the DEM and DEM Multi-Manager strategies will provide us with a strong advantage that will enable us to compete effectively in the market for Internet-based products and services.

    To remain competitive, we must constantly expand and develop new content areas and services; however, we may not be able to respond to changing consumer preferences and industry standards. EChapman.com may not be able to introduce new products and services before competitors or improve existing products to match competitors' products and services. If we do not timely and continually improve our product and service offerings and introduce new products, our business could be adversely affected.

    We also expect to encounter intense competition in the traditional facets of our business. The traditional securities and investment advisory businesses are extremely competitive, and both The Chapman Co. and Chapman Capital Management compete directly with other larger national securities firms and investment advisors, a significant number of which have greater capital and other resources, including, among other advantages, more personnel and greater marketing, financial, technical and research capabilities. In addition, these firms offer a broader range of financial services than The Chapman Co. and Chapman Capital Management and compete not only with The Chapman Co. and Chapman Capital Management and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients. We expect this competition to intensify with the passage of the Gramm-Leach-Bliley Act, which removes barriers to affiliation between banks, insurance companies and securities firms, and which the President signed the bill into law on November 12, 1999.

    The mutual investment funds managed by Chapman Capital Management are similarly subject to competition from nationally and regionally distributed funds offering equivalent financial products with returns equal to or greater than those offered by Chapman Capital Management's affiliated investment funds. The investment advisory industry is characterized by relatively low cost of entry and the formation of new investment advisory entities which may compete directly with Chapman Capital Management. Chapman Capital Management's ability to increase and retain assets under management could be materially adversely affected if client accounts or the Chapman Capital Management's affiliated mutual funds under-perform specified market benchmarks. Chapman Capital Management's ability to compete with other investment management firms also depends, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions.

    Our securities brokerage and investment banking businesses are concentrated in the securities industry, which is subject to numerous and substantial risks, particularly in volatile or illiquid markets and in markets influenced by sustained periods of low or negative economic growth. Such risks include the risk of losses resulting from:

    - Underwriting and ownership of securities

    - Trading and principal activities

    - Counterparty failure to meet commitments

    - Customer fraud

    - Employee errors

    - Misconduct and fraud (including unauthorized transactions by traders)

    - Failures in connection with the processing of securities transactions

    In addition, our investment banking revenues may decline in periods of reduced demand for public offerings or reduced activity in the secondary markets and when there are reduced spreads on the trading of securities.

                                   PROPERTIES

    Our principal executive offices are located at the World Trade Center-Baltimore, 401 East Pratt Street, 28(th) Floor, Baltimore, Maryland 21202 where we lease approximately 10,000 square feet of office space. The lease for these premises expires in October 2000, and we have an option to renew this lease for another five years. In order to accommodate the additional employees we plan to hire during our first 12 months of operations, we expect to lease additional space.

    We also maintain leases in the following cities for our securities brokerage's branch sales offices:

    - San Francisco, California--three year lease expiring December 2001

    - Chicago, Illinois--one year lease expiring October 2000

    - Memphis, Tennessee--one year lease expiring February 2001

    - Dallas, Texas--six month lease with automatic six month extensions

    Until November 30, 1999, we leased office space in Birmingham, Alabama on a month-to-month basis. On March 10, 1999, we entered into a pre-lease agreement for new office space in Birmingham, Alabama, which we have occupied since December 1, 1999, and we are currently in the process of negotiating the terms of this lease. In addition, we lease office space on a month-to-month basis in Philadelphia, Pennsylvania. We also maintain a lease in Denver, Colorado which expired in May 2000. This space previously housed one brokerage employee; however, we have subleased this space to a third party and have relocated our Denver sales office to the home office of our employee.

                                   TRADEMARKS

    We have the right to use the following registered trademarks and common law trademarks pursuant to our non-exclusive royalty-free Service Mark Licensing Agreement with Nathan A. Chapman, Jr.:

    - Domestic Emerging Markets-Registered Trademark-

    - DEM-Registered Trademark-

    - C-Eagle Logo-TM- appearing on the front of this prospectus

    - DEM Index-TM-

    - DEM Profile-TM-

    - DEM Universe-TM-

    - DEM Community-TM-

    - DEM Company-TM-

    - DEM Multi-Manager-TM-

    - Chapman-TM-

    - Chapman Education-TM-

    - Chapman Network-TM-

    - Chapman Trading-TM-

    - Chapman Marketplace-TM-

    - Chapman Kids Club-TM-

    - EChapman.com-TM-

    We regard our trademarks and other intellectual property as critical to our success. We rely on trademark law to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

                                   EMPLOYEES

    As of March 31, 2000, we had 66 full-time employees. As of March 31, 2000, EChapman.com had one full-time employee. As of March 31, 2000, The Chapman Co. had 50 full-time employees, including 34 registered representatives. As of March 31, 2000, Chapman Capital Management had 10 full-time employees and three employees which it shares with The Chapman Co. These shared employees serve as executive officers for both Chapman Capital Management and The Chapman Co. As of March 31, 2000, Chapman On-Line had 5 full-time employees. As of March 31, 2000, The Chapman Insurance Agency had no employees.

    We consider our relationship with our employees and those of The Chapman Co. and Chapman Capital Management to be good. EChapman.com's future success will depend on its ability to identify, attract, retain and motivate highly skilled technical, managerial, sales, marketing and customer service personnel. Competition for these persons is intense. We cannot assure you that we will be able to attract or retain these personnel.

                               LEGAL PROCEEDINGS

    We are involved from time to time in various legal proceedings and claims incident to the normal conduct of our business. We believe that such legal proceedings and claims, individually and in the aggregate, are not likely to have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

    Our directors and executive officers are as follows:

NAME                                                AGE                       PRINCIPAL POSITIONS
----                                        --------------------   ------------------------------------------
Nathan A. Chapman, Jr. ...................           42            President, chairman of the board and
                                                                   director
Earl U. Bravo, Sr. .......................           52            Director, senior vice president, secretary
                                                                   and assistant treasurer
Demetris Brown............................           44            Treasurer, assistant secretary and chief
                                                                   financial officer
Sabrina Warren Bush.......................           41            Senior vice president, equity sales
Tracey Rancifer...........................           30            Senior vice president, corporate
                                                                   development
Michael Easterling........................           52            Vice President, media
Vincent McCarley..........................           45            Senior vice president, public finance
Charles Owens.............................           56            Vice president, special events
Raymond Haysbert..........................           80            Director nominee
Kweisi Mfume..............................           51            Director nominee
Mark Jefferson............................           32            Director nominee
Adolph Washington.........................           59            Director nominee

    NATHAN A. CHAPMAN, JR. has been president of EChapman.com since our inception. Mr. Chapman founded Chapman Holdings, Inc. in 1997 and its subsidiary, The Chapman Co., in 1986. Mr. Chapman also founded Chapman Capital Management Holdings, Inc. in 1998, and its subsidiary Chapman Capital Management, Inc. in 1988. Mr. Chapman founded Chapman Insurance Holdings, Inc. in 1997 and its subsidiary, Chapman Insurance Agency, Incorporated, in 1987.
Mr. Chapman has served as president, chairman of the board and a director of all of these entities since their inception. Mr. Chapman is also the president, chairman of the board and a director of The Chapman Funds, Inc. Prior to founding The Chapman Co., Mr. Chapman was a broker for Alex. Brown and Sons, an investment banking and securities brokerage firm, from 1982 to 1987.
Mr. Chapman is a certified public accountant, a general securities principal, registered options principal and registered municipal principal. In July 1999, the University of Maryland Office of the Board of Regents elected Mr. Chapman chairman of the board of regents.

    EARL U. BRAVO, SR. has been a director, senior vice president, secretary and assistant treasurer of EChapman.com since our inception. Mr. Bravo has been chief operating officer of The Chapman Co. since 1992 and secretary and assistant treasurer since 1997. Mr. Bravo has been senior vice president, secretary, assistant treasurer and a director of Chapman Holdings, Inc. since 1997 and of Chapman Capital Management Holdings, Inc. since 1998. Mr. Bravo is a general securities principal, financial and operations principal and registered representative. Mr. Bravo holds an MBA from the University of Maryland, College Park.

    DEMETRIS BROWN has been treasurer, assistant secretary and chief financial officer since our inception. Mr. Brown has been chief financial officer of The Chapman Co. since 1998. From 1993 to 1998, Mr. Brown was the vice president of finance for the Injured Workers' Insurance Fund, a casualty insurance underwriter. Mr. Brown served as the director of finance for Computer Sciences Corporation, an information technology consulting firm, from 1989 to 1993. Mr. Brown is a certified public accountant, certified management accountant, financial and operations principal, and registered representative.

    MICHAEL EASTERLING is our vice president of media and has served in the same capacity for The Chapman Co. since July 1999. From 1988 to 1998, Mr. Easterling worked for WJZ-TV, a local Baltimore CBS affiliate for 17 years, holding various positions, including Manager of Programming and Public Affairs from 1994 to 1998. In 1997, Mr. Easterling founded Straight Talk Communications, a production company. Mr. Easterling earned his B.A. in Marketing from Howard University.

    SABRINA WARREN BUSH is our senior vice president of equity sales and has served in the same capacity for The Chapman Co. since 1992. From 1982 to 1992, Ms. Bush was employed with Maryland National Bank in various capacities including vice president of employee relations for all the subsidiaries of MNC Financial Inc., the former bank holding company of Maryland National Bank, and vice president of strategic planning for the retail banking division. Ms. Bush attended the University of Florida and received her M.S. in business with a concentration in finance from The Johns Hopkins University in 1998.

    TRACEY RANCIFER is our senior vice president of corporate development and has served in the same capacity for Chapman Capital Management since 1998. Prior to joining Chapman Capital Management, Ms. Rancifer was executive assistant to the Mayor of Memphis, Tennessee and the director of government affairs from 1997 to 1999. From 1996 to 1997, Ms. Rancifer was the administrative operations director for the City of Little Rock, Arkansas. Ms Rancifer was a graduate research assistant at the Arkansas Institute of Government, a research and policy organization, from 1995 to 1996, and from 1993 to 1995, Ms. Rancifer was the special assistant to the United States Secretary of Commerce. In 1993, Ms. Rancifer served as the eastern manager of corporate and government relations for E.W. Moon, Inc., a construction management firm. Ms. Rancifer received her B.A. in Political Science from Rhodes College and her Masters of Public Affairs and Administration from the University of Little Rock.

    VINCENT MCCARLEY is our senior vice president of public finance and has served in that capacity for The Chapman Co. since 1998. From 1986 to 1998, Mr. McCarley was a senior vice president at Sieber Branford Shank & Co. LLC and the former Grigsby Branford & Co. where he focused on lease purchase/certificates of participation, infrastructure, school and redevelopment financings. Mr McCarley holds an MBA from Pepperdine University and is a municipal securities principal.

    CHARLES OWENS is our vice president of special events and has served as the vice president of special events for The Chapman Company since 1998. Prior to his association with The Chapman Company, Mr. Owens was the executive director of the Maryland District of Columbia Minority Supplier Development Council, a business development organization, from 1990 to 1998. Mr. Owens is a graduate of Dartmouth College's Amos Tuck School of Business.

    RAYMOND HAYSBERT has been nominated to serve as a member of the board of directors of EChapman.com upon the closing of this offering. Mr. Haysbert is the retired president and chairman of the Parks Sausage Company, the first African-American controlled publicly traded company, a position he held from 1969 to 1990. Mr. Haysbert is currently a director emeritus of Bell Atlantic Nynex. Mr. Haysbert taught in the School of Business at Morgan State University for 17 years and presently serves as the chairman of the Entrepreneurial Institute at the EDGE Center of Sojourner Douglass College.

    KWEISI MFUME has been nominated to serve as a member of the board of directors of EChapman.com upon the closing of this offering. Mr. Mfume has served as the president and chief executive officer of the NAACP since
February 15, 1996. From 1986 to 1996, Mr. Mfume represented Maryland's 7(th) Congressional District in the United States Congress, where he also served on several committees during his terms of office, including the Banking and Financial Services Committee, the General Oversight and Investigations Subcommittee, the Committee on Education and the Small Business Committee and the full Ethics Committee and Joint Economic Committee of the House of Representatives and Senate. Mr. Mfume also served two years as the Chairman of the Congressional Black Caucus and later served as the Chair of the Caucus' Task Force to Preserve Affirmative Action. During his last term in Congress,
Mr. Mfume was appointed by the House Democratic Caucus to Vice Chairman for Communications.

    MARK JEFFERSON has been nominated to serve as a member of the board of directors of EChapman.com upon the closing of this offering. In 1999, Mr. Jefferson founded Funburst Media, LLC, an online service provider, for which he also serves as chairman. In 1998, Mr. Jefferson founded and became principal of Envue Technologies, an Ecommerce service provider, a position he still holds. Mr. Jefferson served as vice president of CertCo., Inc., an Ecommerce security firm from 1997 to 1998. From 1995 to 1997, Mr. Jefferson was a Manager at Cisco Systems, a firm specializing in networking equipment.

    ADOLPH WASHINGTON has been nominated to serve as a member of the board of directors of EChapman.com upon the closing of this offering. Since 1999, Mr. Washington has served as the vice president of field promotions with Capitol Records in Hollywood, California. From 1996 to 1999, Mr. Washington served as senior vice president of marketing and promotions at Warner Bros. Records.
Mr. Washington was the senior vice president of marketing and promotions at MCA Records from 1991 to 1996. He received his B.A. in Social Sciences from the University of Arkansas at Pine Bluff.

COMMITTEES OF THE BOARD OF DIRECTORS

    The board of directors has appointed an audit committee of the board of directors that will review the scope of accounting audits, review with our independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within EChapman.com, review with the independent auditors their final report, review with internal and independent auditors overall accounting and financial controls, and be available to our independent auditors during the year for consultation purposes. Upon the closing of this offering, the audit committee will consist of three independent directors.

    The board of directors has also appointed a compensation committee of the board of directors which will review the performance of senior management, recommend appropriate compensation levels and approve the issuance of stock options under our stock option plan. Upon the closing of this offering, the compensation committee will consist of three independent directors.

    All directors and officers of EChapman.com serve until their successors are duly elected and qualify.

EXECUTIVE COMPENSATION

    The summary compensation and option grants in last fiscal year tables give effect to the Chapman Holdings and Chapman Capital Management Holdings mergers as if they occurred at January 1, 1998 and set forth compensation paid to executive officers by Chapman Holdings and/or Chapman Capital Management Holdings.

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation paid during the last two fiscal years, to the chief executive officer and the other four most highly compensated executive officers of EChapman.com whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999.

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                                                           AWARDS
                                                                                        ------------
                                                                  ANNUAL COMPENSATION    SECURITIES
                                                                  -------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                              YEAR      SALARY     BONUS       OPTIONS
---------------------------                            --------   --------   --------   ------------
Nathan A. Chapman Jr.................................    1999     $266,667   $100,000      11,168
  President                                              1998     $200,000   $100,000          --

Vincent McCarley.....................................    1999     $150,000   $ 25,000          --
  Senior vice president                                  1998       75,321     50,000       1,932

Earl U. Bravo, Sr....................................    1999     $105,000   $ 50,000      11,168
  Senior vice president, secretary and assistant         1998     $105,000   $ 10,000       9,664
  treasurer

Tracey Rancifer......................................    1999     $100,000   $ 28,046       2,233
  Senior vice president                                  1998          N/A        N/A         N/A

Demetris Brown.......................................    1999     $ 90,000   $ 20,000          --
  Chief financial officer                                1998          N/A        N/A         N/A

    Ms. Rancifer's and Mr. Brown's annual salary for 1998 was less than $100,000.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning stock options granted in 1999 to the executive officers named in the summary compensation table.

                                              NUMBER OF    PERCENT OF TOTAL
                                              SECURITIES       OPTIONS
                                              UNDERLYING      GRANTED TO      EXERCISE OR
                                               OPTIONS       EMPLOYEES IN     BASE PRICE
NAME                                           GRANTED       FISCAL YEAR       ($/SHARE)    EXPIRATION DATE
----                                          ----------   ----------------   -----------   ---------------
Nathan A. Chapman, Jr.......................    11,168           20.8%           $4.13         5/14/2002

Earl U. Bravo, Sr...........................    11,168           20.8%           $3.76         5/14/2002

Tracey Rancifer.............................     2,233            4.2%           $3.76         5/14/2002

    On May 14, 1999, Chapman Capital Management Holdings granted Mr. Chapman an option for 5,000 shares, Mr. Bravo an option for 5,000 shares and Ms. Rancifer an option for 1,000 shares of its common stock under its Omnibus Stock Plan. Mr. Chapman's options were granted with an exercise price of $9.22, which was 110% of the fair market value of the stock of Chapman Capital Management Holdings at the time of the grant. Mr. Bravo's and Ms. Rancifer's options were granted with an exercise price of $8.38, the fair market value of the stock at the time of the grant. As a result of the Chapman Capital Management Holdings merger, these options will convert into options under EChapman.com's Omnibus Stock Plan.

    The original option grants by Chapman Capital Management Holdings were not made in contemplation of the mergers and EChapman.com's initial public offering.

    The share numbers in the option table for Mr. Chapman, Ms. Rancifer and Mr. Bravo are based upon the Chapman Capital Management option grants multiplied by the 2.23363 exchange ratio for the Chapman Capital Management merger. The exercise prices for these options were determined by dividing the original exercise price of $9.22 in the case of Mr. Chapman and $8.38 in the cases of Mr. Bravo and Ms. Rancifer by this exchange ratio.

1999 ECHAPMAN.COM, INC. OMNIBUS STOCK PLAN

    Our board of directors has established the 1999 EChapman.com, Inc. Omnibus Stock Plan to enable us to grant equity compensation to the our directors, officers, employees and consultants. Our stock plan will be administered by the compensation committee of the board of directors. We have reserved 850,000 shares of our common stock for issuance under our stock option plan.

    No securities have been issued under the stock option plan as of the date of this prospectus; however, in connection with the mergers, the outstanding stock options of Chapman Holdings and Chapman Capital Management Holdings will be converted on the same basis as the shares of common stock of these companies into outstanding stock options under the EChapman.com Omnibus Stock Option Plan.

    Chapman Holdings granted options to purchase a total of 42,900 shares of its common stock, including options granted to Mr. Bravo to purchase 5,000 shares and Mr. McCarley to purchase 1,000 shares on September 28, 1998. These options were granted with an exercise price of $9.50 per share, the fair market value of the Chapman Holdings common stock on the date of the option grants. Chapman Capital Management Holdings granted options to purchase a total of 24,000 shares, including the options granted to Mr. Chapman, Mr. Bravo and Ms. Rancifer reflected in the option table above, on May 14, 1999. These options, except for that granted to Mr. Chapman, were granted with an exercise price of $8.38, the fair market value of the Chapman Capital Management Holdings common stock on the date of the option grants. Mr. Chapman's option was granted at 110% of the fair market value of the Chapman Capital Management Holdings common stock on the grant date.

    Upon closing of the mergers and this offering, there will be 136,510 shares subject to outstanding stock options. This number is based upon the option grants made by Chapman Holdings and Chapman Capital Management Holdings under their respective stock plans multiplied by the exchange ratios of 1.93295 and
2.23363 for the Chapman Holdings and Chapman Capital Management Holdings mergers. The exercise price of the Chapman Holdings options will be $4.92 per share, which is the original exercise price dividend by the Chapman Holdings exchange ratio. As converted, the Chapman Holdings options constitute 82,910 shares subject to options under the EChapman.com stock plan, and the Chapman Capital Management Holdings options constitute 53,600 shares subject to options under the EChapman.com stock plan.

    The exercise price of the Chapman Capital Management Holdings options, except for the granted to Mr. Chapman, will be $3.76, which is the original exercise price divided by the Chapman Capital Management Holdings exchange ratio. Mr. Chapman's option will carry an exercise price of $4.13 per share.

                       PRINCIPAL AND SELLING STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of April 30, 2000, as adjusted to reflect the sale of common stock in this offering and the mergers, of

    - Each person known by us who will beneficially own 5% or more of the outstanding shares of common stock following the offering and the mergers,

    - Each of our directors and director nominees,

    - Each executive officer named in the summary compensation table, and

    - all of our directors, director nominees and executive officers as a group.

    Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, will have sole voting and investment power with respect to such shares.


    The number of shares of common stock outstanding used in calculating the percentage for each listed person includes options exercisable within 60 days of April 30, 2000 but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 13,194,845 shares of common stock outstanding as of April 30, 2000, and 14,454,845 shares outstanding upon closing of this offering assuming completion of the pending mergers of Chapman Holdings and Chapman Capital Management Holdings.


                                                           SHARES BENEFICIALLY
                                                         OWNED AFTER THE MERGERS
                                                        AND PRIOR TO OFFERING(2)                  SHARES
           NAME AND ADDRESS OF             ---------------------------------------------------    BEING
          BENEFICIAL HOLDER(1)                       NUMBER                   PERCENTAGE         OFFERED
-----------------------------------------  --------------------------   ----------------------   --------
Nathan A. Chapman, Jr.(4)(5).............                   9,405,970                    71.2%    80,000
Earl U. Bravo, Sr.(6)....................                      29,809                       *
Demetris Brown(7)........................                       2,233                       *
Raymond Haysbert.........................                       3,864                       *
Mark Jefferson...........................                           0                       *
Kweisi Mfume.............................                       1,382                       *
Adolph Washington........................                      20,102                       *
Vincent McCarley(8)......................                       1,932                       *
Tracey Rancifer(9)(10)...................                       6,699                       *
All Directors and Executive Officers as a
  Group (9 persons)......................                   9,471,991                    71.6%

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                          AFTER THE OFFERING(3)
           NAME AND ADDRESS OF             ---------------------------------------------------
          BENEFICIAL HOLDER(1)                       NUMBER                   PERCENTAGE
-----------------------------------------  --------------------------   ----------------------
Nathan A. Chapman, Jr.(4)(5).............                   9,405,970                     65.0%
Earl U. Bravo, Sr.(6)....................                      29,809                        *
Demetris Brown(7)........................                       2,233                        *
Raymond Haysbert.........................                       3,864                        *
Mark Jefferson...........................                           0                        *
Kweisi Mfume.............................                       1,382                        *
Adolph Washington........................                      20,102                        *
Vincent McCarley(8)......................                       1,932                        *
Tracey Rancifer(9)(10)...................                       6,699                        *
All Directors and Executive Officers as a
  Group (9 persons)......................                   9,471,991                     65.4%


------------------------

*   Represents less than one percent of the outstanding shares of common stock.

(1) Each stockholder's address is 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202 unless otherwise noted.

(2) Includes a total of 36,165 shares subject to options that are currently exercisable which are held by the persons named in the table.


(3) Assumes the underwriters' over-allotment option is not exercised. Exercise in full of the underwriter's over-allotment option would reduce
    Mr. Chapman's ownership percentage following the offering to 64.0% and would reduce the ownership percentage of all directors and executive officers to 64.3%.


(4) Includes shares issuable upon exercise of currently exercisable options to purchase 11,168 shares.

(5) Includes 446,222 shares held in inventory by The Chapman Co., as market maker for the common stock, and 310,760 shares held by investment advisory accounts over which Chapman Capital Management has voting and/or dispository discretion. These shares have no voting rights as long as they are held by a subsidiary of EChapman.com. Mr. Chapman disclaims beneficial ownership of the shares held by The Chapman Co. and Chapman Capital Management.

(6) Includes shares issuable upon exercise of options to purchase 20,832 shares.

(7) Includes 2,233 shares Mr. Brown owns jointly with his spouse.

(8) Includes shares issuable upon the exercise of currently exercisable options to purchase 1,932 shares.

(9) Includes shares issuable upon the exercise of currently exercisable options to purchase 2,233 shares.

(10) Includes 2,233 shares Ms. Rancifer owns jointly with her father.

                              CERTAIN TRANSACTIONS

    Nathan A. Chapman, Jr., the president and a director of our company, is the president, a director of each of Chapman Holdings, Chapman Capital Management Holdings, Chapman Insurance Holdings and The Chapman Funds, Inc. He is also a controlling stockholder of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings. Earl U. Bravo, Sr., a director, senior vice president, secretary and assistant treasurer of EChapman.com, is secretary, assistant treasurer and a director of Chapman Capital Management Holdings and Chapman Holdings and secretary and assistant treasurer of The Chapman Funds. Demetris Brown, treasurer, chief financial officer and assistant secretary of EChapman.com, is the chief financial officer of The Chapman Co.

    Mr. Chapman is president and treasurer and Mr. Bravo is secretary of Chapman General Partner One, Inc., a Maryland corporation and the general partner of Chapman Limited Partnership I, a Maryland limited partnership the operations of which consist solely of the ownership and rental of furniture and equipment to The Chapman Co. Chapman Holdings leases furniture and equipment from this partnership. The lease requires monthly payments of $9,846 and contains one year renewable terms, at our option, through September 2000, at which time we can purchase the furniture and equipment at fair market value. Rent expense under this lease agreement was $118,512 in each of 1998 and 1999. We believe that the terms of these transactions were substantially as favorable to us as those available from non-affiliates.

    On December 14, 1998, The Chapman Co. and Chapman Capital Management paid $19,536 on behalf of Chapman Limited Partnership I for certain taxes and related payments, interest, and penalties. The Chapman Co. and Chapman Capital Management characterized these 1998 payments as an expense for which they will not be reimbursed by the partnership and which is related to The Chapman Co.'s administration of the partnership. On October 22, 1999, Chapman Holdings and Chapman Capital Management Holdings each paid $49,018 on behalf of the partnership for the payment of certain taxes and related payments. Chapman Holdings and Chapman Capital Management Holdings each characterized $24,509 of these 1999 payments as an expense for which they will not be reimbursed by the partnership and which is related to the administration of the partnership. The partnership reimbursed each of Chapman Holdings and Chapman Capital Management Holdings $19,000 of the 1999 payments on March 13, 2000.

    As of March 31, 2000, Mr. Chapman owed EChapman.com's subsidiaries $1,069,893 in connection with the following notes, including accrued interest, listed below. These notes were issued for purposes unrelated to the businesses of EChapman.com, Chapman Holdings, Chapman Capital Management Holdings or their respective affiliates.

    - Three-year promissory note to The Chapman Co. dated February 11, 1998 in the amount of $176,250, which accrues interest at 5.54% per annum and requires no payments of principal or interest until maturity.

    - Three-year promissory note to Chapman Holdings dated March 11, 1998 in the amount of $285,587, which accrues interest at 5.5% per annum.

    - Demand promissory note to Chapman Holdings dated May 1, 1998 in the amount of $100,000, which accrues interest at 5.5% per annum.

    - Demand promissory note to Chapman Capital Management dated July 2, 1998 in the amount of $45,000, which accrues interest at 5.48% per annum.

    - Three year promissory note to Chapman Capital Management Holdings dated August 21, 1998 in the amount of $65,000, which accrues interest at 5.48% per annum.

    - Three-year promissory note to Chapman Holdings dated December 31, 1998 in the amount of $51,690, which accrues interest at 4.33% per annum.

    - Demand promissory note to Chapman Capital Management Holdings dated
      July 29, 1999 in the amount of $242,000, which accrues interest at 5.45% per annum.

    - Three-year promissory note to The Chapman Co. dated December 31, 1999 in the amount of $32,837, which accrues interest at 4.33% per annum.

    - Three year promissory note to The Chapman Co. dated March 31, 2000 in the amount of $17,322, which accrues interest at 6.45% per annum.

    The Chapman Co. acted as the underwriter, on a best efforts basis, for the sale of DEM, Inc. common stock. The Chapman Co. was paid $432,008 and $0 in management fees and commissions in the years ended December 31, 1997 and December 31, 1998, respectively.

    Until DEM, Inc.'s, liquidation in 1998, Chapman Capital Management served as the investment adviser and administrator of DEM, Inc. In connection with its investment advisory relationship with DEM, Inc., Chapman Capital Management was paid $139,000 and $150,000 in advisory and administrative fees in the years ended December 31, 1997 and December 31, 1998, respectively.

    In connection with Chapman Capital Management's provisions of investment advisory services to The Chapman U.S. Treasury Money Fund, Chapman Capital Management Holdings was paid $259,991, $593,568 and $62,417 in advisory and administrative fees for the years ended December 31, 1998 and 1999 and for the three months ended March 31, 2000, respectively. For the year ended
December 31, 1999 and for the three months ended March 31, 2000, Chapman Capital Management has reimbursed The Chapman Funds, on behalf of The Chapman U.S. Treasury Money Fund, $129,879 and $13,995, respectively, under an expense limitation agreement with The Chapman Funds.

    The DEM Equity Fund became active in April 1998, and Chapman Capital Management was paid $69,356, $121,862 and $80,763 in advisory and administrative fees for the years ended December 31, 1998 and 1999 and the three months ended March 31, 2000, respectively. For the year ended December 31, 1999 and the three months ended March 31, 2000, Chapman Capital Management has reimbursed The Chapman Funds, on behalf of the DEM Equity Fund, $48,092 and $7,836, respectively, under an expense limitation agreement with The Chapman Funds.

    The DEM Index Fund became active in March 1999 and Chapman Capital Management was paid $516 and $576 in advisory and administrative fees through December 31, 1999 and for the three months ended March 31, 2000, respectively. Chapman Capital Management reimbursed The Chapman Funds, on behalf of the DEM Index Fund, $146,702 and $32,743 under an expense limitation agreement with The Chapman Funds for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.

    Chapman Capital Management has entered into agreements with The Chapman Funds on behalf of three additional portfolios, the DEM Fixed Income Fund, the DEM Multi-Manager Bond Fund and the DEM Multi-Manager Equity Fund, to provide investment advisory and administration services. These funds are not currently active. However, Chapman Capital Management has paid approximately $266,804 of start-up expenses for these funds and the DEM Index Fund.

    On March 17, 2000, Chapman Capital Management entered into a new ten year expense limitation agreement with The Chapman Funds on behalf of certain of its portfolios, including the DEM Equity Fund and the DEM Index Fund, under which Chapman Capital Management will reimburse the covered portfolios for expenses incurred on behalf of these portfolios in excess of stated percentages of the portfolios' net assets.

    The Chapman Co. is the distributor for The Chapman U.S. Treasury Money Fund, DEM Equity Fund and DEM Index Fund under distribution agreements between The Chapman Co. and The Chapman Funds, Inc. The Chapman Co. receives no compensation for the distribution of shares of The Chapman U.S. Treasury Money Fund. The DEM Index Fund had no operations in 1998. The Chapman Co. was paid $15,368, $41,399 and $24,114 in management fees and commissions in the years ended December 31, 1998 and, 1999 and the three months ended March 31, 2000, respectively, in connection with its distribution agreement with The Chapman Funds pertaining to the DEM Equity Fund.

    The Chapman Co. has entered into distribution agreements with The Chapman Funds with respect to three additional funds; however, these funds have not yet commenced operations.

    Following the closing of the offering, we will acquire Chapman Holdings, Chapman Capital Management and Chapman Insurance Holdings under merger agreements between and among EChapman.com, each target company and, in each case, a wholly-owned subsidiary of EChapman.com. Because Mr. Chapman, the President and a director of EChapman.com, is the president, a director and controlling stockholder of each of the two publicly traded target companies, the disinterested members of the boards of directors of each of Chapman Holdings and Chapman Capital Management approved the mergers of Chapman Holdings and Chapman Capital Management Holdings in accordance with Maryland law.

    We have entered into a non-exclusive, royalty-free licensing agreement with Mr. Chapman pertaining to our use of the C-Eagle Logo-TM-, Chapman, Chapman Trading-TM-, Chapman Network-TM-, Chapman Education-TM-, Chapman
Marketplace-TM-, Chapman Kids Club-TM-, DEM Index-TM-, DEM Profile-TM-, DEM Universe-TM-, DEM Company-TM-, DEM Community-TM-, DEM Multi-Manager-TM-, EChapman.com-TM-, Domestic Emerging Markets-Registered Trademark-, DEM-Registered Trademark-, trademarks that are owned by Mr. Chapman.

    In the past, transactions between Chapman Holdings or Chapman Capital Management have been approved by a majority of the board of directors of the respective Chapman affiliated-entity, including a majority of the directors who do not have a material financial interest in the transactions, in accordance with Maryland law. EChapman.com intends to continue its practice of obtaining board and disinterested director approval for future transactions with affiliates, including future loans, if any, to Mr. Chapman or other affiliates of EChapman.com. Maryland law does not impose specific numerical restrictions as to the amount of these affiliated transactions and loans, and our board of directors has not adopted a policy which imposes any such restrictions.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of EChapman.com, Inc. consists of 50 million shares of common stock, par value $0.001 per share.

COMMON STOCK

    As of the date of this prospectus, there is one share of our common stock issued and outstanding held of record by one stockholder. Following the closing of the mergers, 13,194,845 shares of our common stock will be issued and outstanding, held of record by approximately 52 stockholders. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor.

    In the event of a dissolution, liquidation or winding-up of EChapman.com, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and nonassessable.

INDEMNIFICATION

    Our charter provides that EChapman.com will indemnify our currently acting and our former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended. If approved by the board of directors, EChapman.com may indemnify its employees, agents and persons who serve or have served, at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the board of directors. EChapman.com will advance expenses to our directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may in the discretion of the board of directors advance expenses to employees, agents and others who may be granted indemnification.

    Under the underwriting agreement, EChapman.com has agreed to indemnify the underwriters and the underwriters have agreed to indemnify us and our directors, officers and controlling persons against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act. Under our agreement with the qualified independent underwriter, we have also agreed to indemnify Ferris, Baker Watts, Incorporated for liabilities in connection with this offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons under the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Furthermore, our charter provides that, to the fullest extent permitted by the Maryland General Corporation Law as it may be amended from time to time, no director or officer of EChapman.com shall be liable to EChapman.com or its stockholders for monetary damages arising out of events occurring at the time such person is serving as a director or officer, regardless of whether such person is a director or officer at the time of a proceeding in which liability is asserted. Under current Maryland law, the effect of this provision is to eliminate the rights of EChapman.com and its stockholders to recover monetary damages from a director or officer except

    - to the extent that it is proved that the director or officer actually received an improper benefit, or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or

    - to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

    In situations to which the charter provision applies, the remedies available to EChapman.com or its stockholders are limited to equitable remedies such as injunction or rescission.

BUSINESS COMBINATION LAW

    The Maryland General Corporation Law also imposes conditions and restrictions on certain business combinations, including, among other various transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities, between a Maryland corporation and any person who beneficially owns at least 10% of the corporation's stock. The statute refers to these beneficial owners as "interested stockholders". Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After such five-year period, a business combination with an interested stockholder must be:

    -  recommended by the corporation's board of directors; and

    -  approved by the affirmative vote of at least

       -  80% of the corporation's outstanding shares entitled to vote and

       - two-thirds of the outstanding shares entitled to vote which are not held by the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a "fair price," as defined in the statute for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for his shares.

EChapman.com is subject to the provisions of this statute; however, EChapman.com's charter exempts

    - Nathan A. Chapman, Jr.

    - any person that becomes an interested stockholder as a result of a transfer of securities of EChapman.com under a written agreement to which Mr. Chapman or any affiliate or associate of Mr. Chapman is a party that provides for this exemption,

    - the respective affiliates and associates of Mr. Chapman and these transferees.

CONSTITUENCY PROVISION

    Maryland law permits a corporation to include in its charter a constituency provision that allows the board of directors of the corporation, in considering a potential acquisition of control of the corporation, to consider the effect of the potential acquisition of control on stockholders, employees, suppliers, customers, and creditors of the corporation and the communities in which offices or other establishments of the corporation are located. EChapman.com has included such a provision in its charter.

ANTI-TAKEOVER EFFECT

    The charter provisions discussed in "Business Combination Law" and "Constituency Provision" above may reduce the vulnerability of EChapman.com to an unsolicited proposal for takeover. In some circumstances, certain stockholders may consider these provisions to have disadvantageous effects. Takeover offers are frequently made at prices above the market price of the target company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the target company's stock to reach levels that are higher than would otherwise be the case. EChapman.com's charter provisions, as well as the statutory and regulatory provisions mentioned above, may discourage any of these acquisitions, even though these acquisitions might be beneficial to EChapman.com or its stockholders. Accordingly, stockholders could be deprived of the opportunity to sell their stock at prices in excess of current market prices, which often prevail as the result of such occurrences.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has been no trading market for the common stock. Although we have applied for quotation of the common stock on the Nasdaq National

Market System, there can be no assurance that an active trading market for the common stock will develop and, if developed, will continue after the offering. Quotation of our common stock on the Nasdaq National Market System is conditioned upon our meeting certain asset, capital and surplus, stock price and public float tests. There can be no assurance that the public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering.


    As of the date of the closing of this offering and after the closing of the mergers, EChapman.com will have 14,454,845 outstanding shares of common stock, or 14,563,845 shares if the underwriters exercise the over-allotment option in full. All shares acquired in this offering, other than shares that may be acquired by our "affiliates" as defined by Rule 144 under the Securities Act, will be registered under the Securities Act and freely transferable. In addition, the shares of EChapman.com stock to be issued in the mergers will be registered under the Securities Act and will be freely transferable under the Securities Act except for shares issued to any person who is deemed to be an "affiliate" of EChapman.com, Chapman Holdings or Chapman Capital Management Holdings.


    Shares of EChapman.com common stock received by stockholders of Chapman Holdings or Chapman Capital Management Holdings who are deemed to be affiliates of Chapman Holdings or Chapman Capital Management Holdings at the time of the stockholder meetings to approve the mergers may resell their shares only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Any person deemed to be an affiliate of EChapman.com may resell their shares without registration only as permitted by Rule 144 under the Securities Act, or under another exemption under the Securities Act.

    No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect the prevailing market price for the common stock and could impair our ability to raise capital through the sale of our equity securities.


    On a pro forma as adjusted basis giving effect to the mergers and this offering, as of April 30, 2000, Mr. Chapman beneficially owned 9,405,970 shares, or 9,325,970 shares if the underwriters exercise the over-allotment option in full, of common stock or approximately 65.0%, or 64.0% if the underwriters exercise the over-allotment option in full, of our outstanding common stock. Except for the shares he may sell to the underwriter as part of the over-allotment option, Mr. Chapman has agreed not to sell any shares of common stock that he owns as of the date of this prospectus during the 180 days following the closing of this offering except in connection with the over-allotment option. After the lock-up period, Mr. Chapman may resell his shares without registration by complying with Rule 144 discussed below.

    In general, under Rule 144, a person, or persons whose shares are required to be aggregated, including any of our affiliates, who beneficially owns "restricted shares" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of:

    - 1% of the then-outstanding shares of common stock; or

    - the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of the required notice of sale with the Commission.

    In addition, any person, or persons whose shares are aggregated, who is not, at the time of the sale, nor during the preceding three months, our affiliate, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or volume limitations described above.

                                  UNDERWRITING

    Subject to the terms and conditions contained in an underwriting agreement between EChapman.com and The Chapman Co., EChapman.com has agreed to sell to each of the underwriters named below, for which The Chapman Co. is acting as representative, and each of the underwriters has severally agreed to purchase from EChapman.com, the respective number of shares of common stock set forth opposite its name below at the initial public offering price, less the underwriting discount set forth on the cover page of this prospectus. The underwriting agreement provides that, subject to the terms and conditions set forth in that agreement, the underwriters are obligated to purchase all of the shares of common stock being sold under the underwriting agreement if any of the shares of common stock are purchased. Under certain circumstances, under the underwriting agreement, the commitments of non-defaulting underwriters may be increased.


                                                               NUMBER OF FIRM
                      UNDERWRITERS                         SHARES TO BE PURCHASED
                      ------------                         ----------------------
The Chapman Co...........................................          310,000
Salomon Smith Barney Inc.................................          250,000
Ferris, Baker Watts, Incorporated........................          200,000
Stephens Inc.............................................          200,000
Doley Securities, Inc....................................           75,000
First Colonial Securities Group, Inc.....................           75,000
M.R. Beal & Company......................................           75,000
Pryor & Co., LLC.........................................           75,000
                                                                 ---------
    Total................................................        1,260,000
                                                                 =========



    The Chapman Co., as representative of the underwriters, has advised EChapman.com that the underwriters propose initially to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers which are NASD dealers at the same price less a concession not in excess of $0.55 per share. The underwriters may allow, and these dealers may reallow, a concession not in excess of $0.10 per share of common stock on sales to certain other dealers. The public offering price, discount and concession will not be changed until after the offering has been completed.



    Nathan A. Chapman, Jr., as selling stockholder, has granted the underwriters an option to purchase up to an additional 80,000, and EChapman.com has granted the underwriters an option to purchase up to an additional 109,000 shares of common stock at the initial public offering price set forth on the cover page of this prospectus, less the underwriting discount. This option, which will expire 30 days after the date of this prospectus, may be exercised solely to cover over-allotments, if any, made in connection with the sale of common stock offered by this prospectus. To the extent this option is not exercised in full, the shares sold by EChapman.com in connection with the option will be reduced. To the extent that this option is exercised, each of the underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of additional shares which the number of shares of common stock to be purchased initially by that underwriter bears to the total number of shares of common stock to be purchased initially by all underwriters. If purchased, the underwriters will offer such additional shares on the same terms as those on which the 1,260,000 shares of common stock are being offered by this prospectus.


    The Conduct Rules of the NASD require that when a member of the NASD, such as The Chapman Co., participates in the public distribution of its parent company's securities, the public offering price can be no higher than recommended by a qualified independent underwriter. In order to comply with this requirement, Ferris, Baker Watts, Incorporated, has agreed to serve as qualified independent underwriter and to recommend an initial public offering price for the shares of our common stock. Ferris, Baker Watts, Incorporated has participated in the preparation of the registration statement of which this prospectus forms a part and has performed "due diligence" with respect thereto. For acting as a qualified independent underwriter, Ferris, Baker Watts will receive fees equal to 20% of the aggregate underwriting discount.

    In connection with the merger of Chapman Holdings into a subsidiary of EChapman.com, Ferris, Baker Watts, Incorporated will deliver to Chapman Holdings its written opinion that, as of the date of the merger, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received by the holders of Chapman Holdings common stock in the merger is fair, from a financial point of view. In connection with rendering this opinion Ferris, Baker Watts, Incorporated is entitled to receive a fee of $75,000.

    Prior to this offering there has been no public market for our common stock. The initial price to the public for the shares of our common stock has been determined by negotiation between us and Ferris, Baker Watts, Incorporated. The factors considered in determining the offering price were:

    - prevailing market and economic conditions

    - our revenue and earnings

    - estimates of our business operations

    - an assessment of our management

    - the consideration of these factors in relation to the market valuation of comparable companies in related businesses

    - the current condition of the markets in which we operate

    There can be no assurance, however, that the prices at which our common stock will trade in the public market after this offering will not be lower than the price at which it is sold by the underwriters.

    All of the underwriters and Ferris, Baker Watts will be reimbursed for their counsel fees and for their out-of-pocket expenses and will receive fees as described above. In the underwriting agreement, we have agreed to indemnify the underwriters and their respective controlling persons with respect to certain liabilities, including liabilities under the Securities Act. In addition, we have agreed to indemnify Ferris, Baker Watts, Incorporated against claims and liabilities arising from its engagement as qualified independent underwriter, including certain liabilities under the Securities Act.

    The Chapman Co., as representative of the underwriters, has informed us that the underwriters do not intend to confirm sales to any accounts over which any of them exercises discretionary authority.

    Mr. Chapman has agreed not to offer, pledge, sell, contract to sell, grant any option for the sale of, otherwise dispose of the 8,648,988 shares of EChapman.com, or 8,568,988 shares if the underwriters exercise the over-allotment in full, that he owns for a period of 180 days following the date of this prospectus.

    In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock, including purchases of our common stock to stabilize the market price, purchases of our common stock to cover some or all of a short position in the common stock maintained by the underwriters and the imposition of penalty bids. These transactions may also include stabilization transactions effected in accordance with Rule 104 of Regulation M, in which persons may bid for or purchase common stock for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. Neither The Chapman Co., as representative of the underwriters, nor any of the underwriters can make any prediction or representation as to the effect that any such transactions may have on the price of our common stock. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time. Additionally, in connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq National Market System in accordance with Securities Act Rule 103 of Regulation M.

    The foregoing includes a summary of the principal terms of the underwriting agreement and the agreement with the qualified independent underwriter. Reference is made to these documents which are on file as exhibits to the registration statement of which this prospectus is a part.

                          TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock is UMB Bank, N.A.

                                 LEGAL MATTERS

    The legality of the securities being offered in this prospectus has been passed upon for EChapman.com by Venable, Baetjer and Howard, LLP. Whiteford, Taylor & Preston L.L.P. has acted as counsel for the underwriters in connection with this offering.

                                    EXPERTS

    The audited financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

    EChapman.com, Inc. has filed with the SEC in Washington, DC, a registration statement under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, as some information is omitted in accordance with the rules and regulations of the SEC. For further information with respect to EChapman.com, reference is made to the registration statement, including the exhibits filed therewith, copies of which may be obtained at prescribed rates from the SEC at the public reference facilities maintained by the SEC at Judiciary Plaza Building, 450 Fifth Street, NW, Washington, DC 20549. Descriptions contained in this prospectus as to the contents of any contract or other documents filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document. The SEC maintains a website on the Internet that will contain all future reports, proxy and information statements and other information that EChapman.com is required to file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

    EChapman.com will furnish to its stockholders annual reports containing financial statements for each fiscal year audited by an independent accounting firm.

                               ECHAPMAN.COM, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Index.......................................................     F-1

CHAPMAN HOLDINGS, INC.

  Report of Independent Public Accountants..................     F-3

  Consolidated Balance Sheet as of December 31, 1999........     F-4

  Consolidated Statements of Operations for the Years Ended
    December 31, 1999 and 1998..............................     F-5

  Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended December 31, 1999 and 1998..........     F-6

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1999 and 1998..............................     F-7

  Notes to Financial Statements.............................     F-8

  Consolidated Balance Sheets as of March 31, 2000
    (unaudited) and December 31, 1999.......................    F-22

  Consolidated Statements of Operations for the Three Months
    Ended March 31, 2000 and 1999 (unaudited)...............    F-23

  Consolidated Statements of Cash Flows for the Three Months
    Ended March 31, 2000 and 1999 (unaudited)...............    F-24

  Notes to Unaudited Financial Statements...................    F-25

CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.

  Report of Independent Public Accountants..................    F-27

  Consolidated Balance Sheet as of December 31, 1999........    F-28

  Consolidated Statements of Operations for the Years Ended
    December 31, 1999 and 1998..............................    F-29

  Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended December 31, 1999 and 1998..........    F-30

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1999 and 1998..............................    F-31

  Notes to Financial Statements.............................    F-32

  Consolidated Balance Sheets as of March 31, 2000
    (unaudited) and December 31, 1999.......................    F-41

  Consolidated Statements of Operations for the Three Months
    Ended March 31, 2000 and 1999 (unaudited)...............    F-42

  Consolidated Statements of Cash Flows for the Three Months
    Ended March 31, 2000 and 1999 (unaudited)...............    F-43

  Notes to Unaudited Financial Statements...................    F-44

                               ECHAPMAN.COM, INC.

                                                                PAGE
                                                              --------
CHAPMAN INSURANCE HOLDINGS, INC.

  Report of Independent Public Accountants..................    F-46

  Consolidated Balance Sheets as of December 31, 1999 and
    March 31, 2000 (unaudited)..............................    F-47

  Consolidated Statements of Operations for the Years Ended
    December 31, 1999 and 1998, and for the Three Months
    Ended March 31, 2000 and 1999 (unaudited)...............    F-48

  Consolidated Statements of Changes in Stockholders'
    Deficit for the Years Ended December 31, 1999 and 1998,
    and for the Three Months Ended March 31, 2000
    (unaudited).............................................    F-49

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1999 and 1998, and for the Three Months
    Ended March 31, 2000 and 1999 (unaudited)...............    F-50

  Notes to Financial Statements.............................    F-51

ECHAPMAN.COM, INC.

  Report of Independent Public Accountants..................    F-54

  Balance Sheets as of December 31, 1999 and March 31, 2000
    (unaudited).............................................    F-55

  Statement of Operations for the Period May 14, 1999
    (inception) to December 31, 1999 and for the Three
    Months Ended March 31, 2000.............................    F-56

  Statement of Changes in Stockholders' Deficit for the
    Period May 14, 1999 (inception) to December 31, 1999 and
    for the Three Months Ended March 31, 2000 (unaudited)...    F-57

  Statement of Cash Flows for the Period May 14, 1999
    (inception) to December 31, 1999 and for the Three
    Months Ended March 31, 2000 (unaudited).................    F-58

  Notes to Financial Statements.............................    F-59

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Holdings, Inc:

    We have audited the accompanying consolidated balance sheet of Chapman Holdings, Inc. and Subsidiaries (a Maryland corporation) as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years then ended (as revised for 1998--see Note 2). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Holdings, Inc. and Subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States.

                                           /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
January 31, 2000

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1999

                                                                 1999
                                                                 ----
ASSETS:
  Cash and cash equivalents.................................  $1,035,000
  Cash deposits with clearing organization..................   2,674,000
  Investments, available for sale...........................     239,000
  Securities owned of affiliate, at market value............   2,084,000
  Receivables from brokers and dealers......................     584,000
  Receivables from affiliates...............................     333,000
  Income taxes receivable...................................     296,000
  Advances to officer/employee..............................     688,000
  Office equipment, net.....................................      93,000
  Prepaids and other assets.................................     406,000
  Intangible assets, net....................................     103,000
                                                              ----------
      Total assets..........................................  $8,535,000
                                                              ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses.....................  $  494,000
  Margin loan payable.......................................   1,750,000
  Accrued compensation......................................     379,000
  Deferred rent.............................................      34,000
                                                              ----------
      Total liabilities.....................................   2,657,000
                                                              ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 2,953,622 shares issued and outstanding.....       3,000
  Additional paid-in capital................................   7,903,000
  Accumulated deficit.......................................  (1,025,000)
                                                              ----------
  Proprietary stock of Company held by subsidiary, at cost,
    126,000 shares..........................................    (842,000)
  Cumulative realized loss on trading proprietary stock of
    Company held by subsidiary..............................    (161,000)
                                                              ----------
      Total stockholders' equity............................   5,878,000
                                                              ----------
      Total liabilities and stockholders' equity............  $8,535,000
                                                              ==========

The accompanying notes are an integral part of this consolidated balance sheet.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999         1998
                                                              ----------   -----------
                                                                           (RESTATED)
REVENUE:
  Commissions...............................................  $4,190,000   $ 2,538,000
  Underwriting and management fees..........................   1,168,000       700,000
  Interest and dividends....................................     399,000       446,000
  Trading, net gains (losses), primarily affiliate stock....   1,617,000      (264,000)
                                                              ----------   -----------
      Total revenue.........................................   7,374,000     3,420,000
                                                              ----------   -----------
EXPENSE:
  Compensation and benefits.................................   3,567,000     2,186,000
  Floor brokerage and clearing fees.........................     702,000       431,000
  Communications............................................     288,000       192,000
  Occupancy, equipment rental, and depreciation.............     639,000       460,000
  Travel and business development...........................     398,000       255,000
  Professional fees.........................................     826,000       416,000
  Advertising, promotion and publicity......................     363,000       184,000
  Other operating expense...................................   1,134,000       538,000
                                                              ----------   -----------
      Total expense.........................................   7,917,000     4,662,000
                                                              ----------   -----------
      Loss before income tax benefit........................    (543,000)   (1,242,000)
INCOME TAX BENEFIT..........................................    (101,000)     (370,000)
                                                              ----------   -----------
      Net loss..............................................  $ (442,000)  $  (872,000)
                                                              ==========   ===========
BASIC AND DILUTIVE EARNINGS PER SHARE DATA:
  Net loss..................................................  $     (.15)  $      (.31)
                                                              ==========   ===========
  Weighted average shares outstanding.......................   2,954,000     2,793,000
                                                              ==========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                          CUMULATIVE
                                                                                           REALIZED
                                                                                        LOSS ON TRADING
                                                                                          PROPRIETARY
                                                           RETAINED      PROPRIETARY       STOCK OF
                                            ADDITIONAL     EARNINGS       STOCK OF        COMPANY BY          TOTAL
                                  COMMON     PAID-IN     (ACCUMULATED   COMPANY HELD      SUBSIDIARY      STOCKHOLDERS'
                                  STOCK      CAPITAL       DEFICIT)     BY SUBSIDIARY     OF COMPANY         EQUITY
                                 --------   ----------   ------------   -------------   ---------------   -------------
BALANCE, December 31, 1997.....   $2,000    $1,092,000   $   155,000      $      --        $      --       $1,249,000
  Net loss.....................       --            --      (872,000)            --               --         (872,000)
  Accumulated deficit from
    discontinued operations....       --            --       134,000             --               --          134,000
  Net proceeds from issuance of
    common stock...............    1,000     6,811,000            --             --               --        6,812,000
  Proprietary trading stock of
    Company held by subsidiary,
    at cost....................       --            --            --       (884,000)              --         (884,000)
  Realized loss on trading of
    proprietary stock of
    Company held by
    subsidiary.................       --            --            --             --          (70,000)         (70,000)
                                  ------    ----------   -----------      ---------        ---------       ----------
BALANCE, December 31, 1998
  (Restated)...................    3,000     7,903,000      (583,000)      (884,000)         (70,000)       6,369,000
  Net loss.....................       --            --      (442,000)            --               --         (442,000)
  Proprietary trading stock of
    Company held by subsidiary,
    at cost....................       --            --            --         42,000               --           42,000
  Realized loss on trading of
    proprietary stock of
    Company held by
    subsidiary.................       --            --            --             --          (91,000)         (91,000)
                                  ------    ----------   -----------      ---------        ---------       ----------
BALANCE, December 31, 1999.....   $3,000    $7,903,000   $(1,025,000)     $(842,000)       $(161,000)      $5,878,000
                                  ======    ==========   ===========      =========        =========       ==========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
                                                                            (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (442,000)  $  (872,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization expense...................       70,000         8,000
    Unrealized (gain) loss on securities owned..............   (1,355,000)      264,000
    Deferred taxes..........................................     (101,000)       63,000
    Effect from changes in assets and liabilities-
      Deposits with clearing organization...................     (285,000)   (2,349,000)
      Receivables from brokers and dealers..................     (253,000)       54,000
      Receivables from discontinued operations..............           --       801,000
      Receivables from affiliates...........................       47,000      (380,000)
      Income tax receivable.................................       (2,000)     (294,000)
      Prepaids and other assets.............................      177,000      (495,000)
      Net assets from discontinued operations...............           --         6,000
      Accounts payable and accrued expenses.................      233,000       193,000
      Accrued compensation..................................      136,000       174,000
      Deferred rent.........................................      (44,000)      (11,000)
      Payable to affiliated partnership.....................           --       (10,000)
      Income taxes payable..................................           --       (98,000)
                                                              -----------   -----------
        Net cash used in operating activities...............   (1,819,000)   (2,946,000)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment..............................      (83,000)      (23,000)
  Purchase of stock of Chapman On-Line......................           --      (220,000)
  Purchase of investments...................................      (35,000)   (1,207,000)
  Proceeds from sale of investments.........................        4,000     1,014,000
  Advances to officer/employee..............................      (31,000)     (481,000)
                                                              -----------   -----------
        Net cash used in investing activities...............     (145,000)     (917,000)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock................           --     7,715,000
  Issuance costs............................................           --      (903,000)
  Net proceeds from sales of treasury stock.................      (91,000)      (70,000)
                                                              -----------   -----------
        Net cash (used in) provided by financing
          activities........................................      (91,000)    6,742,000
                                                              -----------   -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........   (2,055,000)    2,879,000
CASH AND CASH EQUIVALENTS, beginning of year................    3,090,000       211,000
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, end of year......................  $ 1,035,000   $ 3,090,000
                                                              ===========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

1. ORGANIZATION AND BUSINESS:

    Chapman Holdings, Inc. (the "Company") provides securities brokerage and investment banking services. The Company, during December 1997, became the parent of a wholly-owned subsidiary, The Chapman Co. ("Chapman") and its two subsidiaries, Chapman Capital Management, Inc. ("CCM") and Chapman Insurance Agency, Incorporated ("CIA") pursuant to the merger of a newly formed wholly-owned subsidiary of the Company into Chapman. CCM and CIA were spun off from Chapman as part of the initial public offering ("IPO") on February 26, 1998.

    The Company allocates compensation, benefits and other costs to CCM and CIA on a proportional allocation cost method which management believes is reasonable. Compensation and benefits are allocated based on management's estimate of the percentage of time employees spend performing services for CCM and CIA. Other costs, consisting of communications, occupancy and administrative support, are allocated based on estimated usage by CCM and CIA. The Company allocated approximately $599,000 and $852,000 in expenses related to the above costs during the years ended December 31, 1999 and 1998.

    On November 15, 1999, the Company signed a merger agreement, which is subject to stockholders' approval and the completion of an initial public stock offering of common stock by EChapman.com, among other things, to merge into a wholly owned subsidiary of EChapman.com. This merger would result in the Company, Chapman Capital Management Holdings, Inc. (CCMH) and Chapman Insurance Holdings, Inc., affiliates, becoming wholly owned subsidiaries of EChapman.com. EChapman.com is a newly formed corporation designed to bring these companies together and to take advantage of the unique opportunities presented by the growth of the internet. EChampan.com is owned by the major stockholder of the Company.

    The planned merger and the operations of EChapman.com after the merger, are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has not launched a website and has no internet-related operating history; the website must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete this merger; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the internet.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles and include the operations of the Company, Chapman, and Chapman On-Line, Inc. (formerly Charles A. Bell Securities, Inc.). All significant intercompany balances have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACQUISITION

    The Company acquired all of the outstanding stock of Chapman On-Line, Inc. (formerly Charles A. Bell), a securities brokerage firm located in San Francisco, California, on December 29, 1998, for approximately $391,000. The acquisition resulted in recording approximately $145,000 of intangible assets from the purchase price being in excess of the book value of Chapman
On-Line, Inc. The assets acquired consist of cash, current assets, property and intangibles.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents primarily consists of cash invested in the U.S. Treasury Money Fund, a fund managed by Chapman Capital Management, Inc., an affiliate.

INVESTMENTS

    Investments as of December 31, 1999, consist primarily of certificates of deposit in which cost approximates market. As of December 31, 1999, the $239,000 of investments held were classified as available for sale in accordance with Statement of Financial Accounting Standards 115.

SECURITIES OWNED

    Securities owned consist of trading proprietary stock, which is carried at market on the balance sheet. Any unrealized gain (loss) on trading of proprietary stock is included in earnings on the income statement. The proprietary stock as of December 31, 1999 is stock of CCMH, a company whose majority stockholder is also

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the majority stockholder of the Company. Chapman is the market maker for CCMH and, thus, holds their stock in inventory. As of December 31, 1999, Chapman held 138,000 shares of common stock of CCMH with a market value of approximately $2,084,000. The Company recorded an unrealized gain of approximately $1,290,000 and an unrealized loss of approximately $105,000 related to the CCMH stock held for the years ended December 31, 1999 and 1998, respectively, in the consolidated statements of operations.

    The unrealized gain recorded in 1999 was earned primarily during the fourth quarter of 1999. In November 1999, a registration statement was filed for an initial public offering of EChapman.com and the announcement was made that the Company, CCMH and Chapman Insurance Holdings would merge into EChapman.com, as discussed in Note 1. Following this announcement, CCMH's common stock price increased in value leading to some of the $1,290,000 unrealized gain. This unrealized gain may be significantly effected if the EChapman.com transaction is not completed or if it is completed at a market price less than disclosed in the preliminary offering document.

TREASURY STOCK

    Chapman is also the market maker for the Company. However, as the Company is the parent of Chapman, all purchases and sales of the Company's stock by Chapman have been accounted for as treasury stock transactions in the accompanying consolidated financial statements. As of December 31, 1999, Chapman held 126,000 shares of the Company's stock in inventory.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, receivables, investments, securities owned, advances, accounts payable, accrued expenses and margin loan payable approximate fair value.

EARNINGS PER SHARE

    Earnings per share are based on the weighted average number of common and dilutive common equivalent shares outstanding during the period the calculation is made. Common equivalent shares consist of shares issuable upon the exercise of stock options, using the treasury stock method. The weighted average shares outstanding for the years ended December 31, 1999 and 1998, are the weighted average common

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) shares outstanding of 2,954,000 and 2,793,000, respectively. The options granted are antidilutive for 1999 and 1998 and, thus, are not included in the earnings per share calculation.

INTANGIBLE ASSETS

    Intangible assets consist of a non-compete agreement of $75,000 being amortized over 2 years and goodwill of $70,000 being amortized over 15 years. These intangibles are related to the Chapman On-Line acquisition.

SEGMENT REPORTING

    The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, securities brokerage and investment banking services. The Company came to this conclusion because the Company operates in one regulatory environment and has only one management group that manages the entire Company. Information on the Company's results are provided as one segment to the key decision-maker to make decisions.

COMPREHENSIVE INCOME

    The Company has adopted SFAS, No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive income adjustments for the periods presented, and therefore, comprehensive income equals net income.

REVENUE RECOGNITION

    The Company records commission revenue and related expenses on a trade date basis as the securities transactions occur. Management fees are recognized in the period the services are provided, and underwriting fees are recognized when the transactions close.

VOLATILITY OF BUSINESS

    The Company's revenues and operating results may fluctuate from month to month, quarter to quarter and year to year due to a combination of factors, including the number of underwriting transactions in which the Company participates, access to public markets for companies in which the Company has invested as a principal, the

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) level of institutional and retail brokerage transactions, and expenses of establishing new business units. The Company's revenues from an underwriting transaction are recorded only when the underwritten security commences trading; accordingly, the timing of the Company's recognition of revenue from a significant transaction can materially affect the Company's operating results. As a result, the Company could experience losses if demand for the above transactions declines faster than the Company's ability to change its cost structure.

OFFICE EQUIPMENT

    Office equipment is depreciated using the straight-line method over the estimated useful life of 3 to 5 years. As of December 31, 1999, accumulated depreciation was $36,000.

TRANSACTIONS WITH CLEARING ORGANIZATION

    The Company had a margin loan payable, due to its clearing organization, Pershing, of $1,750,000 as of December 31, 1999, which was used to purchase the proprietary stock. This margin loan bears interest at a variable rate. This rate was 7.75% as of December 31, 1999. Interest expense on the margin loan for the years ended December 31, 1999 and 1998, was approximately $191,000 and $111,000, respectively, and is included in other operating expense in the accompanying consolidated statements of operations. The Company also had cash on deposit with the clearing agent of $2,674,000 as of December 31, 1999. The securities purchased with the funds are held by the clearing agent as collateral. The margin loan is due and repaid as the securities are sold.

    The Company is required to have cash on deposit with its clearing agent for general trading purposes. In addition, receivables from and payables to the clearing organization arise from cash settlements on ordinary trading activity and clearing expenses.

    Proprietary accounts held at the clearing organization (PAIB Assets) are considered allowable assets in the computation of net capital pursuant to an agreement between the Company and the clearing organization which requires, among other things, for the clearing organization to perform a computation of PAIB assets similar to the customer reserve computation set forth in Rule 15c3-3.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    The Company accounts for income taxes under the separate company liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

RECLASSIFICATIONS

    Certain reclassifications have been made to 1998 financial statements to conform to 1999 financial statement presentation.

RESTATEMENT OF 1998 FINANCIAL STATEMENTS

    Prior to 1999, the Company treated Chapman's ownership of its shares as trading securities with any unrealized gains and losses being accounted for in the income statement. It was the company's understanding that this accounting was consistent with industry practice. After discussion with the staff of the Securities and Exchange Commission, the Company revised its accounting to now treat such transactions as treasury stock transactions, with any realized gains and losses being reflected in equity. Unrealized gains or losses are not reflected in the financial statements. The impact of this change on the 1998 consolidated financial statements resulted in a decrease in the loss before income tax benefit, income tax benefit, net loss and basic and diluted net loss per share of $374,000, $115,000, $259,000 and $.09, respectively.

3. INITIAL PUBLIC OFFERING AND SPIN-OFF OF OPERATIONS:

    On February 26, 1998, the Company consummated an initial public offering (the Offering) of its common stock pursuant to which the Company received net proceeds, after the offering costs, of approximately $6,812,000. Effective February 26, 1998, concurrent with the Company's completed initial public offering, the Company spun off two of its wholly-owned subsidiaries, CCM and CIA.

4. CAPITAL STOCK:

    The common stock activity included in the accompanying consolidated financial statements has been restated to reflect the one-for-five share exchange of stock related to the merger of Chapman into the Company during 1998. As such, all share

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

4. CAPITAL STOCK: (CONTINUED)
data related to Chapman prior to the merger has been restated at the Company's stock conversion amounts.

5. COMMITMENTS AND CONTINGENCIES:

    The Company has entered into an operating lease agreement for office facilities which expires on October 15, 2000. Rent expense under this agreement was $209,000 in 1999 and 1998. The aggregate minimum future rental under this lease which expires in 2000 is $200,000.

    In addition, a proportionate share of real estate taxes and building expenses in excess of base year amounts are charged to the Company. This lease agreement includes scheduled rent increases which are recognized on a straight-line basis. As of December 31, 1999, the Company recorded $34,000 in deferred rent relating to this straight-line basis of rent expense recognition.

    The Company leases furniture and equipment from the Chapman Limited Partnership I (the Partnership), an entity in which certain officers and stockholders of the Company are partners. The lease requires monthly payments of $10,000 and contains one year renewable terms, at the option of the Company, through September 2000, at which time the Company can purchase the furniture and equipment at fair value. Rent expense under this lease agreement was $118,000 in 1999 and 1998.

    The Company leases computer equipment through a non-cancellable operating lease with a three-year lease term. The lease requires monthly rent payments of $8,500 a month and expires in July 2002. Rent expense under this lease was $87,000 and $5,000 in 1999, and 1998, respectively.

    The Company clears all transactions for its brokerage customers through its clearing agent, which carries and clears all customer securities accounts. The clearing agent also lends funds to the Company's brokerage customers through the use of margin credit. These loans are made to customers on a secured basis, with the clearing agent maintaining collateral in the form of saleable securities, cash or cash equivalents. Pursuant to the terms of the agreement between the Company and the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, and the clearing agent satisfies any customer obligations, the Company would be obligated to indemnify the clearing agent for any resulting losses. For the years ended December 31, 1999 and 1998, the Company did not incur such losses.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

5. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    Securities brokerage firms become parties to arbitrations brought by dissatisfied customers in the general course of business. The Company has been and is currently a party to such proceedings, none of which has resulted or which management believes will result in any material liability.

6. INCOME TAXES:

    A reconciliation of the statutory income taxes to the recorded income tax benefit for the years ended December 31, 1999 and 1998, are as follows:

                                                          1999        1998
                                                        ---------   ---------
Statutory tax (at 35% rate)...........................  $(190,000)  $(435,000)
Effect of state income taxes..........................    (23,000)    (49,000)
Effect of graduated tax rate..........................         --      74,000
Effect of permanent book to tax differences...........     11,000      40,000
Valuation allowance...................................    101,000          --
                                                        ---------   ---------

Income tax benefit....................................  $(101,000)  $(370,000)
                                                        =========   =========

    The components of the income tax benefit for the years ended December 31, 1999 and 1998, are as follows:

                                                          1999        1998
                                                        ---------   ---------
Current...............................................  $      --   $(363,000)
Deferred..............................................   (202,000)     (7,000)
Valuation allowance...................................    101,000          --
                                                        ---------   ---------
Income tax benefit....................................  $(101,000)  $(370,000)
                                                        =========   =========

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

6. INCOME TAXES: (CONTINUED)
    The Company's deferred income tax asset and liability as of December 31, 1999, consist of the following:

Deferred tax asset:
  NOL carryforward..........................................  $ 530,000
                                                              ---------
Deferred tax liability:
  Cash to accrual...........................................    (42,000)
  Unrealized gain...........................................   (430,000)
  Other.....................................................     43,000
                                                              ---------
      Total.................................................   (429,000)
                                                              ---------
Valuation allowance.........................................   (101,000)
                                                              ---------
  Net deferred tax liability recorded on the consolidated
    balance sheet...........................................  $      --
                                                              =========

    A valuation reserve was applied against the net deferred tax asset as of December 31, 1999, as its realization was not more likely than not to be realized.

7. REGULATORY REQUIREMENTS:

    Pursuant to the requirements of the Securities and Exchange Commission's
(SEC) Uniform Net Capital Rule (Rule 15c3-1), the Company is required to maintain net capital, as defined, of not less than $250,000 and $100,000 as of December 31, 1999 and 1998, respectively, and a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to 1. As of December 31, 1999, the Company had excess net capital of $1,278,000 and a ratio of aggregate indebtedness to net capital of .5 to 1.

    The Company is subject to compliance with various SEC and National Association of Securities Dealers, Inc. (NASD) regulations. Also, the NASD periodically reviews the Company's records and procedures for compliance with its requirements. Any acts of noncompliance may subject the Company to fines and other punitive remedies and may significantly effect the Company's ability to operate.

8. STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURE:

    Supplemental cash flow disclosure for the years ended December 31, 1999 and 1998 were as follows:

                                                            1999       1998
                                                          --------   --------
Cash paid-
  Interest..............................................  $275,000   $121,000
  Income taxes..........................................     5,000     29,000

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

8. STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURE: (CONTINUED)
    The Company's realized loss of $91,000 during 1999 was related to proprietary stock proceeds of the Company of approximately $500,000 and sales of approximately $591,000. The proceeds and sales for 1998 are not disclosed as the information is not readily available.

9. EMPLOYEE SAVINGS PLAN:

    The Company's Retirement Savings Plan, a 401(k) plan, provides participants a mechanism for making contributions for retirement savings. Each participant may make pre-tax and after-tax contributions based upon eligible compensation. The Company may make discretionary contributions based on the participants' compensation for the plan year. The Company elected not to contribute to the plan for the years ended December 31, 1999 and 1998.

10. OMNIBUS STOCK PLAN:

    In March 1998, Chapman started an Omnibus Stock Plan (the Plan) to enable selected management, employees, consultants and directors to acquire interest in Chapman through ownership of common stock. The Plan has 150,000 shares of common stock registered. On September 28, 1998, Chapman granted options for 43,900 shares of common stock at fair market value at the date of grant, which was $9.50. The options vested on the grant date and have a three-year term. None of those options had been exercised, expired or canceled as of December 31, 1999.

    The Company accounts for its stock-based compensation plans as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation," which allows the Company to follow Accounting Principles Board Opinion No. 25 ("APB
No. 25"), "Accounting for Stock Issued to Employees" and recognize no compensation cost for options granted at fair market prices. The Company has computed, for pro forma disclosure purposes, the value of all compensatory options granted during 1998, using the Black-Scholes option pricing model. The following assumptions were used for grants for the year ended December 31, 1998:

Risk free interest rate.....................................   4.51%
Expected dividend yield.....................................    0.0%
Expected volatility.........................................   59.0%

    Options were assumed to be exercised upon vesting for the purposes of this valuation. Had compensation costs for compensatory options been determined consistent with SFAS No. 123, the Company's pro forma net income and earnings per

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

10. OMNIBUS STOCK PLAN: (CONTINUED)
share information reflected on the accompanying consolidated statements of operations would have been decreased to the following "as adjusted" amount for the years ended December 31, 1999 and 1998:

                                                         1999         1998
                                                       ---------   -----------
Net income (loss):
  As reported........................................  $(442,000)  $  (872,000)
  As adjusted........................................   (442,000)     (976,000)

Basic earnings:
  Per share-
  As reported........................................       (.15)         (.31)
  As adjusted........................................       (.15)         (.35)

    Weighted average fair value of options granted for the year ended
December 31, 1998, was $3.37. The value was calculated using the Black-Scholes option pricing model.

11. RELATED PARTY TRANSACTIONS:

    The Company served as the underwriter for DEM, Inc. (DEM), a registered non-diversified closed-ended management investment company. CCM provides investment advisory and administrative services to DEM under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. The Company purchased 69,000 shares of DEM stock during 1998. During the fourth quarter of 1998, DEM was dissolved. The Company recognized a $159,000 loss on trading due to this dissolution.

    The Company acted as the underwriter, on a best efforts basis, for the sale of CCMH common stock. The Company was paid $297,000 in underwriting fees and commissions in the year ended December 31, 1998.

    As of October 31, 1997, CCM executed a 10-year note to the Company in the amount of $772,000 accruing interest at 6.68% per annum. CCM repaid this note in full during 1998.

    As of December 31,1999, the Company had outstanding advances to its majority stockholder of $666,000. The advances to the majority stockholder are reflected in five notes. Four of the notes are three-year notes that accrue interest at a range of 4.33% to 5.54% per annum. No interest or principal payments are due until maturity, which is February through December, 2001. There is also a demand note that accrues

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

11. RELATED PARTY TRANSACTIONS: (CONTINUED) interest at 5.5% per annum. The interest rates on the notes are based on the IRS applicable federal rate in effect from time to time. The Company also has $22,000 of advances to employees as of December 31, 1999.

    The Company shares office space, certain employees and other overhead with certain other entities controlled by the majority stockholder including CCM and CIA. The Company allocates compensation and benefits expense to CCM and CIA based on actual compensation and benefits expense and the estimated percentage of the employee's time spent performing services for each entity. The Company allocates other expenses based on estimated usage.

    Receivables from affiliates consist of receivables from CCM related to the above agreement. As of December 31, 1999, the Company had receivables from CCM of $97,000, related to the allocation agreement. The Company has been paying expenses on behalf of EChapman.com. Included in receivables from affiliates as of December 31, 1999 is $191,000 due from EChapman.com related to these expenses. Also, included in receivables from affiliates is $45,000 as of December 31, 1999, due from other affiliates for expenses paid on their behalf.

    In July 1999, the Company borrowed $3,220,000 from Chapman Capital Management Holdings, Inc., an affiliate, in connection with the Company's participation in a municipal underwriting syndicate. The note was payable on demand and accrued interest at the broker call rate. The note was paid in full in September 1999. The Company paid $37,000 in interest expense on this note.

12. CHANGE IN QUARTERLY RESULTS (UNAUDITED):

    As discussed in Note 2, as of December 31, 1999, the Company revised how it accounts for Company stock held by Chapman in the consolidated financial

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

12. CHANGE IN QUARTERLY RESULTS (UNAUDITED): (CONTINUED) statements. This change resulted in the Company restating the quarterly results for each of the quarters listed below.

                                                                 1999
                              ---------------------------------------------------------------------------
                                    1ST QUARTER               2ND QUARTER               3RD QUARTER
                              -----------------------   -----------------------   -----------------------
                               AS FILED    AS REVISED    AS FILED    AS REVISED    AS FILED    AS REVISED
                              ----------   ----------   ----------   ----------   ----------   ----------
CONDENSED STATEMENT OF
  OPERATIONS:
Total revenue...............  $1,723,000   $1,533,000   $1,418,000   $1,517,000   $1,065,000   $1,069,000
Total expenses..............   1,717,000    1,717,000    1,865,000    1,865,000    1,765,000    1,765,000
                              ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before income
  tax provision (benefit)...       6,000     (184,000)    (447,000)    (348,000)    (700,000)    (696,000)
Income tax provision
  (benefit).................       2,000      (61,000)     (97,000)     (76,000)    (236,000)    (236,000)
                              ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss)...........  $    4,000   $ (123,000)  $ (350,000)  $ (272,000)  $ (464,000)  $ (460,000)
                              ==========   ==========   ==========   ==========   ==========   ==========

                                                                 1999
                              ---------------------------------------------------------------------------
                                    1ST QUARTER               2ND QUARTER               3RD QUARTER
                              -----------------------   -----------------------   -----------------------
                               AS FILED    AS REVISED    AS FILED    AS REVISED    AS FILED    AS REVISED
                              ----------   ----------   ----------   ----------   ----------   ----------
CONDENSED BALANCE SHEET
  INFORMATION:
Total assets................  $9,616,000   $8,878,000   $9,887,000   $9,213,000   $9,263,000   $8,579,000
Total liabilities...........   2,548,000    2,597,000    3,169,000    3,239,000    3,009,000    3,079,000
Total stockholders'
  equity....................   7,068,000    6,281,000    6,718,000    5,974,000    6,254,000    5,500,000

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

12. CHANGE IN QUARTERLY RESULTS (UNAUDITED): (CONTINUED)

                                                                       1998
                                                              -----------------------
                                                                    3RD QUARTER
                                                              -----------------------
                                                               AS FILED    AS REVISED
                                                              ----------   ----------
CONDENSED STATEMENT OF OPERATIONS:
Total revenue...............................................  $  888,935   $  958,569
Total expenses..............................................   1,181,988    1,181,988
                                                              ----------   ----------
Loss before income tax benefit..............................    (293,053)    (223,419)
Income tax benefit..........................................     (61,851)     (67,026)
                                                              ----------   ----------
Net loss....................................................  $ (231,202)  $ (156,393)
                                                              ==========   ==========

                                                                       1998
                                                              -----------------------
                                                                    3RD QUARTER
                                                              -----------------------
                                                               AS FILED    AS REVISED
                                                              ----------   ----------
CONDENSED BALANCE SHEET INFORMATION:
Total assets................................................  $9,988,517   $9,988,517
Total liabilities...........................................   2,392,867    2,387,692
Total stockholders' equity..................................   7,595,650    7,600,825

    This restatement has no effect on the statement of cash flows as filed for each of the four quarters listed above.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  AS OF MARCH 31, 2000, AND DECEMBER 31, 1999

                                                               MARCH 31,    DECEMBER 31,
                                                                 2000           1999
                                                              -----------   -------------
                                                              (UNAUDITED)
ASSETS:
  Cash and cash equivalents.................................  $  958,000     $1,035,000
  Cash deposits with clearing organization..................   2,697,000      2,674,000
  Investments, available for sale...........................     239,000        239,000
  Securities owned of affiliate, at market value............   2,034,000      2,084,000
  Receivables from brokers and dealers......................     374,000        584,000
  Receivables from affiliates...............................     463,000        333,000
  Income taxes receivable...................................          --        296,000
  Advances to officer/employee..............................     713,000        688,000
  Office equipment, net.....................................      86,000         93,000
  Prepaids and other assets.................................     299,000        406,000
  Intangible assets.........................................      92,000        103,000
                                                              ----------     ----------
Total assets................................................  $7,955,000     $8,535,000
                                                              ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses.....................  $  436,000     $  494,000
  Margin loan payable.......................................   1,632,000      1,750,000
  Accrued compensation......................................     397,000        379,000
  Deferred rent.............................................      24,000         34,000
                                                              ----------     ----------
Total liabilities...........................................   2,489,000      2,657,000
                                                              ----------     ----------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 2,953,622 shares issued and outstanding.....       3,000          3,000
  Additional paid-in capital................................   7,903,000      7,903,000
  Accumulated deficit.......................................  (1,486,000)    (1,025,000)
  Proprietary stock of Company held by subsidiary, at cost,
    124,000 and 126,000 shares, respectively................    (807,000)      (842,000)
  Cumulative realized loss on trading proprietary stock of
    Company held by subsidiary..............................    (147,000)      (161,000)
                                                              ----------     ----------
Total stockholders' equity..................................   5,466,000      5,878,000
                                                              ----------     ----------
Total liabilities and stockholders' equity..................  $7,955,000     $8,535,000
                                                              ==========     ==========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
REVENUE:
  Commissions...............................................  $  935,000   $1,163,000
  Underwriting and management fees..........................     212,000      112,000
  Interest and dividends....................................      62,000       95,000
  Trading, net gains primarily affiliate stock..............     137,000      202,000
                                                              ----------   ----------
Total revenue...............................................   1,346,000    1,572,000
                                                              ----------   ----------
EXPENSE:
  Compensation and benefits.................................     920,000      761,000
  Floor brokerage and clearing fees.........................     181,000      186,000
  Communications............................................      87,000       64,000
  Occupancy, equipment rental, and depreciation.............     150,000      171,000
  Travel and business development...........................      28,000       79,000
  Professional fees.........................................     104,000      231,000
  Advertising, promotion and publicity......................     126,000       75,000
  Other operating expense...................................     211,000      189,000
                                                              ----------   ----------
Total expense...............................................   1,807,000    1,756,000
                                                              ----------   ----------
Loss before income tax benefit..............................    (461,000)    (184,000)
INCOME TAX BENEFIT..........................................          --      (61,000)
                                                              ----------   ----------
Net loss....................................................  $ (461,000)  $ (123,000)
                                                              ==========   ==========
BASIC AND DILUTIVE EARNINGS PER SHARE DATA:
Net loss....................................................  $     (.16)  $     (.04)
                                                              ==========   ==========
Weighted average shares outstanding.........................   2,954,000    2,954,000
                                                              ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                                           (RESTATED)
                                                                     UNAUDITED
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $ (461,000)  $ (123,000)
Adjustments to reconcile net income to net cash (used in)
  operating activities:
  Depreciation/amortization expense.........................      18,000       13,000
  Unrealized gain on securities owned.......................     (33,000)    (185,000)
Effect from changes in assets and liabilities-
  Deposits with clearing organization.......................     (23,000)     (30,000)
  Receivables from brokers and dealers......................     197,000      (37,000)
  Receivables from affiliates...............................    (130,000)     283,000
  Income tax receivable.....................................     296,000       (4,000)
  Prepaids and other assets.................................     120,000       22,000
  Accounts payable and accrued expenses.....................     (58,000)      22,000
  Accrued compensation......................................      18,000       (1,000)
  Deferred rent.............................................     (10,000)      (3,000)
  Income taxes payable......................................          --        1,000
                                                              ----------   ----------
Net cash used in operating activities.......................     (66,000)     (42,000)
                                                              ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment..............................          --      (69,000)
  Purchase of investments...................................          --      (35,000)
  Proceeds from sale of investments.........................          --        4,000
  Advances to officer/employee..............................     (25,000)     (13,000)
                                                              ----------   ----------
Net cash used in investing activities                            (25,000)    (113,000)
                                                              ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from sales of treasury stock.................      14,000      (80,000)
                                                              ----------   ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................     (77,000)    (235,000)
CASH AND CASH EQUIVALENTS, beginning of year................   1,035,000    3,090,000
                                                              ----------   ----------
CASH AND CASH EQUIVALENTS, end of year......................  $  958,000   $2,855,000
                                                              ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

                     CHAPMAN HOLDINGS, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2000

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    Chapman Holdings, Inc. provides securities brokerage and investment banking services. The accompanying unaudited consolidated financial statements include the accounts of Chapman Holdings, Inc. (CHI) and its wholly owned subsidiary, the Chapman Co. (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

    The consolidated financial statements for the three months ended March 31, 2000 and 1999, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, for the periods.

    As permitted under the applicable rules and regulations of the Securities and Exchange Commission, these financial statements do not include all disclosures normally included with audited consolidated financial statements, and accordingly, should be read in conjunction with the consolidated financial statements and notes thereto as of December 31, 1999, included in the Company's Form 10-KSB filed. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

SECURITIES OWNED

    Securities owned consist of trading proprietary stock, which is carried at market on the balance sheet. Any unrealized gain (loss) on trading of proprietary stock is included in earnings on the income statement. The proprietary stock as of March 31, 2000, is stock of Chapman Capital Management Holdings, Inc. (CCMH), a company

                     CHAPMAN HOLDINGS, INC. AND SUBSIDIARY

                                 MARCH 31, 2000

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) whose majority stockholder is also the majority stockholder of the Company. The Chapman Co. is the market maker for CCMH and, thus, holds this stock in inventory. As of March 31, 2000, The Chapman Co. held 131,000 shares of common stock of CCMH. The Company recorded an unrealized gain of approximately $33,000 and $185,000 related to the CCMH stock held for the three months ended March 31, 2000 and 1999, respectively.

TREASURY STOCK

    The Chapman Co. is also the market maker for CHI. However, as CHI is the parent of The Chapman Co., all purchases and sales of the CHI's stock by the Chapman Co. have been accounted for as treasury stock transactions in the accompanying consolidated financial statements. As of March 31, 2000 and December 31, 1999, the Chapman Co. held 124,000 and 126,000 shares of the CHI's stock in inventory, respectively.

2. RELATED PARTY TRANSACTIONS

    Included in receivables from affiliates as of March 31, 2000, is $344,000 due from eChapman.com. This amount represents expenses paid on eChapman's behalf. The realizability of this receivable may be significantly affected if the eChapman.com transaction is not completed.

3. SUBSEQUENT EVENT

    On April 20, 2000, the stockholders of the Company approved the merger of the Company into a wholly owned subsidiary of eChapman.com. The merger will not be effective until the completion of an initial public stock offering of common stock of eChapman.com.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Capital Management Holdings, Inc.:

    We have audited the accompanying consolidated balance sheet of Chapman Capital Management Holdings, Inc. (a Maryland corporation) and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the two years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Capital Management Holdings, Inc. and Subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the two years ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                      /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 29, 2000

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1999

                                                                 1999
                                                              -----------
ASSETS:
  Cash and cash equivalents.................................  $ 2,680,000
  Investments, at market....................................      356,000
  Management fees receivable:
    From proprietary funds..................................      129,000
    From individually managed accounts......................      446,000
  Receivables from affiliates...............................      278,000
  Advances to officer.......................................      372,000
  Fixed assets, net.........................................       52,000
  Prepaids and other assets.................................      280,000
  Intangible assets, net....................................      245,000
                                                              -----------
    Total assets............................................  $ 4,838,000
                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses.....................  $   356,000
  Due to affiliates.........................................      144,000
  Noncompete agreement obligation...........................      150,000
                                                              -----------
    Total liabilities.......................................      650,000
                                                              ===========
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 3,351,334 issued and outstanding............        3,000
  Additional paid-in capital................................    5,239,000
  Accumulated deficit.......................................   (1,054,000)
                                                              -----------
    Total stockholders' equity..............................    4,188,000
                                                              -----------
    Total liabilities and stockholders' equity..............  $ 4,838,000
                                                              ===========

The accompanying notes are an integral part of this consolidated balance sheet.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                   1999          1998
                                                                ----------    ----------
REVENUE:
  Advisory and administrative fees..........................    $4,282,000    $3,136,000
  Investment and other income...............................       340,000        82,000
                                                                ----------    ----------
      Total revenue.........................................     4,622,000     3,218,000
                                                                ----------    ----------
EXPENSE:
  Management fees...........................................     1,524,000     1,178,000
  Compensation and benefits.................................     1,211,000       857,000
  Professional fees.........................................       470,000       179,000
  Administrative support....................................       148,000        72,000
  Interest expense..........................................         6,000        26,000
  Amortization and depreciation expense.....................       234,000       232,000
  Advertising, promotion and publicity......................       545,000       249,000
  Other operating expenses..................................     1,337,000       576,000
                                                                ----------    ----------
      Total expense.........................................     5,475,000     3,369,000
                                                                ----------    ----------
      Loss before income tax benefit........................      (853,000)     (151,000)
INCOME TAX BENEFIT..........................................            --        45,000
                                                                ----------    ----------
      Net loss..............................................    $ (853,000)   $ (106,000)
                                                                ==========    ==========
BASIC AND DILUTIVE EARNINGS PER SHARE DATA:
  Net loss..................................................    $     (.25)   $     (.04)
                                                                ==========    ==========
  Weighted Average Shares Outstanding.......................     3,351,000     2,811,000
                                                                ==========    ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                            ADDITIONAL                     TOTAL
                                                  COMMON     PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                                  STOCK      CAPITAL       DEFICIT        EQUITY
                                                 --------   ----------   -----------   -------------
BALANCE, December 31, 1997.....................  $ 2,000    $       --   $   (95,000)   $  (93,000)
  Proceeds from initial public offering........    1,000     5,239,000            --     5,240,000
  Net loss.....................................       --            --      (106,000)     (106,000)
                                                 -------    ----------   -----------    ----------
BALANCE, December 31, 1998.....................    3,000     5,239,000      (201,000)    5,041,000
  Net loss.....................................       --            --      (853,000)     (853,000)
                                                 -------    ----------   -----------    ----------
BALANCE, December 31, 1999.....................  $ 3,000    $5,239,000   $(1,054,000)   $4,188,000
                                                 =======    ==========   ===========    ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $  (853,000)  $ (106,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................      234,000      232,000
    Deferred tax asset......................................           --      (45,000)
    Unrealized gain.........................................     (106,000)          --
    Effect of changes in assets and liabilities-
      Management fees receivable............................     (211,000)    (111,000)
      Receivable from affiliates............................     (158,000)     (84,000)
      Prepaids and other assets.............................     (112,000)    (115,000)
      Accounts payable and accrued expenses.................      184,000       21,000
      Due to affiliates.....................................     (141,000)    (516,000)
      Income taxes payable..................................           --      (48,000)
                                                              -----------   ----------
        Net cash used in operating activities...............   (1,163,000)    (772,000)
                                                              -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment..............................      (45,000)     (19,000)
  Sale of investments.......................................           --        9,000
  Purchase of investments...................................     (100,000)    (150,000)
  Advances to officer.......................................     (254,000)     (46,000)
                                                              -----------   ----------
        Net cash used in investing activities...............     (399,000)    (206,000)
                                                              -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from initial public offering.....................           --    6,053,000
  Issuance costs............................................           --     (814,000)
  Proceeds from officer.....................................           --      (28,000)
                                                              -----------   ----------
        Net cash provided by financing activities...........           --    5,211,000
                                                              -----------   ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........   (1,562,000)   4,233,000
CASH AND CASH EQUIVALENTS, beginning of year................    4,242,000        9,000
                                                              -----------   ----------
CASH AND CASH EQUIVALENTS, end of year......................  $ 2,680,000   $4,242,000
                                                              ===========   ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

1. ORGANIZATION AND BUSINESS:

    Chapman Capital Management Holdings, Inc. is an investment advisory and investment management company.

    During February 1998, Chapman Capital Management, Inc. became the wholly-owned subsidiary of Chapman Capital Holdings Management, Inc. ("CCMH," the "Company"), a newly formed corporation. CCMH was the wholly-owned subsidiary of The Chapman Co. until it spun off from The Chapman Co. as part of the initial public offering (IPO) of Chapman Holdings, Inc. on February 26, 1998.

    The Company shares office space, certain employees and other overhead with The Chapman Co., an affiliated company. The Chapman Co. pays for routine operating expenses and provides certain management, data processing, accounting and administrative services to the Company, for which The Chapman Co. is reimbursed. The Chapman Co. also pays for salary and benefit expenses of which the Company is allocated a portion. The Chapman Co. allocates those salary and benefit expenses to the Company based on actual salaries related to the Company and based on cost sharing arrangements approved by the Board of Directors. The Chapman Co. allocated approximately $599,000 and $852,000 in expenses related to the above sharing agreement during the years ended December 31, 1999 and 1998, respectively. As of December 31, 1999, the Company owed The Chapman Co. $97,000 for the costs of these services. These financial statements may not necessarily be indicative of the financial results that would have existed had the Company been operated as an unaffiliated corporation.

    On November 15, 1999, the Company signed a merger agreement which is subject to stockholders approval and the completion of an initial public stock offering of common stock by EChapman.com, among other things, to merge into a wholly owned subsidiary of EChapman.com. This merger would result in the Company, Chapman Holdings Inc. and Chapman Insurance Holdings Inc., affiliates, becoming wholly owned subsidiaries of eChapman.com. EChapman.com is a new formed corporation designed to bring these companies together and to take advantage of the unique opportunities presented by the growth of the Internet. EChapman.com is owned by the major stockholder of the Company.

    The planned merger and the operations of EChapman.com after the merger are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has not launched a website and has no Internet-related operating history; the web site must be designed,

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

1. ORGANIZATION AND BUSINESS: (CONTINUED) developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete this merger; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles and include the operations of the Company and Chapman Capital Management, Inc. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACQUISITION

    In December 1996, the Company acquired DEM-MET, a tax-exempt pooled interest trust for qualified employee benefit plans. As part of the acquisition of this trust, the Company entered into a noncompete agreement for $300,000 and paid $640,000 in costs related to acquiring the trust. These amounts are included in intangible assets (see Note 4).

    During the years ended December 31, 1999 and 1998, the Company paid Deutsche Bank custodian fees for acting as trustee and custodian for the trust. Those fees are included in management fees in the accompanying statements of operations for the years ended December 31, 1999 and 1998.

CASH AND CASH EQUIVALENTS

    Included in cash and cash equivalents as of December 31, 1999 is $2,430,000 of cash invested in the Chapman U.S. Treasury Money Fund, a fund managed by Chapman Capital Management, Inc.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INVESTMENTS

    Included in investments is an investment in DEM Index Fund, an affiliate, which is carried at market value in accordance with SFAS 115. Also, investments consist of common stock ownership in an investment company carried at cost which approximates market.

ASSETS UNDER MANAGEMENT

    In the normal course of operations of an investment manager, clients add investments to and withdraw investments from the asset portfolio. This activity is done by clients as they continue to make investment decisions and diversify their portfolio.

    During 1999, the net change in assets under management increased
$180 million to $771 million as of December 31, 1999, from $591 million as of December 31, 1998. The net increase in assets under management included growth attributable to investment performance, additions of assets totaling
$25 million from two clients and a reduction of $86 million in assets by four clients. The reduction included partial withdrawals in the accounts of two clients of $49 million and $22 million, or 6.36% and 2.85%, respectively, of the assets under management as of December 31, 1999. The reduction in assets also included a withdrawal by one of the four participants in the Company's DEM-MET Trust, which withdrew its total investment of approximately $13.7 million, in June 1999 which represented approximately 2.1%, of the total assets under management of as of June 30, 1999.

    The loss of these assets under management has not had a material impact on the operations of the Company during 1999.

    A representative of one of the participants in the DEM-MET Trust informally advised the Company that the participant currently intends to withdraw up to $100 million from the trust, however this withdrawal may or may not occur. This amount represents approximately 13% of the Company's assets under management as of December 31, 1999.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheet for cash, investments, receivables, accounts payable and accrued expenses approximate fair value.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
EARNINGS PER SHARE

    Earnings per share are based on the weighted average number of common and dilutive common equivalent shares outstanding during the period the calculation is made. Common equivalent shares consist of shares issuable upon the exercise of stock warrants, using the treasury stock method. The weighted average shares outstanding as of December 31, 1999 and 1998, are the weighted average common shares outstanding of 3,351,000 and 2,811,000, respectively. The options granted are antidilutive for 1999 and 1998 and thus, are not required in the earnings per share calculation.

SEGMENT REPORTING

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, investment advisory and investment management services. The Company came to this conclusion because the Company operates in one regulatory environment and has only one management group that manages the entire Company. Information on the Company's operating results are provided as one segment to the key decision-maker to make decisions.

REVENUE RECOGNITION

    The Company recognizes investment management fees in the period the services are provided.

COMPREHENSIVE INCOME

    The Company has adopted SFAS No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive income adjustments for the periods presented, and therefore, comprehensive income equals net income.

INCOME TAXES

    The Company accounts for income taxes under the separate company liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    Prior to the Company being spun off from The Chapman Co., the Company was included in the consolidated Federal income tax return of its Parent on a cash basis. The Parent allocated Federal tax expense to the Company based on its portion of consolidated taxable income and its taxes on that income if the Company were taxed on a stand-alone basis.

RECLASSIFICATIONS

    Certain reclassifications have been made to 1998 financial statements to conform to 1999 financial statement presentation.

3. INITIAL PUBLIC OFFERING:

    On August 14, 1998, the Company consummated an initial public offering (the Offering) of its common stock, pursuant to which the Company sold 864,791 shares and received net proceeds, after offering costs, of approximately $5,240,000.

4. INTANGIBLE ASSETS:

    Intangible assets consists of a noncompete agreement and acquisition costs (see Note 2). The $300,000 noncompete agreement is being amortized over 3 years, the term of the agreement. As of December 31, 1999, the noncompete agreement is fully amortized. The $640,000 in acquisition costs is being amortized over 5 years. The noncompete liability as of December 31, 1999 is payable on demand. Accumulated amortization as of December 31, 1999 is $695,000.

5. CAPITAL STOCK:

    During 1998, the Company effected a 25% stock split through a stock dividend. As such, all share data related to the Company prior to the stock split have been restated.

6. TRANSACTIONS WITH AFFILIATES:

    The Company provides investment advisory and administrative services to The Chapman Funds, Inc. (the Funds), an affiliated group of mutual funds, under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. The agreement also provides that expense reimbursements be made to the Funds for specified expenses and to the extent that any Funds' expenses exceed specified limitations. Included in the

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

6. TRANSACTIONS WITH AFFILIATES: (CONTINUED) accompanying statements of operations for the years ended December 31, 1999 and 1998, are advisory management fees related to The Chapman Funds totaling $334,000 and $260,000, respectively.

    The Company provided investment advisory and administrative services to DEM, Inc. (DEM), a registered non-diversified closed-ended management investment company, under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. During the fourth quarter of 1998, DEM was dissolved. Included in the accompanying statements of operations for the years ended December 31, 1999 and 1998, is an advisory management fee related to DEM totaling $0 and $150,000, respectively.

    The Company agreed to waive certain investment management fees with Treasury funds its has sponsored. It has waived these fees by having its investment management fee limited to a certain percentage of the average daily net asset balance in the fund.

    Included in management fees receivable as of December 31, 1999, is $129,000 due from proprietary funds for services provided under the above described agreement.

    The Company is the investment advisor and administrator of the DEM Equity Fund, a portfolio of The Chapman Funds, Inc. The DEM Equity Fund became active in April 1998 and the Company was paid $93,000 and $69,000 in advisory and administrative fees for the years ended December 31, 1999 and 1998, respectively.

    Included in receivables from affiliates as of December 31, 1999, is $33,000 due from Chapman Insurance Agency ("CIA") for expenses paid on its behalf. Included in receivables from affiliates as of December 31, 1999, is $219,000 due from EChapman.com related to costs paid on their behalf. The Company also paid costs on behalf of Chapman Limited Partnership during 1999. The $26,000 of these costs is included in receivables from affiliates as of December 31, 1999.

    Included in due to affiliated company are costs paid on the Company's behalf based on the allocation agreement discussed in Note 1. The Company also pays expenses on behalf of several affiliate funds for costs incurred in excess of a certain percentage of the average daily net asset balance. Included in due to affiliates as of December 31, 1999, is $47,000 related to these expense limitations.

    As of December 31, 1999, the Company had outstanding advances to the majority stockholder of the Company of $372,000. These advances are reflected in three notes. Two demand promissory notes which accrue interest at 5.4% per annum and one

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

6. TRANSACTIONS WITH AFFILIATES: (CONTINUED) three-year note that accrues interest at 5.5% per annum. No interest or principal payments are due until maturity, which is August 21, 2001. The interest rates on these notes are based on the IRS applicable federal rate in effect from time to time.

    On July 29, 1999, the Company made a loan of $3,220,000 to Chapman Holdings, Inc. ("Chapman Holdings"), an affiliate of the Company. The loan was issued pursuant to a demand note that required Chapman Holdings to repay the amount of the loan upon the Company's demand and with interest due equal on the broker call rate. Chapman Holdings repaid this loan in full in September 1999.

    The Chapman Co. has entered into an agreement in which it leases furniture and equipment from Chapman Limited Partnership, an entity in which certain officers and stockholders of The Chapman Co. are partners. The Chapman Co. allocates a portion of the $10,000 monthly payment to the Company based on the space used by the Company. The Chapman Co. allocated $59,000 in lease expense for the years ended December 31, 1999 and 1998. These amounts are included in other operating expenses in the statements of operations for the years ended December 31, 1999 and 1998, respectively.

7. INCOME TAXES:

    A reconciliation of the statutory income taxes to the recorded income tax benefit for the years ended December 31, 1999 and 1998, is as follows:

                                                           1999        1998
                                                         ---------   --------
Statutory tax (at 35% rate)............................  $(299,000)  $(53,000)
Effect of state income taxes...........................    (42,000)    (7,500)
Effect of graduated tax rate...........................     10,000      5,500
Effect of permanent book to tax differences............     28,000     10,000
Valuation reserve......................................    303,000         --
                                                         ---------   --------
Income tax benefit.....................................  $      --   $(45,000)
                                                         =========   ========

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

7. INCOME TAXES: (CONTINUED)
    The components of the income tax benefit for the years ended December 31, 1999 and 1998, are as follows:

                                                           1999        1998
                                                         ---------   --------
Current................................................  $      --   $     --
Deferred...............................................   (303,000)   (45,000)
Valuation reserve......................................    303,000         --
                                                         ---------   --------
Income tax benefit.....................................  $      --   $(45,000)
                                                         =========   ========

    The Company's deferred income tax asset as of December 31, 1999, consists of the following:

Deferred tax asset:
  NOL carryforward..........................................  $ 400,000
  Intangible assets.........................................     72,000
                                                              ---------
      Total.................................................    472,000

Deferred tax liability:
  Cash to accrual...........................................   (154,000)

Valuation reserve...........................................   (303,000)
                                                              ---------
  Net deferred tax asset recorded on the consolidated
    balance sheet...........................................  $  15,000
                                                              =========

    A valuation reserve was applied against the net deferred tax asset as of December 31, 1999, as its realization was not more likely than not to be realized.

8. STATEMENT OF CASH FLOWS--SUPPLEMENTAL DISCLOSURE:

    Supplemental cash flow disclosures for the years ended December 31, 1999 and 1998 were as follows:

                                                              1999       1998
                                                            --------   --------
Cash paid for:
  Interest................................................   $6,000    $ 25,000
  Income taxes............................................       --     114,000

9. CONCENTRATION OF CREDIT RISKS:

   The DEM-MET Trust accounted for 75% and 62% of the Company's advisory and administrative fees during the years ended December 31, 1999 and 1998. As of December 31, 1999, receivables due from this client was $94,000.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1999 AND 1998

10. OMNIBUS STOCK PLAN:

    In 1998, the Company established the Chapman Capital Management
Holdings, Inc. Omnibus Stock Plan (the Plan) to enable the Company to grant equity compensation to the Company's directors, officers, employees and consultants. Under the Plan, 150,000 shares of common stock have been reserved for issuance upon exercise of stock options granted. On May 14, 1999, 24,000 stock options were granted at a stock price range of $8.38 to $9.22 per share. These options expire over a three-year period and vest immediately. None of these options had been exercised, expired or canceled as of December 31,1999.

    The Company accounts for its stock-based compensation plans as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation," which allows the Company to follow Accounting Principles Board Opinion No. 25 ("APB
No. 25"), "Accounting for Stock Issued to Employees" and recognize no compensation cost for options granted at fair market prices. The Company has computed, for pro forma disclosure purposes, the value of all compensatory options granted during 1999, using the Black-Scholes option pricing model. The following assumptions were used for grants for the year ended December 31, 1999.

Risk free interest rate.....................................  5.32%
Expected dividend yield.....................................   0.0%
Expected volatility.........................................    86%

    Options were assumed to be exercised upon vesting for the purposes of this valuation. Had compensation costs for compensatory options been determined consistent with SFAS No. 123, the Company's pro forma net loss and earnings per share information reflected on the accompanying consolidated statement of operations would have been increased to the following "as adjusted" amount for the year ended December 31, 1999:

Net loss:
  As reported...............................................  $(853,000)
  As adjusted...............................................   (911,000)

Basic earnings:
  Per share --
    As reported.............................................       (.25)
    As adjusted.............................................       (.27)

    Weighted average fair value of options granted for the year ended
December 31, 1999, was in the range of $3.86 to $4.07. The value was calculated using the Black-Scholes option pricing model.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                  AS OF MARCH 31, 2000, AND DECEMBER 31, 1999

                                                               MARCH 31,    DECEMBER 31,
                                                                 2000           1999
                                                              -----------   -------------
                                                              (UNAUDITED)
ASSETS
  Cash and cash equivalents.................................  $2,415,000     $2,680,000
  Investments, at market....................................     407,000        356,000
  Management fees receivable:
    From proprietary funds..................................     137,000        129,000
    From individually managed accounts......................     514,000        446,000
  Receivables from affiliates...............................     579,000        278,000
  Advances to officer.......................................     377,000        372,000
  Fixed assets, net.........................................      45,000         52,000
  Prepaids and other assets.................................     151,000        280,000
  Intangible assets, net....................................     213,000        245,000
                                                              ----------     ----------
Total assets................................................  $4,838,000     $4,838,000
                                                              ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable and accrued expenses.....................  $  296,000     $  356,000
  Due to affiliates.........................................     102,000        144,000
  Noncompete agreement obligation...........................     150,000        150,000
                                                              ----------     ----------
Total liabilities...........................................     548,000        650,000
                                                              ----------     ----------
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized,3,351,334 issued and outstanding.............       3,000          3,000
  Additional paid-in capital................................   5,239,000      5,239,000
  Accumulated deficit.......................................  (1,003,000)    (1,054,000)
  Accumulated comprehensive income adjustment...............      51,000             --
                                                              ----------     ----------
Total stockholders' equity..................................   4,290,000      4,188,000
                                                              ----------     ----------
Total liabilities and stockholders' equity..................  $4,838,000     $4,838,000
                                                              ==========     ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE THREE-MONTHS ENDED MARCH 31, 2000 AND 1999

                                                                     MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
REVENUE:
  Advisory and administrative fees..........................  $1,337,000   $  979,000
  Other income..............................................      36,000       43,000
                                                              ----------   ----------
Total revenues..............................................   1,373,000    1,022,000
                                                              ----------   ----------
OPERATING EXPENSE:
  Management fees...........................................     418,000      351,000
  Compensation and benefits.................................     360,000      214,000
  Other operating expense...................................     318,000      151,000
  Amortization expense......................................      39,000       57,000
  Professionals fees........................................      71,000       74,000
  Advertising, promotion and publicity......................     116,000       84,000
  Interest expense..........................................          --        6,000
                                                              ----------   ----------
Total operating expense.....................................   1,322,000      937,000
                                                              ----------   ----------
Income before income tax provision..........................      51,000       85,000
INCOME TAX PROVISION........................................          --       30,000
                                                              ----------   ----------
Net income..................................................  $   51,000   $   55,000
                                                              ==========   ==========
Basic and diluted earnings per share........................  $      .02   $      .02
                                                              ==========   ==========
Shares used in computing basic earnings per share...........   3,351,000    3,351,000
                                                              ==========   ==========
Shares used in computing diluted earnings per share.........   3,361,000    3,351,000
                                                              ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE-MONTHS ENDED MARCH 31, 2000 AND 1999

                                                                     MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   51,000   $   55,000
  Adjustments to reconcile net income to net cash used in
    operating activities:
    Depreciation and amortization...........................      39,000       57,000
  Effect of changes in assets and liabilities-
    Management fees receivable..............................     (76,000)     (45,000)
    Due from affiliates.....................................    (301,000)     (43,000)
    Prepaids and other assets...............................     129,000      (78,000)
    Accounts payable and accrued expenses...................     (60,000)    (112,000)
    Income taxes payable....................................          --       30,000
    Due to affiliates.......................................     (42,000)    (209,000)
                                                              ----------   ----------
Net cash used in operating activities.......................    (260,000)    (345,000)
                                                              ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment..............................          --       (5,000)
  Purchase of investments...................................          --     (102,000)
  Advances to officer.......................................      (5,000)      (1,000)
                                                              ----------   ----------
Net cash used in investing activities.......................      (5,000)    (108,000)
                                                              ----------   ----------
NET DECREASE IN CASH........................................    (265,000)    (453,000)
CASH AND CASH EQUIVALENTS, beginning of year................   2,680,000    4,242,000
                                                              ----------   ----------
CASH AND CASH EQUIVALENTS, end of year......................  $2,415,000   $3,789,000
                                                              ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                              AS OF MARCH 31, 2000

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    Chapman Capital Management Holdings, Inc. is an investment advisory and investment management company. The accompanying unaudited consolidated financial statements include the accounts of Chapman Capital Management Holdings, Inc.
(CCMH) and its wholly owned subsidiary, Chapman Capital Management, Inc. (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

    The consolidated financial statements for the three-months ended March 31, 2000 and 1999, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, for the periods.

    As permitted under the applicable rules and regulations of the Securities and Exchange Commission, these financial statements do not include all disclosures normally included with audited consolidated financial statements, and accordingly, should be read in conjunction with the consolidated financial statements and notes thereto as of December 31, 1999, included in the Company's Form 10-KSB filed. The Company's operating results are significantly affected by the size of the portfolio it manages. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                              AS OF MARCH 31, 2000

2. RELATED PARTY TRANSACTIONS

    Included in receivables from affiliates as of March 31, 2000, is $518,000 due from eChapman.com. This amount represents expenses paid on eChapman's behalf. The realizability of this receivable may be significantly affected if the eChapman.com transaction is not completed.

3. SUBSEQUENT EVENT

    On April 20, 2000, the stockholders of the Company approved the merger of the Company into a wholly owned subsidiary of eChapman.com. The merger will not be effective until the completion of an initial public stock offering of common stock of eChapman.com.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Insurance Holdings, Inc. and Subsidiary:

    We have audited the accompanying consolidated balance sheet of Chapman Insurance Holdings, Inc. (a Maryland corporation) and subsidiary as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Insurance Holdings, Inc. and subsidiary as of December 31, 1999, and the results of their operations and their cash flows for flows for each of the years in the two-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                           /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 17, 2000

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                            AS OF DECEMBER 31, 1999

                               AND MARCH 31, 2000

                                                              DECEMBER 31,    MARCH 31,
                                                              ------------   -----------
                                                                  1999          2000
                                                              ------------   -----------
                                                                             (UNAUDITED)
ASSETS
Total assets................................................    $      --     $      --
                                                                =========     =========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Due to affiliates, net......................................    $  52,000     $  50,000
Accounts payable and accrued expenses.......................      249,000       249,000
                                                                ---------     ---------
  Total liabilities.........................................      301,000       299,000
                                                                ---------     ---------
STOCKHOLDERS' DEFICIT:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 1,989,235 issued and outstanding............        2,000         2,000
  Accumulated deficit.......................................     (303,000)    (301,000)
                                                                ---------     ---------
      Total stockholders' deficit...........................     (301,000)    (299,000)
                                                                ---------     ---------
      Total liabilities and stockholders' deficit...........    $      --     $      --
                                                                =========     =========

   The accompanying notes are an integral part of these consolidated balance sheets.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                           AND THE THREE MONTHS ENDED

                            MARCH 31, 2000 AND 1999

                                                            DECEMBER 31,            MARCH 31,
                                                        --------------------   -------------------
                                                          1999        1998       2000       1999
                                                        ---------   --------   --------   --------
REVENUE                                                 $  45,000   $21,000    $14,000    $10,000
                                                        ---------   -------    -------    -------
OPERATING EXPENSE:
  Commissions.........................................     16,000     8,000      5,000      3,000
  General and administrative..........................    284,000        --      4,000      3,000
  Administrative support allocation...................     12,000    12,000      3,000      3,000
                                                        ---------   -------    -------    -------
      Total operating expense.........................    312,000    20,000     12,000      8,000
                                                        ---------   -------    -------    -------
      (Loss) income before income tax provision.......   (267,000)    1,000      2,000      2,000
INCOME TAX PROVISION..................................         --        --         --         --
                                                        ---------   -------    -------    -------
      Net (loss) income...............................  $(267,000)  $ 1,000    $ 2,000    $ 2,000
                                                        =========   =======    =======    =======

 The accompanying notes are an integral part of these consolidated statements.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                   AND THE THREE MONTHS ENDED MARCH 31, 2000

                                                                                           TOTAL
                                                               COMMON    ACCUMULATED   STOCKHOLDER'S
                                                               STOCK       DEFICIT        DEFICIT
                                                              --------   -----------   -------------
BALANCE, December 31, 1997..................................   $2,000     $ (37,000)     $ (35,000)
  Net income................................................       --         1,000          1,000
                                                               ------     ---------      ---------
BALANCE, December 31, 1998..................................    2,000       (36,000)       (34,000)
                                                               ------     ---------      ---------
  Net loss..................................................       --      (267,000)      (267,000)
                                                               ------     ---------      ---------
BALANCE, December 31, 1999..................................    2,000      (303,000)      (301,000)
                                                               ------     ---------      ---------
  Net income................................................       --         2,000          2,000
                                                               ------     ---------      ---------
BALANCE, March 31, 2000 (unaudited).........................   $2,000     $(301,000)     $(299,000)
                                                               ======     =========      =========

        The accompanying notes are an integral part of these statements.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
               AND THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                                           DECEMBER 31,            MARCH 31,
                                                       --------------------   -------------------
                                                         1999        1998       2000       1999
                                                       ---------   --------   --------   --------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income..................................  $(267,000)  $  1,000   $ 2,000    $  2,000
  Adjustments to reconcile net (loss) income to net
    cash provided by operating activities:
    Effect of changes in assets and liabilities--
      Prepaid expenses...............................     45,000    (45,000)       --     (16,000)
      Due to affiliates..............................     22,000     (1,000)   (2,000)     (1,000)
      Accounts payable and accrued expenses..........    200,000     45,000        --      15,000
                                                       ---------   --------   -------    --------
        Net cash provided by operating activities....         --         --        --          --
                                                       ---------   --------   -------    --------
NET INCREASE IN CASH.................................         --         --        --          --
CASH, beginning of year..............................         --         --        --          --
                                                       ---------   --------   -------    --------
CASH, end of year....................................  $      --   $     --   $    --    $     --
                                                       =========   ========   =======    ========

 The accompanying notes are an integral part of these consolidated statements.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION:

    During January 1998, Chapman Insurance Holdings, Inc. (the "Company"), a newly formed corporation, became the parent of Chapman Insurance Agency, Inc. ("CIA"). Prior to February 24, 1998, the Company was a wholly owned subsidiary of Chapman Holdings, Inc. The Company was spun off from Chapman Holdings, Inc. as of February 24, 1998, the effective date of the initial public offering (IPO) of Chapman Holdings, Inc. CIA sells annuity products. The accompanying financial statements include the activity of the Company and CIA.

    In 1998, the Company planed an initial public offering ("IPO") of common stock on a best efforts basis. Subsequent to December 31, 1998, the IPO was canceled. Also, on May 4, 1999, the Company entered into a merger agreement to acquire all of the outstanding stock of Universal Life Insurance Company. During the third quarter of 1999 this agreement was retracted. Thus, all costs capitalized related to these transactions were expensed during 1999.

    The Chapman Co., Chapman Holdings, Inc.'s wholly owned subsidiary, and Chapman Capital Management Holdings, Inc., a former subsidiary of the Chapman Co., pays for routine operating expenses and provide certain management, data processing, accounting and administrative services to the Company, for which The Chapman Co. and Chapman Capital Management Holdings, Inc. are reimbursed. These financial statements may not necessarily be indicative of the financial results that would have existed had the Company been operated as an unaffiliated corporation.

    On November 15, 1999, the Company entered into a merger agreement with eChapman.com to merge into a wholly owned subsidiary of eChapman.com.

2. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

    The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. Significant intercompany transactions have been eliminated in consolidation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INTERIM FINANCIAL STATEMENTS

    The consolidated financial statements for the three months ended March 31, 2000 and 1999, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, for the periods. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year because of the nature of the Company's operations can be materially different between periods.

FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments of cash, due to affiliates and accounts payable are reported in the accompanying consolidated balance sheet at cost, which approximates fair value.

SEGMENT REPORTING

    The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", and has determined the Company has only one segment. The Company came to this conclusion because the Company has one product or service and the key decision-maker obtains information on the Company's results as one segment for key decisions.

INCOME TAXES

    The Company was included in the consolidated Federal income tax return of The Chapman Co. on a cash basis through the date it was spun off. The Chapman Co. allocated Federal tax expense to the Company based on its portion of consolidated taxable income calculated on a stand-alone basis. After the spin off, the Company files a separate Federal income tax return. The Company files a separate state income tax return.

                CHAPMAN INSURANCE HOLDINGS, INC. AND SUBSIDIARY

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    A reconciliation of the statutory income taxes to the recorded income tax provision for the years ended December 31, 1999 and 1998, is as follows:

                                                               1999       1998
                                                             --------   --------
Statutory tax (at 35% rate)................................  $(94,000)    $ --
Effect of state income taxes...............................   (11,000)      --
Effect of graduated tax rate...............................     5,000       --
Valuation reserve..........................................   100,000       --
                                                             --------     ----
                                                             $     --     $ --
                                                             ========     ====

    The Company's deferred income tax asset as of December 31, 1999, is as follows:

Deferred tax asset:
    NOL carryforward........................................  $ 100,000
    Valuation reserve.......................................   (100,000)
                                                              ---------
Net deferred tax asset......................................  $      --
                                                              =========

    A 100% valuation reserve was applied against the deferred tax asset as of December 31, 1999, as its realization was not more likely than not to be realized.

3. TRANSACTIONS WITH AFFILIATES:

    As of December 31, 1999 and March 31, 2000, the Company owes The Chapman Co. for management services and owes Chapman Capital Management Holdings, Inc. for expenses paid on their behalf.

    The administrative support expense included in the consolidated statements of operations for the years ended December 31, 1999 and 1998 and the three months ended March 31, 2000 and 1999, represent a $1,000 per month management fee charged by The Chapman Co. for administrative support services provided for the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
EChapman.com:

    We have audited the accompanying balance sheet of EChapman.com (a Maryland corporation) as of December 31, 1999, and the related statements of operations, changes in stockholder's deficit, and cash flows for the period from May 14, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EChapman.com as of December 31, 1999, and the results of its operations and its cash flows for the period from May 14, 1999 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                           /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
February 21, 2000

                                  ECHAPMAN.COM

                                 BALANCE SHEETS

                            AS OF DECEMBER 31, 1999
                               AND MARCH 31, 2000

                                                              DECEMBER 31,    MARCH 31,
                                                                  1999          2000
                                                              ------------   -----------
                                                                             (UNAUDITED)
ASSETS:
  Other assets..............................................    $ 934,000    $ 2,097,000
                                                                ---------    -----------
      Total assets..........................................    $ 934,000    $ 2,097,000
                                                                =========    ===========
LIABILITIES AND STOCKHOLDLER'S DEFICIT:
  Accounts payable and accrued expenses.....................    $ 805,000    $ 1,547,000
  Due to affiliates.........................................      410,000        863,000
                                                                ---------    -----------
      Total liabilities.....................................    1,215,000      2,410,000
                                                                ---------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S DEFICIT:
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 1 share issued and outstanding..............           --             --
  Accumulated deficit.......................................     (281,000)      (313,000)
                                                                ---------    -----------
      Total stockholder's deficit...........................     (281,000)      (313,000)
                                                                ---------    -----------
      Total liabilities and stockholder's deficit...........    $ 934,000    $ 2,097,000
                                                                =========    ===========

      The accompanying notes are an integral part of these balance sheets.

                                  ECHAPMAN.COM

                            STATEMENTS OF OPERATIONS

       FOR THE PERIOD FROM MAY 14, 1999 (INCEPTION) TO DECEMBER 31, 1999
                   AND THE THREE MONTHS ENDED MARCH 31, 2000

                                                              DECEMBER 31,    MARCH 31,
                                                                  1999          2000
                                                              ------------   -----------
                                                                             (UNAUDITED)
REVENUE:                                                        $      --      $     --
                                                                ---------      --------
EXPENSE:
  Compensation and benefits.................................       62,000        31,000
  Professional fees.........................................      219,000         1,000
                                                                ---------      --------
      Total expense.........................................      281,000        32,000
                                                                ---------      --------
      Loss before income taxes..............................     (281,000)      (32,000)
INCOME TAXES................................................           --            --
                                                                ---------      --------
      Net loss..............................................    $(281,000)     $(32,000)
                                                                =========      ========

        The accompanying notes are an integral part of these statements.

                                  ECHAPMAN.COM

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT
       FOR THE PERIOD FROM MAY 14, 1999 (INCEPTION) TO DECEMBER 31, 1999
                   AND THE THREE MONTHS ENDED MARCH 31, 2000

                                                                                            TOTAL
                                                               COMMON     ACCUMULATED   STOCKHOLDER'S
                                                                STOCK       DEFICIT        DEFICIT
                                                              ---------   -----------   -------------
BALANCE, May 14, 1999.......................................  $     --     $      --      $      --
  Net loss for the period...................................        --      (281,000)      (281,000)
                                                              ---------    ---------      ---------
BALANCE, December 31, 1999..................................        --      (281,000)      (281,000)
  Net loss for the period...................................        --       (32,000)       (32,000)
                                                              ---------    ---------      ---------
BALANCE, March 31, 2000 (unaudited).........................  $     --     $(313,000)     $(313,000)
                                                              =========    =========      =========

        The accompanying notes are an integral part of these statements.

                                  ECHAPMAN.COM

                            STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM MAY 14, 1999 (INCEPTION) TO DECEMBER 31, 1999
                   AND THE THREE MONTHS ENDED MARCH 31, 2000

                                                              DECEMBER 31,    MARCH 31,
                                                                  1999          2000
                                                              ------------   -----------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................    $(281,000)   $   (32,000)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Effect of changes in assets and liabilities-
      Other assets..........................................     (934,000)    (1,163,000)
      Accounts payable and accrued expenses.................      805,000        742,000
      Due to affiliates.....................................      410,000        453,000
                                                                ---------    -----------
        Net cash used in operating activities...............           --             --
                                                                ---------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................           --             --
CASH beginning of period....................................           --             --
                                                                ---------    -----------
CASH end of period..........................................    $      --    $        --
                                                                =========    ===========

        The accompanying notes are an integral part of these statements.

                                  ECHAPMAN.COM

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1999 AND MARCH 31, 2000 (UNAUDITED)

1. ORGANIZATION:

    EChapman.com (the Company) was formed on May 14, 1999, and is designed to bring together the financial services capabilities of The Chapman Co., Chapman Capital Management and Chapman Insurance Agency, while taking advantage of the unique opportunities presented by the growth in the Internet. The Company's web site, EChapman.com, is currently under development. The web site will offer both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women. These groups are collectively referred to as Domestic Emerging Markets (DEM).

    The Company is planning an initial public offering to sell 1,700,000 shares of common stock. The proceeds will be used to complete the design and development of the web site, to promote EChapman.com and the DEM strategy, and for working capital to support planned growth of the Company and other general corporate expenses.

    The operations of the Company are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has no Internet-related operating history; the web site must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete the mergers; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

    The Company did not have any operations, except for organizational matters, up until June 30, 1999. The operations of the Company since July 1, 1999, mainly include costs incurred for salary and benefit expenses and professional fees related to organizing the Company and designing and developing its web site. The Company is in the preliminary stages of designing and developing its website. These costs include conceptual formulation, evaluation, technology requirements and vendor software and consultant selection. These costs have been expensed as incurred in accordance with SOP 98-1. Once the Company enters the application development stage, and enters into committments and contracts for services for application security, installation of website, testing, etc., those costs will be capitalized. Once the Company enters the operational stage, costs for services will be evaluated, and expensed as incurred or expensed over the contract period. The Company has a December 31 year-end.

                                  ECHAPMAN.COM

                DECEMBER 31, 1999 AND MARCH 31, 2000 (UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

    The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

    The consolidated financial statements for the three months ended March 31, 2000 and 1999, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, for the periods. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

    On April 20, 2000, the stockholders of Chapman Holdings and Chapman Capital Management Holdings approved the mergers of each of these companies into wholly owned subsidiaries of EChapman.com, Inc. The mergers will not be effective until the completion of an initial public stock offering of common stock of EChapman.com.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the balance sheet for other assets, and accounts payable and accrued expenses approximate fair value.

SEGMENT REPORTING

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of September 30, 1999, and has determined that the Company has only one segment. The Company came to this conclusion because the Company has had minimal operations and has only one management

                                  ECHAPMAN.COM

                DECEMBER 31, 1999 AND MARCH 31, 2000 (UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) group that manages the entire Company. Information on the Company's operating results are provided as one segment to the key decision-maker to make decisions.

INCOME TAXES

    The Company accounts for income taxes under the liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

OTHER ASSETS

    Other assets consist of deferred stock offering costs.

    A reconciliation of the statutory income taxes to the recorded income tax provision for the period ended December 31, 1999, is as follows:

Statutory tax (at 35% rate).................................  $  98,000
Effect of state income taxes................................     14,000
Effect of graduated tax rate................................     (6,000)
Valuation reserve...........................................   (106,000)
                                                              ---------
                                                              $      --
                                                              =========

    The Company's deferred income tax asset as of December 31, 1999, is as follows:

Deferred tax asset:
  NOL carryforward..........................................  $106,000
  Valuation reserve.........................................  (106,000)
                                                              --------
Net deferred tax asset......................................  $     --
                                                              ========

    A 100% valuation reserve was applied against the deferred tax asset as of December 31, 1999, as its realization was not more likely than not to be realized.

3. TRANSACTIONS WITH AFFILIATES:

    On November 15, 1999, the Company signed a merger agreement to acquire Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc., and Chapman Insurance Holdings, Inc.

                                  ECHAPMAN.COM

                DECEMBER 31, 1999 AND MARCH 31, 2000 (UNAUDITED)

3. TRANSACTIONS WITH AFFILIATES: (CONTINUED)
    As of December 31, 1999, and March 31, 2000, the Company owes Chapman Holdings, Inc. $191,000 and $344,000, respectively, and Chapman Capital Management Holdings, Inc. $219,000 and $518,000, respectively, for expenses paid on its behalf.

4. STOCK OPTIONS PLANS:

    On November 12, 1999, the Company approved the EChapman.com, Inc. 1999 Omnibus Stock Plan (the Plan) to provide key people with incentives to improve stockholder value and to grant equity compensation to the Company's directors, officers, employees and consultants. Under the Plan, 850,000 shares of common stock have been reserved for issuance upon exercise of stock options granted. The price per share of each option exercised will be determined by the Compensation Committee of the Board of Directors. No options have been issued pursuant to this Plan as of March 31, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                         --------
Prospectus Summary.....................       3
Risk Factors...........................       8
Use of Proceeds........................      14
Dilution...............................      15
Capitalization.........................      16
Dividend Policy........................      16
Selected Historical and Pro Forma
  Financial Data.......................      17
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................      21
The Mergers............................      28
Business...............................      30
Management.............................      62
Principal and Selling Stockholders.....      68
Certain Transactions...................      70
Description of Capital Stock...........      74
Shares Eligible for Future Sale........      76
Underwriting...........................      79
Transfer Agent and Registrar...........      82
Legal Matters..........................      82
Experts................................      82
Additional Information.................      82
Index to Financial Statements..........     F-1

                            ------------------------


    UNTIL JULY 10, 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATIONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                1,260,000 SHARES


                                     [LOGO]

                               ECHAPMAN.COM, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                THE CHAPMAN CO.


                                 June 15, 2000


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